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                                                                 EXHIBIT 10.24



                             JOINT VENTURE AGREEMENT



                                 BY AND BETWEEN

                         UNION OIL COMPANY OF CALIFORNIA

                                       AND

                            IVANHOE ENERGY (USA) INC.



                            EFFECTIVE OCTOBER 1,200l


                                  BOSSIER TREND

                ANDERSON, FREESTONE & HENDERSON COUNTIES, TEXAS

 STATE OF TEXAS

 COUNTIES OF ANDERSON, FREESTONE & HENDERSON



                             JOINT VENTURE AGREEMENT


          THIS JOINT VENTURE AGREEMENT ("JVA") is made and entered as of the Effective Date, by and between UNION OIL COMPANY OF CALIFORNIA, a California corporation ("Unocal"), and IVANHOE ENERGY (USA) INC., a Nevada corporation ("Ivanhoe"), Unocal and Ivanhoe are sometimes referred to individually as a "Party" or collectively as the "Parties."

          WITNESSETH, THAT:

          WHEREAS, Ivanhoe is the owner of certain oil and gas leases identified on Exhibit "A" attached hereto, and included herein for all purposes, comprising approximately 37,741.OO gross acres, more or less (the "Ivanhoe Leases"); and,

          WHEREAS, Ivanhoe and Unocal have identified certain drillable prospects, pursuant to that certain Confidentiality Agreement dated September 18,200l executed by and between the Parties (the "Confidentiality Agreement"); and

          WHEREAS, Ivanhoe has agreed to assign to Unocal an undivided fifty percent (50%) of its interest in the Ivanhoe Leases and Unocal has agreed to bear certain Ivanhoe obligations in consideration thereof; and,

          WHEREAS, Unocal and Ivanhoe further desire to establish Areas of Mutual Interests (the "AMI") and to jointly explore and develop the Ivanhoe Leases and other leasehold jointly acquired within the Contract Area for the production of oil and/or gas and other hydrocarbon substances.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, it is understood and agreed by and between the Parties as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

          For purposes of this JVA the terms listed below shall have the following meanings:

1.1 ACTUAL DRILLING OPERATIONS -- shall be deemed to have commenced when a derrick, rig and machinery capable of drilling to a depth sufficient to test the well proposed in an AFE, and when such well has been spudded in and the rotary bit is rotating under power.

1.2   AFFILIATE -- shall mean any company or other entity which (i) controls,
(ii) is controlled by or (iii) is under common control with one of the Parties. For the purpose of this definition, control shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the stock or other units of ownership having the right to vote for the election of directors of such company or other entity.

1.3 AREAS OF MUTUAL INTEREST or AM1 -- shall have the meaning given in Paragraph 7: 1 hereinbelow.



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1.4   AMI COST ALLOCATION -- shall have the meaning given in Paragraph 7.2
hereinbelow.       .

1.5   AFE -- SHALL MEAN AUTHORITY FOR EXPENDITURE.

1.6 EFFECTIVE DATE -- shall mean the effective date of this JVA, being 7:00 a.m., Central Standard Time, October 1,200l.

1.7 EXPLORATORY AREA -- shall mean each area identified on "Exhibit B-l" through "Exhibit B-7."

1.8 INITIAL TEST WELL -- shall mean the initial well proposed and drilled on a Prospect Area .

1.9 IVANHOE LEASES -- shall mean that leasehold set forth on Exhibit "A" attached hereto and made a part hereof.

1.10 OPERATING AGREEMENT -- shall mean the joint operating agreement referred to in Section 5.4, a form of which is attached hereto and made a part hereof as Exhibit "D."

1.11 MINERAL INTEREST -- shall mean a fee interest, leasehold interest, mineral interest, royalty interest, or the contractual right or option to earn or acquire a leasehold, fee interest, mineral interest, or royalty interest, or any renewal thereof (unless a Party previously elected not to participate in a rental or acquisition with respect thereto).

1.12 NON-PROPOSING PARTY -- shall mean the Party or Parties receiving the Prospect Proposal referenced in Section 5.2 hereinbelow.

1.13 PARTICIPATION ELECTION DATE -- shall mean thirty (30) days after receipt of the Prospect Proposal by the Non-Proposing Party, as referred to in Section
5.3 hereinbelow.

1.14 PARTICIPATION INTEREST -- shall mean the share or interest of each Party under this JVA, and as of the Effective Date the Participation Interests of Unocal and Ivanhoe are established at 50% each.

1.15 PARTY and PARTIES -- shall refer to Unocal and Ivanhoe and their successors and assigns under this JVA.

1.16 PROPOSING PARTY -- shall mean the Party proposing the drilling of a Prospect Well by written notice to the other Party, as referenced in Section
5.2 hereinbelow.

1.17 PROSPECT AREA -- shall mean the area within an Exploratory Area designated in the Prospect Well Proposal around a Prospect Well, which area so designated shall (i) cover the geographic outline of the area believed, based upon technical interpretation of seismic and/or well data to be productive of oil and/or gas, and (ii) cover all depths below the surface of the ground, unless limited by depth in any lease within the Prospect Area. Notwithstanding the foregoing, unless otherwise mutually agreed upon by the Parties, no Prospect Area shall be considered greater than 704 acres. In the case of a Prospect Area which overlaps a previously designated Prospect Area, the depths within the overlapping portion which were included in the previously designated Prospect Area, shall be excluded from the subsequent Prospect Area.

1.18 PROSPECT WELL PROPOSAL -- shall mean a written proposal to drill a Prospect Well, which shall include the following information with regard to the Prospect Well and Prospect Area: (i) the proposed surface and bottom hole location of the Prospect Well; (ii) the name(s) and projected depth(s) of the objective zone(s) for the Prospect Well; (iii) the projected total depth of the Prospect Well, (iv) all applicable details regarding directional drilling; (v) the proposed date for commencing the Prospect Well; (vi) a reasonably detailed estimate of dry hole costs and completed well costs; and (vii) a plat showing the geographical configuration of the proposed Prospect Area.



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1.19  PROSPECT WELL -- shall mean the well proposed in the Prospect
Well Proposal.


                                   ARTICLE 2.
                                    EXHIBITS

2.1 EXHIBITS The following exhibits, attached hereto, are incorporated herein and made a part hereof for all purposes, to-wit:

                       EXHIBIT "A"  Ivanhoe Leases
                       EXHIBIT "B"  Exploratory Areas
                       EXHIBIT "C"  Form Partial Assignment
                       EXHIBIT "D"  Form Operating Agreement
                       EXHIBIT "E"  Areas of Mutual Interest


                                   ARTICLE 3.
                             ASSIGNMENT OF LEASEHOLD

3.1 ASSIGNMENT Subject to the terms and conditions set forth herein Ivanhoe shall assign to Unocal, without warranty of title, express or implied, except by, through or under Ivanhoe, fifty percent (50%) of Ivanhoe's interest in the Ivanhoe Leases ("Unocal's Leasehold Share") both using the form of Partial Assignment attached hereto and made a part hereof as Exhibit "C." Ivanhoe hereby represents that to the extent set forth on Exhibit "A," but not otherwise the Ivanhoe Leases are burdened by i) that certain Assignment of Net Profits Interest dated effective December 14, 2000 by and between Ivanhoe, as Assignor, and Geneve Energy Partners, L.L.C., a Texas Limited Liability Company, as Assignee, and ii) the obligation of Ivanhoe to deliver to R.A.M. Energy, Inc. and TriOks Exploration Co., LLC, collectively, an overriding royalty equal to the difference between existing burdens and 22%. Other than the foregoing, Ivanhoe hereby represents that it has not burdened the Ivanhoe Leases with burdens beyond the lessor's royalty.

                                   ARTICLE 4.
                              UNOCAL CONSIDERATION

4.1 IVANHOE SUNK COST The Parties recognize and agree that Ivanhoe has incurred certain historical sunk cost to date in the acquisition of certain geological/geophysical data in the AM1 and the Ivanhoe Leases. The Parties agree that this figure is, for initial purposes of this Agreement, an amount equal to $10,124,800.00, or such reduced amount as set forth in Section 4.3 hereinbelow (the "Ivanhoe Sunk Cost"). The Ivanhoe Sunk Cost are also subject to being reduced or increased based on the audit rights of Unocal in Section 4.5 hereinbelow.

4.2 UNOCAL OBLIGATION Unocal, recognizing the Ivanhoe Sunk Cost, hereby agrees to bear one hundred percent (100%) of the cost, risk and expense of the drilling, testing, fracing, completing and equipping of a well(s) to which both Unocal and Ivanhoe have agreed to participate therein through the installation of surface facilities, or through hookup into a pipeline delivering production to an offsite third-party facility (the "Well Costs") until such point in time as those costs and expenses equal the Ivanhoe Sunk Cost, such point in time being referred to as the "Settlement Date."

4.3 ADDITIONAL RIGHTS OF IVANHOE Prior to the Settlement Date, Ivanhoe, at its option, shall also have the right to require that Unocal bear one hundred percent (100%) of the Well Costs associated with a well(s) drilled pursuant to an AFE approved by both Unocal and Ivanhoe under that certain Joint Venture Agreement dated effective July 1, 2001 between the Parties (commonly referred to as the "Creslenn Ranch Joint Venture"). In such event, the Ivanhoe Sunk Cost shall be reduced by the Well Cost thereof in the same manner as set forth in
Section 4.2 hereinabove. Additionally, should Ivanhoe desire to participate in any Mineral Interest Acquisition under which Unocal is the Acquiring



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Party (as set forth in Section 7.2 hereinbelow), then Unocal agrees to waive, at
Ivanhoe's option, the obligation of Ivanhoe to reimburse Unocal Ivanhoe's share of the Acquisition Costs by reducing the Ivanhoe Sunk Cost by the amount of the Acquisition Costs. Ivanhoe shall have the foregoing option only to the extent that the Ivanhoe Sunk Cost have not been accounted for pursuant to prior Ivanhoe approved AFE's.

4.4 RESTRICTIONS ON APPLICATION Nothing herein shall be construed as requiring Unocal to bear any portion of Ivanhoe's share of its Participation Interest beyond the Settlement Date. In the likely event that the Settlement Date is reached during an operation, as of that time and thereafter, Ivanhoe shall be fully responsible for its share of all cost and expense associated with its Participation Interest. Additionally, Unocal shall specifically not be required to bear any of Ivanhoe's share of any Well Costs, or Lease Acquisition to which Unocal is not a participant therein.

4.5 AUDIT RIGHTS Ivanhoe shall immediately supply Unocal with the information necessary to document the Ivanhoe Sunk Costs. Unocal's right to contest and/or audit any debits or credits associated with the Ivanhoe Sunk Costs and the Settlement Date shall be limited to the same audit rights set forth in the COPAS attached as Exhibit "C" to the Operating Agreement.

                                   ARTICLE 5.
                            DRILLING AND DEVELOPMENT

5.1 PROSPECT MEETINGS At any time after the execution of this JVA and during the term of this JVA, any Party may initiate the process of proposing a Prospect Well by calling for a meeting ("Prospect Meeting"). Unless otherwise agreed, the Prospect Meeting shall be called by notice to the Non-Proposing Party (which notice shall be in writing, shall designate the time and place of the Prospect Meeting and shall be delivered to the Non-Proposing Party at least ten (10) days prior to the Prospect Meeting). The Party who called the Prospect Meeting shall present its planned Prospect Well Proposal at the Prospect Meeting.

5.2 PROSPECT WELL PROPOSALS At any time at, during, or after a Prospect Meeting, either Party ("Proposing Party") may make a Prospect Well Proposal by written notice to the other Party ("Non-Proposing Party"). The Prospect Well Proposal should be similar to that presented at the Prospect Meeting, but may be revised or modified.

      5.2.1 Such proposal shall include:

            i) a description of the geological lead(s) or objective(s) to be evaluated ("prospective formation"); and

            ii)   a plat detailing the Prospect Area; and

            iii) the proposed surface and bottomhole location of Prospect Well Proposal; and

            iv)   the total depth of the deepest prospective formation
                  ("total depth") within the structure or anomaly to be tested by the Prospect Well Proposal; and

            v) a detailed AFE setting out the itemized costs and expenses of drilling and logging the test well to total depth; and,

            vi) a unit plat or acreage allocation plat depicting the separate tracts covered thereby for cost sharing purposes, in the event the Prospect Area is not owned uniformly by the Parties so as to cause the Parties to have different interests in the test well.

             Notwithstanding the above, unless otherwise agreed by the Parties, at least eighty percent (80%) of a Prospect Area must be under lease, either by the


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             Parties, or third-party lessees in order for either Party
             to propose and designate a Prospect to the other Party.


5.3 PROSPECT ELECTION The Non-Proposing Party shall have thirty (30) days after receipt of the Prospect Well Proposal to give written notice to the Proposing Party of its election to participate or not participate in the drilling of the Prospect Well ("Participation Election Date").

5.4 PROSPECT OPERATIONS Except as otherwise provided herein, or in the Operating Agreement, the costs, risk and expense of the Parties in operations hereunder shall be based on the Participation Interest. All operations hereunder shall be governed in accordance the terms and conditions of that Operating Agreement attached hereto as Exhibit "D" and made a part hereof. The Parties shall execute the Operating Agreement simultaneously with the execution hereof. Unocal shall be designated Operator under the Operating Agreement. In the event of a conflict between the terms and conditions of this JVA and the Operating Agreement, the terms and conditions of this JVA shall prevail.

5.5 INITIAL TEST WELL FOR A PROSPECT Notwithstanding anything to the contrary in the Operating Agreement, in the event that a Party does not participate in the Initial Test Well of a Prospect Area, then upon commencement of Actual Drilling Operations thereon, the non-participating Party shall assign, or forfeit rights to (in the event that Unocal has not earned an assignment of the associated leasehold) all of its leasehold interest in and to the Prospect Area to the participating Party; however, in no event shall a Party be required to assign leasehold to the extent that same is currently producing from another Prospect Area. Additionally, Ivanhoe, as a non-participating Party, shall not be required to assign all of its leasehold interest in and to the Prospect Area until Unocal has otherwise earned leasehold rights to the Exploratory Area in accordance with Article 6 hereinbelow.

5.6 FAILURE TO PROCEED If Actual Drilling Operations are not commenced for the Prospect Well within one hundred and twenty (120) days from the Participation Election Date, the Prospect Proposal shall be deemed to not have been made and the leasehold within the former Prospect Area shall again be subject to the terms and provisions of this JVA.

                                   ARTICLE 6.
                                 EARNING EVENTS

6.1 UNOCAL RIGHTS TO ASSIGNMENT OF IVANHOE LEASEHOLD Unocal shall earn Ivanhoe Leasehold on an Exploratory Area by Exploratory Area basis until such time as the Settlement Date is reached: On the Settlement Date, Ivanhoe shall immediately assign to Unocal its proportionate share of the Ivanhoe Leases not already assigned to Unocal in the same manner as set forth in Section 3.1 hereinabove.

6.2 WELL DRILLED WITHIN EXPLORATORY AREA Prior to the Settlement Date, except as provided in Section 6.4 hereinbelow, Unocal shall earn an assignment of its proportionate share of the Ivanhoe Leases to the extent that said leases lie within an Exploratory Area by participating in a Prospect Well drilled therein through the successful completion of same through the wellhead, or through the plugging and abandonment of same in the event the well is completed as a dry hole (the "Earning Event").

6.3 WELL DRILLED UNDER CRESLENN RANCH JOINT VENTURE Prior to the Settlement Date, Unocal shall earn an assignment of its proportionate share of the Ivanhoe Leases situated within an otherwise unearned Exploratory Area by participating in any well drilled under the Creslenn Ranch Joint Venture agreement in which Ivanhoe has opted to have Unocal carry its interest therein pursuant to Section
4.3 hereinabove. The Exploratory Area to be earned by Unocal shall be the Exploratory Area not already earned by Unocal based on the following priority:

               i)   Lone Star Exploratory Area

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               ii)  Catfish Creek Exploratory Area
               iii) Malakoff Exploratory Area
               iv)  Phoenix Exploratory Area
               v)   Loudy Exploratory Area
               vi)  SW Athens Exploratory Area
               vii) NE Cayuga Exploratory Area

6.4 EARNING CLARIFICATION The intent of the Parties is that prior to the Settlement Date Unocal shall earn one Exploratory Area for every Prospect Well in which it participates through the Earning Event. The Parties recognize that an Exploratory Area associated with a Prospect Well Proposal could have previously been earned by Unocal by virtue of Section 6.3 hereinabove, or by virtue of a previous Prospect Well drilled in said Exploratory Area to which Unocal participated. Therefore, Ivanhoe agrees that as to any Prospect Well in which Unocal participates through the Earning Event, Unocal shall earn an assignment of its proportionate share of the Ivanhoe Leases to the extent that said leases lie within the associated Exploratory Area, or if already earned, then the next unearned Exploratory Area based on the priorities set forth in
Section 6.3 hereinabove.

                                   ARTICLE 7.
                             AREA OF MUTUAL INTEREST

7.1 ESTABLISHMENT/DURATION Effective as of the Effective Date, Unocal and Ivanhoe do hereby establish Areas of Mutual Interest ("AMI") covering those certain areas as outlined in red on Exhibit "E." Notwithstanding termination of this JVA, the AMI shall terminate on December 31, 2005 and be of no further force and effect unless the AMI is terminated sooner by mutual agreement of the Parties.

7.2 ACQUISITION/OPTION Should any Party acquire, directly or indirectly, a Mineral Interest affecting any lands located, fully or partially, within the AMI, such Party (the "Acquiring Party") shall immediately give written notice thereof to the other Party (the "Non-Acquiring Party"), together with all pertinent details and information, including copies of all instruments of conveyance (including but not limited to, copies of leases, assignments, subleases, farmouts and other contracts affecting the Mineral Interest), copies of paid drafts or checks and itemized invoices of the actual costs incurred by the Acquiring Party, including any bonus, administrative fees, brokerage, legal, and recordation costs and any other direct costs (said actual costs are referred to as "Acquisition Costs"), an AMI Cost Allocation (if so required) and all other available data pertaining to the acquisition of the Mineral Interest. If the Mineral Interest is located partially outside of the AMI and/or within a Prospect Area, the Acquiring Party shall also prepare and submit an allocation of the portion of Acquisition Costs attributable to the portion of the Mineral Interest located within the AMI ("AMI Cost Allocation"), to be calculated on a surface acre basis. The Non-Acquiring Party shall have thirty (30) days, or forty-eight (48) hours if a rig capable of performing the operation is on location, from receipt of such notice to elect in writing to acquire its proportionate interest in the Mineral Interest by paying its proportionate share of the cost and assuming its proportionate share of the obligations. If two or more offerings are made in the same notice by the Acquiring Party, the Non-Acquiring Party shall have a separate right of election as to each such interest. Failure to respond by the deadline stated herein shall be deemed an election not to participate in the acquisition as described in said notice. Failure to pay said proportionate share of costs within sixty (60) days following an election to participate shall result in a forfeiture of the Non-Acquiring Party's interest with the same effect as if said Party had initially elected not to participate. If less than all Parties elect to participate in said acquisition, the lands and/or depths covered by any such Mineral Interest shall be excluded from the AMI and the Mineral Interest acquired shall not be subject to this JVA; however, said interest shall be subject to an operating agreement substantially in the form as the Operating Agreement.

7.3. PAYMENT/ASSIGNMENT If the Non-Acquiring Party elects to participate in such acquisition it shall pay to the Acquiring Party its proportionate share of the Acquisition

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Costs or, if applicable, its proportionate share of the AMI Cost Allocation for such interest, within sixty (60) days after receipt of an invoice for said costs. Upon receipt of said payment, the Acquiring Party shall execute and deliver to the Non-Acquiring Party an assignment of the interest due the Non-Acquiring Party, utilizing a form similar to the form attached hereto as Exhibit "C," pursuant to which the Non-Acquiring Party shall bear and assume its proportionate share of all obligations, covenants, conditions, requirements and terms associated with the acquisition.

7.4 ENCUMBRANCES Any assignment made pursuant to this Article 7 shall be free and clear of any encumbrances placed on the assigned Mineral Interests in favor of or by the Acquiring Party, but otherwise shall be made without warranty of title, either express or implied, except by, through and under the Acquiring Party. The assignment shall be made and accepted subject to, and assignee shall expressly assume its proportionate share of all of the obligations of the assignor pertaining to the Mineral Interest assigned, excluding overriding royalty interests, mortgages, liens, production payments or other burdens placed on the Mineral Interest by the assignor.

7.5 MERGER The provisions of this Article 7 shall not be applicable to acquisitions resulting from mergers, consolidations, or reorganizations.

                                   ARTICLE 8.
                                  DELAY RENTALS

8.1 PAYMENT OF DELAY RENTALS Subject to the terms and provisions of this JVA, the original Party who owns, or acquires an interest in leasehold shall be responsible for and shall make a diligent effort to pay each delay rental or other lease maintenance payment for the benefit of the Parties. At such time as Unocal receives an interest in the individual Ivanhoe Leases, or other leasehold acquired hereunder, Unocal shall be responsible for such payments. Neither Party shall be liable to the other Party for any loss resulting from a good-faith effort to properly pay said payments. In the event a lease for which a delay rental or other lease maintenance payment is due is located partially outside of the AMI or a portion of a lease is owned by less than all Parties, the delay rental or other lease maintenance payment shall be allocated on a surface acre basis. In the event a lease for which a delay rental or other lease maintenance payment is located all or partially within a Prospect Area, the Parties participating in the Prospect Area shall be responsible for the delay rental or other lease maintenance payment on a surface acre basis for the acreage located within the Prospect Area.

8.2 OTHER PARTY ELECTIONS The other Party shall have fourteen (14) days after receipt of an invoice of a delay rental or other lease maintenance payment or a notice of a delay rental or other lease maintenance payment coming due from the Administering Party within which to notify the Administering Party in writing of its election to pay its share of such payment. If it elects to pay its share, the other Party shall pay the Administering Party its share of such payment within thirty (30) days after the Administering Party's receipt of such election. Failure to notify shall be deemed to be an election to pay its share. In the event the other Party elects not to pay its share and the Administering Party makes the payment, the other Party shall, upon the written request of the Administering Party, assign to the Administering Party such portions of the other Party's interest in the Lease as would be maintained by such payment.

8.3 ADMINISTERING PARTY'S ELECTION NOT TO PAY Should the Administering Party elect not to pay its share of any delay rental or other lease maintenance payment, such Party shall notify the other Party at least thirty (30) days prior to the date on which such payment is due. The other Party shall have fourteen
(14) days after receipt of said notice within which to notify the Administering Party of its election to pay the full amount of such payment. In the event the other Party elects to make the full payment, unless otherwise agreed, the Administering Party shall make the payment on behalf of the other Party, and the other Party shall reimburse the Administering Party and the Administering Party shall assign to the other Party such portions of the Administering Party's interest in the lease as would be maintained by such payment. FAILURE TO MAKE AN



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ELECTION SHALL BE AN ELECTION TO AGREE TO NOT PAY.


                                   ARTICLE 9.
                   ADDITIONAL TERMS, PROVISIONS AND COVENANTS

9.1 NOTICES All notices between the Parties authorized or required by any of the provisions of this JVA, unless otherwise specifically provided, shall be given in writing and delivered in person, by mail, courier service or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the Party to whom the notice is given as follows:

          UNOCAL:                    UNION OIL COMPANY OF CALIFORNIA
          Street Address:            14141 Southwest Freeway
                                     Sugar Land Texas 77478

          Mailing Address:           P.0. Box 4551
                                     Houston, TX 7721O-4551

          Attention                  Burt James
          Telephone:                 281-287-7273
          Facsimile:                 281-287-5113


          IVANHOE:                  IVANHOE ENERGY (USA) INC.
          Street Address:           1200 Discovery Drive, Suit 301
                                    Bakersfield, CA 93309

          Mailing Address           P.0. Box 9279
                                    Bakersfield; CA 93389-9279

          Attention:                Roger Narinian
                                    Land Department

          Telephone:                661-869-8344
          Facsimile:                661-325-2961

The originating notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, and the time for such Party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the courier service, with postage or charges prepaid, or upon transmission by facsimile or telecopier. Each Party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other Party.

9.2 TERM OF JVA Unless terminated sooner by operation of any of the provisions heretofore contained, this JVA shall terminate on December 31, 2005. The
Parties agree that the termination of this JVA for any reason whatsoever, in whole or in part, shall neither relieve any Party hereto from any liability which has accrued or attached prior to the date of such termination, including any payment obligation or other liability which may have already accrued.

9.3 SUCCESSORS AND ASSIGNS The rights and obligations created by this JVA may not be assigned by either Party (the "assigning Party"), in whole or in part, to any third party other than an Affiliate of a Party, without first obtaining written consent from the other Party(s) (the "non-assigning Party"), which consent shall not be unreasonably delayed or withheld. If the non-assigning Party consents to an assignment by the assigning Party of all or part of its rights and obligations under this JVA, it is nevertheless understood and agreed that any such consent shall not relieve the assigning Party of its primary liability for the performance of and compliance with the terms and provisions hereof accruing prior to the date of such assignment. Any assignment of the rights and obligations under



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this JVA by an assigning Party without the non-assigning Party's consent shall be void and without effect.

9.4 RELATIONSHIP OF PARTIES This JVA is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the Parties. However, notwithstanding anything to the contrary contained in this JVA, the relationship among the Parties shall be regarded as a partnership solely for U.S. federal and state income tax purposes. The Parties agree that their partnership relationship for income tax purposes shall be governed by the terms contained in Exhibit "G" attached to the Operating Agreement.

9.5 PRESS RELEASES No Party shall distribute any information or photographs concerning operations hereunder to the press or other media without the approval of the other Party. In the event of a requirement by a regulatory agency [including the Securities Exchange Commission of the U.S. regulatory authorities of Canada, or any stock exchange on which the securities of a Party or its affiliate (to the extent the affiliate either owns a majority interest in a Party, or a Party owns a majority interest in the affiliate) are listed], or of an emergency involving extensive property damage, operations failure, loss of human life or other clear emergency, the Parties are deemed authorized to furnish such minimum, strictly factual information as is necessary to satisfy requirements of appropriate regulatory authorities, or the legitimate public interest on the part of the press, other media, and duly constituted authorities if time does not permit the obtaining of prior approval by the other Party, but the Party furnishing such information shall promptly advise the other Party of the information so furnished.

9.6 FORCE MAJUERE NO Party shall be liable to any other Party, its subsidiaries, Affiliates, or any person, firm, or corporation in privity with such other Party, its subsidiaries or Affiliates, for any delays or damage or any failure to act hereunder (other than the failure to pay money) that may be due, occasioned, or caused by reason of any laws, rules, regulations, or orders promulgated by any federal, state, or local governmental agency or agency or any court of law or by the rules, regulations, or orders of any public body or official purporting to exercise authority or control respecting the activities and operations contemplated hereunder, or due, occasioned, or caused, directly or indirectly, by strikes, action of the elements, weather or water conditions, inability to obtain fuel or other critical materials or supplies, or any other cause beyond the control of the non-performing Party. In the event of the occurrence of any of the foregoing, the obligations of the non-performing Party shall be suspended during the continuance of any such event or condition, and the time permitted for performance under this JVA shall be extended for a period of time equal to the period of such suspension. A non-performing Party under this Section 8.6 shall as soon as is reasonably practical notify the other Party
i) of its inability to perform, ii) of the anticipated duration, and iii) of the actual recommencement of such activities.

9.7 ENTIRE AGREEMENT When executed by the duly authorized representatives of Ivanhoe and Unocal, this JVA shall constitute the entire agreement between the Parties regarding the Ivanhoe Leases and the Areas of Mutual Interest and shall supersede and replace any and all other writings, understandings, or memoranda of understanding entered into or discussed prior to the execution date hereof, including, but not limited to the Confidentiality Agreement.

9.8 SAVINGS CLAUSE If any part or portion of this JVA is held to be invalid, such invalidity of any such part or portion shall not affect any remaining part or portion hereof.

9.9 CORPORATE AUTHORITY The Parties represent that, as of the date of the execution hereof, they are corporations duly authorized, validly existing and in good standing under the laws of the states of their incorporation and are qualified and authorized to do business in the State of Texas and that all requisite corporate power and authority to execute, deliver and effectuate this JVA have been duly obtained.

9.10 HEADINGS FOR CONVENIENCE The article and paragraph headings used in this JVA are inserted for convenience only and shall not be regarded in construing this JVA.

9.11 AMENDMENTS This JVA may be amended, modified, changed, altered or supplemented only by written instrument `duly executed by the Parties specifically for such purpose and which specifically refers to this JVA.

9.12 CONFLICTS In the event of conflict between provisions of this JVA and those contained in any of the agreements attached hereto, the provisions of this JVA shall control.

9.13 GOVERNING LAW This JVA and the exhibits attached hereto shall be governed by and interpreted in accordance with the laws of the State of Texas.

9.14 ARBITRATION Any disputes, claims or controversies connected with, arising out of, or related to, this JVA and the rights and obligations created herein, or the breach, validity, existence or termination hereof, which cannot be resolved amicably, shall be settled by binding Arbitration to be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, except as such Commercial Rules may be changed by this Section
9.14. The disputes, claims or controversies shall be decided by three (3) independent arbitrators (that is, arbitrators having no substantial economic or other material relationship with the Parties), one (1) to be appointed by each of the Parties hereto within fourteen (14) days following the date that one Party notifies the other Party in writing that it is electing to commence arbitration proceedings, and the third to be appointed by the two (2) so appointed within five (5) days following the appointment of such two (2) arbitrators. Should either Party refuse or neglect to join in the timely appointment of the arbitrators, the other Party shall be entitled to select both arbitrators. Should the two (2) arbitrators fail timely to appoint a third arbitrator, either Party may apply to the Chief Judge of the United States District Court for the Southern District of Texas to make such-appointment. The arbitrators shall have ninety (90) days after the selection of the third arbitrator within which to allow discovery, hear evidence and issue their decision or award and shall in good faith attempt to comply with such time limits; provided, however, if two (2) of the three (3) arbitrators believe additional time is necessary to reach a decision, they may notify the Parties and extend the time to reach a decision in thirty (30) day increments, but in no event to exceed an additional ninety (90) days. The decision or award of the arbitrators shall be in writing and shall state their detailed reasoning for the award. Discovery of evidence shall be conducted expeditiously by the Parties, bearing in mind the Parties desire to limit discovery and to' expedite the decision or award of the arbitrators at the most reasonable cost and expense of the Parties. Judgment upon an award rendered pursuant to such Arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award, and an order of enforcement, as the case may be. The place of Arbitration shall be Houston, Texas. All questions arising out of this JVA and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Texas, without regard to conflict of laws principles. The arbitrators shall not award consequential damages, to either Party. The costs and expenses of the arbitration proceeding, including the fees of the arbitrators and all costs and expenses, including legal fees and witness fees, incurred by the prevailing Party, shall be borne by the losing Party.

9.15 LIMITATIONS ON LIABILITY In no event will any Party be liable to the other Party for any indirect, consequential, exemplary or punitive damages.

9.16 LIQUIDATED DAMAGES In the event that Unocal gives notice to Ivanhoe that it does not intend to continue any operations hereunder, then Unocal shall pay to Ivanhoe the remainder of the Ivanhoe Sunk Cost as liquidated damages, but shall otherwise have no obligation to Ivanhoe. Upon the occurrence of said payment, then Ivanhoe shall, at Unocal's option, immediately assign to Unocal Unocal's Leasehold Share, or the remainder thereof.

9.17  MEETINGS In addition to meetings, called for and held pursuant to Section
5.1 hereinabove, meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than twenty-five percent (25%) to discuss matters of general interest relating to the joint venture. Unless otherwise mutually agreed upon by the Parties, except in an emergency, said meetings shall be held no more frequently than once every one hundred twenty (120) days and then no meeting shall be called on less than fifteen (15) days' advance written notice. Said notice of meeting shall include the proposed meeting agenda. Additionally, The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended by unanimous agreement of all Parties. Unless otherwise mutually agreed upon by the Parties, all meetings, including those pursuant to either Section
5.1 and this Section 9.17 shall be held at Union's offices in Sugar Land, Texas.

      IN WITNESS WHEREOF, the Parties have executed this JVA to be effective as of the Effective Date.



                                        UNION OIL COMPANY OF
                                        CALIFORNIA


                                        BY: /s/ Richard H. Smith
                                           ---------------------------
                                              Richard H. Smith
                                              Attorney-in-Fact



                                        IVANHOE ENERGY (USA) INC.


                                        BY: /s/ Joseph M McKniff
                                           ---------------------------
                                              Joseph M. McKniff
                                        Vice-President and Exploration Manager

 STATE OF TEXAS

 COUNTY OF FORT BEND

     On this the 7th day of January, 2002, before me appeared RICHARD H. SMITH, to me personally known, who, being by me duly sworn, did say that he is the Attorney-in-Fact for UNION OIL COMPANY OF CALIFORNIA, and that the foregoing instrument was executed in behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.


 [SEAL]                          /s/  Patricia O. Castaneda
                                ------------------------------------
                                   NOTARY PUBLIC
                                   State of Texas

My commission expires:








State of California        )
                           ) SS
County of Kern             )


On this 3rd day of January, 2002, before me, Rosalee Ingram, A Notary Public, personally appeared Joseph M. Mckniff, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.
      WITNESS my hand and official seal




                                /s/  Rosalee Ingram
                                ---------------------------------------
                                Notary Public in and for the said State

                                  EXHIBIT "C"

   ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT VENTURE AGREEMENT DATED EFFECTIVE OCTOBER 1, 2001, BETWEEN UNION OIL COMPANY OF CALIFORNIA AND IVANHOE
                                ENERGY (USA) INC.




                PARTIAL ASSIGNMENT OF OIL, GAS AND MINERAL LEASES


 STATE OF ___________________________

 COUNTY OF __________________________


     THIS AGREEMENT, IS DATED EFFECTIVE AS OF ______________ ("EFFECTIVE DATE"), BY AND BETWEEN:

      ______________________________________, a __________________ CORPORATION,
      WHOSE ADDRESS IS __________________________ , HEREINAFTER REFERRED TO
      AS "ASSIGNOR," AND

      _______________________________________,a ___________________ CORPORATION,
      WHOSE ADDRESS IS ________________________ , HEREINAFTER REFERRED TO
      AS "ASSIGNEE,"

      W I T N E S S E T H: THAT,

     FOR AND IN CONSIDERATION OF ONE HUNDRED ($100.00) DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, ASSIGNOR DOES, BY THESE PRESENTS, BARGAIN, SELL, CONVEY, ASSIGN,
GRANT, TRANSFER, SET OVER AND DELIVER UNTO ASSIGNEE AN UNDIVIDED    PERCENT ( %)
OF ITS RIGHT, TITLE AND INTEREST IN AND TO THOSE CERTAIN OIL, GAS AND MINERAL LEASES (THE "SUBJECT LEASES") SET FORTH ON EXHIBIT "A," ATTACHED HERETO AND MADE A PART HEREOF.


     TO HAVE AND TO HOLD THE SUBJECT LEASES UNTO ASSIGNEE AND ITS SUCCESSORS AND ASSIGNS FOREVER.

     IT IS AGREED BY ASSIGNOR AND ASSIGNEE (SOMETIMES COLLECTIVELY REFERRED TO HEREINAFTER AS "PARTIES" OR SINGULARLY AS "PARTY") THAT THIS ASSIGNMENT IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1.   THIS ASSIGNMENT IS MADE SUBJECT TO THAT CERTAIN AGREEMENT ("   AGREEMENT")
     DATED EFFECTIVE     BETWEEN ASSIGNOR AND ASSIGNEE; ALL TERMS AND CONDITIONS
     OF THE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE TO THE SAME EXTENT AND WITH THE SAME EXTENT AS IF COPIED IN FULL HEREIN.

2. THIS ASSIGNMENT IS EXECUTED WITHOUT ANY WARRANTY OF TITLE WHATSOEVER EITHER EXPRESS OR IMPLIED, EXCEPT FOR ACTS BY, THROUGH AND UNDER ASSIGNOR, BUT OTHERWISE WITHOUT RECOURSE AGAINST ASSIGNOR, EVEN FOR THE RETURN OF THE PURCHASE PRICE, BUT WITH FULL SUBSTITUTION AND SUBROGATION TO ALL RIGHTS AND ACTIONS OF WARRANTY AGAINST ALL FORMER OWNERS AND VENDORS.

3. ASSIGNEE HEREBY ASSUMES ITS PROPORTIONATE SHARE OF ALL, DUTIES, LIABILITIES AND OBLIGATIONS, EXPRESS OR IMPLIED, IMPOSED UPON ASSIGNOR UNDER THE PROVISIONS OF THE SUBJECT LEASES.

4. ASSIGNEE AGREES THAT IT WILL NOT ASSIGN, SUBLEASE OR TRANSFER, IN WHOLE OR PART, ANY RIGHTS ACQUIRED HEREIN WITHOUT REQUIRING ITS ASSIGNEES, SUBLESSEES, AND TRANSFEREES TO EXPRESSLY ASSUME THEIR SHARE OF ALL OBLIGATIONS IMPOSED UPON OR OWED TO ASSIGNOR UNDER THE TERMS OF THIS ASSIGNMENT AND THE _______________________ AGREEMENT, AND ALL SUCH PERTINENT TERMS SHALL BE INCORPORATED INTO ANY AND ALL FUTURE INSTRUMENTS TRANSLATIVE OF TITLE. ANY ASSIGNMENT, SUBLEASE OR TRANSFER EXECUTED IN CONTRAVENTION OF THIS PROVISION SHALL BE NULL AND VOID.

5. NOTWITHSTANDING ASSIGNEE'S RIGHT TO ASSIGN ALL OR PART OF THE SUBJECT LEASES TO THIRD PARTIES AS CONDITIONED BY PARAGRAPH 4 ABOVE, ASSIGNEE SHALL REMAIN FULLY RESPONSIBLE AND LIABLE FOR FULFILLMENT OF ALL THE OBLIGATIONS AND LIABILITIES IMPOSED HEREIN, AND FOR COMPLIANCE WITH ALL TERMS AND CONDITIONS ESTABLISHED HEREIN, WHETHER EXPRESS OR IMPLIED.

6. THIS ASSIGNMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, ASSIGNS, SUCCESSORS AND TRANSFEREES.


     IN WITNESS WHEREOF, ASSIGNOR AND ASSIGNEE HAVE EXECUTED THIS AGREEMENT IN THE PRESENCE OF THE UNDERSIGNED COMPETENT WITNESSES AS OF THE DATES SET FORTH BELOW, BUT EFFECTIVE FOR ALL PURPOSES AS OF THE EFFECTIVE DATE.


WITNESSES:                           ASSIGNOR:


_________________________________     BY: ________________________________

_________________________________     DATE: ______________________________


WITNESSES:                            ASSIGNEE:

_________________________________     BY: ________________________________

_________________________________     DATE: ______________________________


STATE OF _________________________

COUNTY/PARISH OF _________________


     ON THIS _____ DAY OF ___________________, BEFORE ME APPEARED _____________
____________, TO ME PERSONALLY KNOWN, WHO, BEING BY ME DULY SWORN, DID SAY THAT HE IS THE ___________________ OF _____________________, AND THAT THE FOREGOING

INSTRUMENT WAS EXECUTED ON BEHALF OF SAID CORPORATION BY AUTHORITY OF ITS BOARD OF DIRECTORS, AND SAID APPEARER ACKNOWLEDGED SAID INSTRUMENT TO BE THE FREE ACT AND DEED OF SAID CORPORATION.


                                        ______________________________________
                                        NOTARY PUBLIC

 MY COMMISSION EXPIRES: ___________________________






 STATE OF _____________________________

 PARISH/COUNTY OF _____________________


     ON THIS __________ DAY OF ___________ BEFORE ME APPEARED ______________, TO
ME PERSONALLY KNOWN, WHO, BEING BY ME DULY SWORN, DID SAY THAT ____________IS THE __________________ OF _______________________, AND THAT THE FOREGOING
INSTRUMENT WAS EXECUTED ON BEHALF OF SAID CORPORATION BY AUTHORITY OF ITS BOARD OF DIRECTORS, AND SAID APPEARER ACKNOWLEDGED SAID INSTRUMENT TO BE THE FREE ACT AND DEED OF SAID CORPORATION.



                                        ______________________________________
                                        NOTARY PUBLIC

 MY COMMISSION EXPIRES: ___________________________

                                   EXHIBIT "A"


ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTIAL ASSIGNMENT OF OIL, GAS AND

MINERAL LEASES DATED EFFECTIVE ______________, BY AND BETWEEN ________________,

          AS ASSIGNOR, AND ____________________________, AS ASSIGNEE.




                                     LEASES


1. Oil, Gas and Mineral Lease dated ________________________, by and between

   _______________________________, Lessor, and ______________________________,

   Lessee recorded in  Conveyance/Minerals Book ____________________, under

   Entry No.___________, of the records of _______________ County, Texas.

                                   EXHIBIT "D"

           ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT VENTURE AGREEMENT DATED EFFECTIVE OCTOBER 1,2001, BETWEEN UNION OIL COMPANY OF
                    CALIFORNIA AND IVANHOE ENERGY (USA) INC.


                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT


                               OPERATING AGREEMENT

                                      DATED


                              OCTOBER 1      2001
                              ---------      ----
                                             year


OPERATOR          UNION OIL COMPANY OF CALIFORNIA
         ----------------------------------------------------------------------

CONTRACT AREA     (SEE JOINT VENTURE AGREEMENT)
              -----------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


COUNTIES OF ANDERSON, FREESTONE & HENDERSON, STATE OF TEXAS
            -------------------------------           -----

                                            COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                            AMERICAN ASSOCIATION OF PETROLEUM
                                            LANDMEN, 4100 FOSSIL CREEK BLVD.
                                            FORT WORTH, TEXAS, 76137, APPROVED
                                            FORM.
                                            A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               TABLE OF CONTENTS


Article                                      Title                                                    Page
-------                                      -----                                                    ----
    I.   DEFINITIONS ...................................................................................1
   II.   EXHIBITS ......................................................................................1
  III.   INTERESTS OF PARTIES ..........................................................................2
         A. OIL AND GAS INTERESTS: .....................................................................2
         B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION: ..............................................2
         C. SUBSEQUENTLY CREATED INTERESTS: ............................................................2
   IV.   TITLES ........................................................................................2
         A. TITLE EXAMINATION: .........................................................................2
         B. LOSS OR FAILURE OF TITLE: ..................................................................3
              1. Failure of Title ......................................................................3
              2. Loss by Non-Payment or Erroneous Payment of Amount Due ................................3
              3. Other Losses ..........................................................................3
              4. Curing Title ..........................................................................3
    V.   OPERATOR.......................................................................................4
         A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR: ..............................................4
         B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR: .............................4
              1. Resignation or Removal of Operator ....................................................4
              2. Selection of Successor Operator .......................................................4
              3. Effect of Bankruptcy ..................................................................4
         C. EMPLOYEES AND CONTRACTORS: .................................................................4
         D. RIGHTS AND DUTIES OF OPERATOR: .............................................................4
              1. Competitive Rates and Use of Affiliates ...............................................4
              2. Discharge of Joint Account Obligations ................................................4
              3. Protection from Liens .................................................................4
              4. Custody of Funds ......................................................................5
              5. Access to Contract Area and Records ...................................................5
              6. Filing and Furnishing Governmental Reports ............................................5
              7. Drilling and Testing Operations .......................................................5
              8. Cost Estimates ........................................................................5
              9. Insurance .............................................................................5
  VI.    DRILLING AND DEVELOPMENT.......................................................................5
         A. INITIAL WELL: ..............................................................................5
         B. SUBSEQUENT OPERATIONS: .....................................................................5
              1. Proposed Operations ...................................................................5
              2. Operations by Less Than All Parties ...................................................6
              3. Stand-By Costs ........................................................................7
              4. Deepening .............................................................................8
              5. Sidetracking ..........................................................................8
              6. Order of Preference of Operations .....................................................8
              7. Conformity to Spacing Pattern .........................................................9
              8. Paying Wells ..........................................................................9
         C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK: ..........................................9
              1. Completion ............................................................................9
              2. Rework, Recomplete or Plug Back .......................................................9
         D. OTHER OPERATIONS: ..........................................................................9
         E. ABANDONMENT OF WELLS: ......................................................................9
              1. Abandonment of Dry Holes ..............................................................9
              2. Abandonment of Wells That Have Produced ..............................................10
              3. Abandonment of Non-Consent Operations ................................................10
         F. TERMINATION OF OPERATIONS: ................................................................10
         G. TAKING PRODUCTION IN KIND: ................................................................10
         (Option 1) Gas Balancing Agreement ...........................................................10
         (Option 2) No Gas Balancing Agreement ........................................................11
 VII.    EXPENDITURES AND LIABILITY OF PARTIES ........................................................11
         A. LIABILITY OF PARTIES: .....................................................................11
         B. LIENS AND SECURITY INTERESTS: .............................................................12
         C. ADVANCE: ..................................................................................12
         D. DEFAULTS AND REMEDIES: ....................................................................12
              1. Suspension of Rights .................................................................13
              2. Suit for Damages .....................................................................13
              3. Deemed Non-Consent ...................................................................13
              4. Advance Payment ......................................................................13
              5. Costs and Attorneys' Fees ............................................................13
         E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES: .....................................13
         F. TAXES: ....................................................................................13
VIII.    ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST .............................................14
         A. SURRENDER OF LEASES: ......................................................................14
         B. RENEWAL OR EXTENSION OF LEASES: ...........................................................14
         C. ACREAGE OR CASH CONTRIBUTIONS: ............................................................14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                               TABLE OF CONTENTS

         D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: .............................................15
         E. WAIVER OF RIGHTS TO PARTITION: ...........................................................15
         F. PREFERENTIAL RIGHT TO PURCHASE: ..........................................................15
   IX.   INTERNAL REVENUE CODE ELECTION ..............................................................15
    X.   CLAIMS AND LAWSUITS .........................................................................15
   XI.   FORCE MAJEURE ...............................................................................16
  XII.   NOTICES .....................................................................................16
 XIII.   TERM OF AGREEMENT ...........................................................................16
  XIV.   COMPLIANCE WITH LAWS AND REGULATIONS ........................................................16
         A. LAWS, REGULATIONS AND ORDERS: ............................................................16
         B. GOVERNING LAW: ...........................................................................16
         C. REGULATORY AGENCIES: .....................................................................16
   XV.   MISCELLANEOUS ...............................................................................17
         A. EXECUTION: ...............................................................................17
         B. SUCCESSORS AND ASSIGNS: ..................................................................17
         C. COUNTERPARTS: ............................................................................17
         D. SEVERABILITY: ............................................................................17
  XVI.   OTHER PROVISIONS ............................................................................17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                              OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between UNION OIL COMPANY OF CALIFORNIA, hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                   WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional. control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.
                                    EXHIBITS


     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

 X   A. Exhibit "A," shall include the following information:
---
     (1) Description of lands subject to this agreement,
     (2) Restrictions, if any, as to depths, formations, or substances,
     (3) Parties to agreement with addresses and telephone numbers for notice purposes,
     (4) Percentages or fractional interests of parties to this agreement,
     (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
     (6) Burdens on production.

 X  C.  EXHIBIT "C," Accounting Procedure.
---
 X  D.  EXHIBIT "D," Insurance.
---
 X  E.  Exhibit "E," Gas Balancing Agreement.
---
 X  F.  Exhibit "F," Non-Discrimination and Certification of Non-Segregated
---     Facilities.

 X  G.  Exhibit "G," Tax Partnership.
---
 X  H.  Other: Memorandum Of Operating Agreement
---

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If any provision of any exhibit, except Exhibits "E," & "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, The amounts agreed upon in the JVA (as hereinafter defined) and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable therein, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES

A. TITLE EXAMINATION:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royally opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A," Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

    Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such patty. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS OR FAILURE OF TITLE:

     3. Losses: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                   ARTICLE V.
                                    OPERATOR

A. Designation and Responsibilities of Operator:

     Union Oil Company of California shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

     1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

     Subject to Article VII.D.l., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of ONE (1) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C. Employees and Contractors:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees of contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

     1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charge; shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account, hereunder, showing expenses incurred and charges and credits made and received.

     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

     5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

        (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

        (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

        (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

     9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted maintain such other insurance as Operator may require.

     In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT


B. Operations:

     I. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

     2. Operations by Less Than All Parties:

        (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours a after receipt of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or
(ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours. The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.l., subject to the same extension right as provided therein.

        (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

        (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

        (ii) 400% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4.
(a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

        (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking, Recompletion or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 200% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this
Article VI.B. shall be applicable as between said Consenting Parties in said well.

        (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:OO a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

     3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.P., stand-by costs incurred, pending response to a party's notice proposing a Reworking,

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.l. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take, such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

     4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

     In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.l., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

        (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

        (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

     5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

        (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

        (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

     6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7. Conformity to Spacing Pattern. Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

     8. Paving Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

     1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

[X] Option No 2. All necessary expenditures for drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in
Article VI.B.6. Election to participate in a Completion attempt shall include consent, to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party NOT to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. OTHER OPERATIONS:

     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand Dollars ($50,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-five Thousand Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this
Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.l. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The Party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as production, whether or not such well has produced, shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and/abandon the well.

     Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil any Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.1 and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. TERMINATION OF OPERATIONS:

     Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 75% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. TAKING PRODUCTION IN KIND:

    [X]  OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

     Each party shall have the right to take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

directly from the purchaser thereof for its share of all production.

     If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

     All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

     In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

                                  ARTICLE VII.
                      EXPENDITURES AND LIABILITY OF PARTIES

A. LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

B. LIENS AND SECURITY INTERESTS:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

     If my Party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in
Article VII-B., and each paying party may independently pursue any remedy available hereunder or otherwise.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. ADVANCES:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. DEFAULTS AND REMEDIES:

     If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

     3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.

     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. TAXES:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.


                                  ARTICLE VIII.
                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. SURRENDER OF LEASES:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered, thereby. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. RENEWAL OR EXTENSION OF LEASES:

     If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

     If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

     The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. ACREAGE OR CASH CONTRIBUTIONS:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:

     For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

     2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

     Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by
Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.


                                  ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation Section 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                              CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Twenty-five Thousand Dollars ($25,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit; unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE XI.
                                 FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                   ARTICLE XII.
                                     NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                   ARTICLE XIII.
                                TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

      o Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A. LAWS, REGULATIONS AND ORDERS:

     This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. GOVERNING LAW:

     THIS AGREEMENT AND ALL MATTERS PERTAINING HERETO, INCLUDING BUT NOT LIMITED TO MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATION OR CONSTRUCTION, SHALL BE GOVERNED AND DETERMINED BY THE LAW OF THE STATE IN WHICH THE CONTRACT AREA IS LOCATED. IF THE CONTRACT AREA IS IN TWO OR MORE STATES, THE LAW OF THE STATE OF TEXAS SHALL GOVERN.

C. REGULATORY AGENCIES:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.
                                 MISCELLANEOUS

A. EXECUTION:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. SUCCESSORS AND ASSIGNS:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. COUNTERPARTS:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. SEVERABILITY:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                               OTHER PROVISIONS

NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN ARTICLES I. THROUGH XV. TO THE CONTRARY,

     A. ADDITIONAL PARTIES: THERE SHALL BE NO OBLIGATION ON THE OPERATOR HEREOF TO PERFORM TO A MULTIPLICITY OF PARTIES SUCCEEDING TO THE INTEREST OF THE PARTIES HERETO. THEREFORE, IN EXERCISING ANY OPTION, ELECTION, CONSENT, NOTICE, ACCEPTANCE, DECLINATION OR OTHER RIGHT OF PERFORMANCE, THE RESPECTIVE SUCCESSORS IN INTEREST SHALL ACT AS A UNIT AND SHALL, MOREOVER, DESIGNATE ONE OF THEIR NUMBER TO WHOM ALL NOTICES AND PERFORMANCE MAY BE TENDERED AND FROM WHOM ALL NOTICES AND PERFORMANCE MAY BE OBTAINED AND EXACTED, RESPECTIVELY.

     B BILLING ADDITIONAL INTERESTS: THE PARTIES FURTHER AGREE THAT IN NO EVENT DURING THE TERM OF THIS AGREEMENT SHALL OPERATOR BE REQUIRED TO MAKE MORE THAN ONE (1) BILLING FOR THE ENTIRE INTEREST CREDITED TO EACH PARTY HEREUNDER. IT IS FURTHER AGREED THAT IF ANY PARTY TO THIS AGREEMENT (HEREINAFTER REFERRED TO AS "SELLING PARTY") DISPOSES OF PART OF THE INTEREST CREDITED TO IT HEREUNDER, THE SELLING PARTY WILL BE SOLELY RESPONSIBLE FOR BILLING ITS ASSIGNEE(S), AND SHALL REMAIN PRIMARILY LIABLE TO THE OTHER PARTY FOR THE INTEREST(S) ASSIGNED AND SHALL MAKE PROMPT PAYMENT TO OPERATOR FOR THE ENTIRE AMOUNT OF STATEMENTS AND BILLINGS RENDERED TO IT. IT IS FURTHER UNDERSTOOD AND AGREED THAT IF SELLING PARTY DISPOSES OF ALL ITS INTEREST AS SET OUT HEREUNDER, WHETHER TO ONE OR SEVERAL ASSIGNEES, OPERATOR SHALL CONTINUE TO ISSUE STATEMENTS AND BILLINGS TO THE SELLING PARTY FOR THE INTEREST CONVEYED UNTIL SUCH TIME AS SELLING PARTY HAS DESIGNATED AND QUALIFIED ONE ASSIGNEE TO RECEIVE THE BILLING FOR THE ENTIRE INTEREST. IN ORDER TO QUALIFY ONE ASSIGNEE TO RECEIVE THE BILLING FOR THE ENTIRE INTEREST CREDITED TO THE SELLING PARTY HEREUNDER, SELLING PARTY SHALL FURNISH TO OPERATOR THE FOLLOWING:

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     1. WRITTEN NOTICE OF THE CONVEYANCE AND PHOTOSTATIC OR CERTIFIED COPIES OF THE RECORDED ASSIGNMENTS BY WHICH THE TRANSFER WAS MADE.

     2. THE NAME OF THE ASSIGNEE TO BE BILLED AND A WRITTEN STATEMENT SIGNED BY THE ASSIGNEE TO BE BILLED IN WHICH IT CONSENTS TO RECEIVE STATEMENTS AND BILLINGS FOR THE ENTIRE INTEREST CREDITED TO SELLING PARTY ON EXHIBIT "A" HEREUNDER.

     3. WRITTEN CONSENT FROM ALL ASSIGNEES EVIDENCING THEIR CONSENT TO HAVE THE DESIGNEE ACT ON THEIR BEHALF AS HEREINABOVE PROVIDED.

     C. WORKOVER OPERATIONS: IT IS AGREED THAT WITHOUT THE MUTUAL CONSENT OF ALL PARTIES, NO WORKOVER OR OTHER OPERATIONS WILL BE CONDUCTED UNDER THE PROVISIONS OF ARTICLE VI SO LONG AS ANY COMPLETION IN THE WELL PROPOSED TO BE WORKED OVER IS PRODUCING IN PAYING QUANTITIES.

     D. SEQUENCE OF FURTHER OPERATIONS: IT IS AGREED THAT WHERE A WELL, WHICH HAS BEEN AUTHORIZED UNDER THE TERMS OF THIS AGREEMENT, BY ALL PARTIES, OR BY ONE OR MORE BUT LESS THAN ALL PARTIES UNDER PARAGRAPH VI.B. (1), OR (2), SHALL HAVE BEEN DRILLED TO THE OBJECTIVE DEPTH OR THE OBJECTIVE FORMATION, AND THE PARTIES PARTICIPATING IN THE WELL CANNOT MUTUALLY AGREE UPON THE SEQUENCE AND TIMING OF FURTHER OPERATIONS REGARDING SAID WELL, THE FOLLOWING ELECTIONS SHALL CONTROL IN THE ORDER ENUMERATED HEREAFTER, TO WIT:

     (1) AN ELECTION TO DO ADDITIONAL LOGGING, CORING OR TESTING;

     (2) AN ELECTION TO ATTEMPT TO COMPLETE THE WELL AT EITHER THE OBJECTIVE DEPTH OR OBJECTIVE FORMATION;

     (3) AN ELECTION TO PLUG BACK AND ATTEMPT TO COMPLETE SAID WELL;

     (4) AN ELECTION TO SIDETRACK THE WELL;

     (5) AN ELECTION TO DEEPEN SAID WELL; AND

     (6) AN ELECTION TO PLUG AND ABANDON SAID WELL.

     IF AT THE TIME SAID PARTICIPATING PARTIES ARE CONSIDERING ANY OF THE ABOVE ELECTIONS, THE HOLE IS IN SUCH A CONDITION THAT A REASONABLY PRUDENT OPERATOR WOULD NOT CONDUCT THE OPERATIONS CONTEMPLATED BY THE PARTICULAR ELECTION INVOLVED FOR FEAR OF PLACING THE HOLE IN JEOPARDY OR LOSING THE SAME PRIOR TO COMPLETING THE WELL IN THE OBJECTIVE DEPTH OR OBJECTIVE FORMATION, SUCH ELECTION SHALL NOT BE GIVEN THE PRIORITY HEREINABOVE SET FORTH.

     E. MEMORANDUM OF OPERATING AGREEMENT: PARTIES AGREE TO EXECUTE A MEMORANDUM OF THIS AGREEMENT SIMULTANEOUSLY WITH THE EXECUTION OF THIS AGREEMENT WHICH SHALL BE RECORDED BY OPERATOR IN EACH COUNTY IN WHICH LANDS COMPRISING ALL OR ANY PART OF THE CONTRACT AREA HEREUNDER ARE SITUATED. OPERATOR WILL PREPARE THE MEMORANDUM OF THIS AGREEMENT AND CIRCULATE SAME TO THE NON-OPERATOR FOR EXECUTION. UPON RECORDING, OPERATOR WILL PROVIDE RECORDATION INFORMATION TO NON-OPERATOR FOR HIS RECORDS. A FORM OF SAID MEMORANDUM, WHICH IS ATTACHED AS EXHIBIT "H" HERETO, SHALL INCLUDE A REFERENCE TO THE PERTINENT SUBSTANTIVE PROVISIONS OF THIS AGREEMENT INCLUDING THE GAS BALANCING AGREEMENT.

     F. HEADINGS: ALL HEADINGS IN THIS AGREEMENT ARE FOR REFERENCE PURPOSES ONLY AND HAVE NO BINDING EFFECT ON THE TERMS, CONDITIONS OR PROVISIONS OF THIS AGREEMENT.

     G. CONFIDENTIALITY OF INFORMATION: ALL GEOPHYSICAL, GEOLOGICAL OR ENGINEERING DATA ACQUIRED BY THE PARTIES UNDER THIS AGREEMENT AS A RESULT OF JOINT OPERATIONS CONDUCTED HEREUNDER SHALL BE KEPT CONFIDENTIAL BY THE PARTIES UNLESS THE RELEASE OF SUCH INFORMATION TO A THIRD PARTY IS AGREED UPON BY THE PARTIES OR IS REQUIRED BY LAW; HOWEVER, IT IS AGREED THAT SUCH DATA MAY BE RELEASED TO A THIRD PARTY IF SUCH THIRD PARTY IS A CONSULTANT OF ANY PARTY OR PROVIDED SUCH THIRD PARTY IS A PROSPECTIVE PARTNER OF SUCH PARTY OR IS A PROSPECTIVE PURCHASER OF ALL OR ANY PORTION OF SUCH PARTIES INTEREST. THE TERM DURING WHICH INFORMATION IS TO BE KEPT SECRET AND CONFIDENTIAL SHALL COINCIDE WITH THE TERM OF THIS AGREEMENT OR FOR A PERIOD OF THREE YEARS FROM THE DATE OF THIS AGREEMENT, WHICHEVER IS LATER. UNLESS OTHERWISE PROVIDED ABOVE, ANY RELEASE OF INFORMATION TO A THIRD PARTY MUST HAVE THE PRIOR WRITTEN CONSENT OF ALL

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

PARTIES, HERETO, BUT IN ANY EVENT SAID THIRD PARTY MUST AGREE IN WRITING TO BE BOUND BY THE PROVISIONS OF THIS PARAGRAPH.

     NOTHING HEREIN SHALL PROHIBIT ANY PARTY FROM DISCLOSING NECESSARY INFORMATION TO ITS AFFILIATE COMPANY OR WHATEVER INFORMATION IN SUCH MANNER AS MAY BE REQUIRED BY STATUTE, RULE OR REGULATION, INCLUDING THE RULES AND REGULATIONS OF ANY STOCK EXCHANGE ON WHICH ANY SECURITIES OF SUCH PARTY OR ANY AFFILIATE ARE TRADED; NOR SHALL ANY PARTY BE PROHIBITED BY THE TERMS HEREOF FROM DISCLOSING INFORMATION ACQUIRED UNDER THIS AGREEMENT TO ANY FINANCIAL INSTITUTION PROVIDING OR PROPOSING TO PROVIDE FINANCING TO THE DISCLOSING PARTY.


     H. NEWS RELEASES: ANY PARTY HERETO OR ANY RELATED PARTY DESIRING TO ISSUE A NEWS RELEASE CONCERNING OPERATIONS CONDUCTED WITHIN THE CONTRACT AREA SHALL PROVIDE THE OTHER PARTY(S) HERETO WITH COPIES OF THE PROPOSED RELEASE AND NO SUCH NEWS RELEASE SHALL BE ISSUED WITHOUT FIRST OBTAINING THE WRITTEN CONSENT OF ALL PARTIES HERETO, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, NO PRIOR CONSENT SHALL BE REQUIRED FOR ANY NEWS RELEASE REQUIRED BY LAW AND/OR THE SECURITIES AND EXCHANGE COMMISSION. THE ONLY EXCEPTION TO THE FOREGOING SHALL BE THAT IN THE EVENT OF AN EMERGENCY INVOLVING EXTENSIVE PROPERTY DAMAGE, OPERATIONS FAILURE, LOSS OF HUMAN LIFE OR OTHER CLEAR EMERGENCY, THE OPERATOR IS AUTHORIZED TO FURNISH SUCH MINIMUM, STRICTLY FACTUAL INFORMATION AS SHALL BE NECESSARY TO SATISFY THE LEGITIMATE PUBLIC INTEREST ON THE PART OF THE PRESS AND DULY CONSTITUTED AUTHORITIES IF TIME DOES NOT PERMIT THE OBTAINING OF PRIOR APPROVAL BY THE OTHER PARTIES HERETO. THE OPERATOR SHALL THEREUPON PROMPTLY ADVISE THE OTHER PARTIES HERETO OF THE INFORMATION SO FURNISHED.

     I. LANDS EXCLUDED FROM THIS AGREEMENT: IN THE EVENT THAT LANDS COVERED BY A LEASE OR A PORTION THEREOF WHICH WERE INITIALLY SUBJECT TO THIS AGREEMENT, BUT IN ACCORDANCE WITH THE TERMS HEREOF ARE NO LONGER SUBJECT TO THIS AGREEMENT, AND SUCH LANDS ARE ACQUIRED BY ONE OR MORE PARTIES TO THIS AGREEMENT [PROVIDED THAT AT SUCH TIME TWO (2) OR MORE PARTIES ARE SIGNATORIES TO THIS AGREEMENT], SUCH LEASEHOLD OR CONTRACTUAL RIGHTS AND THE LEASEHOLD COVERED THEREBY SHALL BE GOVERNED BY AN OPERATING AGREEMENT IDENTICAL TO THIS AGREEMENT, EXCEPT THAT SUCH OPERATING AGREEMENT SHALL BE REVISED TO REFLECT THE PARTIES THERETO AND THEIR PERCENTAGE OWNERSHIP, THE CONTRACT AREA AND THE OPERATOR, IF DIFFERENT.

     J. CONFLICT OF TERMS: THIS IS MADE EXPRESSLY SUBJECT TO THAT CERTAIN JOINT VENTURE AGREEMENT (THE "JVA") DATED OCTOBER 1, 2001, BY AND AMONG UNION OIL COMPANY OF CALIFORNIA AND IVANHOE ENERGY (USA) INC., AND THE PARTIES HERETO SHALL BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN SAID AGREEMENT. IN THE EVENT THAT ANY OF THE TERMS OF THIS OPERATING AGREEMENT CONFLICT WITH THE TERMS OF THE JVA, THE PARTIES HERETO AGREE THAT THE TERMS OF THE JVA SHALL PREVAIL.

     K. METERING OF PRODUCTION: IF A DIVERSITY OF THE WORKING INTEREST OWNERSHIP IN PRODUCTION FROM A LEASE SUBJECT TO THIS AGREEMENT OCCURS AS A RESULT OF OPERATIONS BY LESS THAN ALL PARTIES PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, IT IS AGREED THAT THE OIL, GAS OR OTHER HYDROCARBONS PRODUCED FROM THE WELL OR WELLS COMPLETED BY THE CONSENTING PARTY OR PARTIES SHALL BE SEPARATELY MEASURED EITHER BY WELL TEST OR BY STANDARD METERING EQUIPMENT (TO BE PROPERLY TESTED PERIODICALLY FOR ACCURACY), AT THE OPTION OF THE OPERATOR, AND THAT THE SETTING OF A SEPARATE TANK BATTERY WILL NOT BE REQUIRED UNLESS THE PURCHASER OF THE PRODUCTION OR A GOVERNMENTAL REGULATORY BODY HAVING JURISDICTION WILL NOT APPROVE METERING FOR SEPARATELY MEASURING THE PRODUCTION.

     L. COVENANT RUNNING WITH THE LAND/EXTENT OF OBLIGATIONS: SHOULD ANY PARTY HERETO SELL OR TRANSFER ANY OR ALL OF ITS LEASEHOLD ESTATE COMMITTED TO THIS AGREEMENT, THE OBLIGATIONS, TERMS AND COVENANTS HEREOF SHALL BE CONSIDERED COVENANTS RUNNING WITH THE LAND AND SHALL INURE TO AND BE BINDING UPON THE PARTIES HERETO, THEIR RESPECTIVE HEIRS, DEVISEES, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. THE TRANSFERRING PARTY SHALL REMAIN BOUND TO AND LIABLE FOR THE PERFORMANCE OF OBLIGATIONS AND COVENANTS OF THIS AGREEMENT UNTIL THE TRANSFEREE EXECUTES AND AGREES TO BECOME A PARTY TO THIS AGREEMENT. SHOULD ANY SUCH TRANSFEREE FAIL TO ASSUME ALL OF THE OBLIGATIONS AND COVENANTS OF THIS AGREEMENT, THEN THE TRANSFERRING PARTY REMAINS BOUND

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

TO THE OTHER PARTIES TO THIS AGREEMENT FOR THE PERFORMANCE OF ALL OBLIGATIONS, COVENANTS AND INDEMNIFICATIONS HEREOF.

     M. OVEREXPENDITURE OF AFE: IN THE EVENT EXPENDITURES AGAINST AN APPROVED AFE EXCEEDS, OR IN OPERATOR'S REASONABLE JUDGMENT, ARE LIKELY TO EXCEED, BY THIRTY PERCENT (30%) OR MORE OF THE TOTAL AFE PRIOR TO FINISHING THE APPROVED OPERATIONS, THEN OPERATOR SHALL PROMPTLY FURNISH TO EACH NON-OPERATOR A SUPPLEMENTAL AFE AND A SUMMARY DESCRIPTION AS TO THE PURPOSE FOR THE COST OVERRUN. UPON RECEIPT, ANY NON-OPERATOR MAY CALL FOR A PARTNER'S MEETING BY NOTIFYING THE OPERATOR WITH FULL DETAILS OF THE PURPOSE OF SUCH MEETING, INCLUDING A TIME, PLACE AND AGENDA THAT MEET THE OPERATOR'S REASONABLE BUSINESS SCHEDULE AND DO NOT INTERFERE UNREASONABLY WITH OPERATOR'S ONGOING OPERATIONS UNDER THIS AGREEMENT. OPERATOR WILL THEN CONTACT ALL NON-OPERATORS WITH THE DETAILS OF THE PARTNER'S MEETING AND SUCH MEETING WILL BE HELD UNLESS ONE (1) OR MORE PARTIES WITH A WORKING INTEREST OF AT LEAST FIFTY-ONE PERCENT (51%) IN THE OPERATION ELECT PRIOR TO THE MEETING IN WRITING TO NOT HOLD THE MEETING. NOTWITHSTANDING THE RIGHTS OF A PARTY UNDER THIS SECTION XVI.M TO CALL FOR A MEETING, ALL PARTIES SHALL REMAIN BOUND TO THE TERMS AND PROVISIONS OF THIS AGREEMENT.

     N. AUTHORITY FOR EXPENDITURE REQUIREMENTS: NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PROPOSING PARTY WILL FURNISH BOTH A DETAILED AUTHORITY FOR EXPENDITURE AND A DETAILED PROGRAM FOR EACH PROPOSED OPERATION THAT IS ESTIMATED TO EXCEED $100,000.00. FOR PURPOSES OF THIS PROVISION, "DETAILED" SHALL MEAN INFORMATION UNDERSTOOD BY THE PROPOSING PARTY TO BE REASONABLY NECESSARY FOR THE RECEIVING PARTY TO MAKE AN INFORMED DECISION, BUT IN NO EVENT SHALL THE PROPOSING PARTY BE REQUIRED TO FURNISH INFORMATION BEYOND WHAT A DEEMED REASONABLE AND PRUDENT IN THE INDUSTRY.

     O. MARKETING: UNION OIL COMPANY OF CALIFORNIA HEREBY AGREES TO USE ITS BEST EFFORTS TO MARKET IVANHOE ENERGY (USA) INC.'S SHARE (BUT, NOT THE SHARE OF IVANHOE'S SUCCESSORS AND ASSIGNS, IF ANY) OF ANY OIL AND/OR GAS PRODUCED FROM ANY WELL DRILLED PURSUANT TO THIS AGREEMENT ALONG WITH ITS SHARE OF THE PRODUCTION THEREFROM UNTIL NOTIFIED IN WRITING BY IVANHOE THAT IT NO LONGER DESIRES UNION TO PERFORM SUCH MARKETING TASKS. HOWEVER, NOTWITHSTANDING THE FOREGOING, UNION SHALL HAVE NO LIABILITY HEREUNDER FOR ITS EFFORTS IN MARKETING THE OIL AND/OR GAS TO A THIRD PARTY PURCHASER, INCLUDING ANY DECISIONS UNION MAY MAKE CONCERNING PRICE, TERM AND OTHER CONTRACTUAL PROVISIONS RELATING TO SUCH MARKETING.

A.A.P.L. FORM 610 -- MODEL FORM OPERATING AGREEMENT -- 1989

     IN WITNESS WHEREOF, this agreement shall be effective as of the 1st day of July, 2001.

_________________________________________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles _________________________________________, have been made to the form.


ATTEST OR WITNESS:                          OPERATOR


                                            UNION OIL COMPANY OF CALIFORNIA

                                         By /s/ Richard H. Smith
-----------------------------------         ------------------------------------
                                            Richard H. Smith
-----------------------------------         ------------------------------------
                                            Type or print name

                                            Title        Attorney in Fact
                                                  ------------------------------

                                            Date
                                                 -------------------------------

                                            Tax ID or S.S. No.     95-1315450
                                                               -----------------


                                 NON-OPERATORS


                                            IVANHOE ENERGY (USA) INC.

                                         By /s/ Joseph M. McKniff
-----------------------------------         ------------------------------------
                                            Joseph M. McKniff
-----------------------------------         ------------------------------------
                                            Type or print name

                                            Title Vice-President and Exploration
                                                  Manager
                                                  ------------------------------

                                            Date
                                                 -------------------------------

                                            Tax ID or S.S. No.
                                                               -----------------


                                            ------------------------------------
                                         By
-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------
                                            Type or print name

                                            Title
                                                  ------------------------------

                                            Date
                                                 -------------------------------

                                            Tax ID or S.S. No.
                                                               -----------------


                                            ------------------------------------
                                         By
-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------
                                            Type or print name

                                            Title
                                                  ------------------------------

                                            Date
                                                 -------------------------------

                                            Tax ID or S.S. No.
                                                               -----------------

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                 ACKNOWLEDGMENTS

     Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.



Individual acknowledgment:

State of ______________________ )
                                ) ss.
County of _____________________ )

     This instrument was acknowledged before me on

_________________________________ by ________________________________________



(Seal, if any)
                                          -------------------------------------

                                          Title (and Rank)
                                                          ---------------------
                                          My commission expires:
                                                                 --------------

Acknowledgment in representative capacity:

State of ______________________ )
                                ) ss.
County of _____________________ )

     This instrument was acknowledged before me on

________________________________________ by _______________________________ as

_________________________ of ________________________________________________.



(Seal, if any)
                                          -------------------------------------

                                          Title (and Rank)
                                                          ---------------------
                                          My commission expires:
                                                                 --------------

                                   EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement dated October 1, 2001 between Union Oil Company of California, as Operator, and Ivanhoe Energy
(USA) Inc., as Non-Operator.

1.   DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT:

     The lands subject to this agreement are the same lands lying within the Areas of Mutual Interest depicted on the map attached as Exhibit "E" to the Joint Venture Agreement effective October 1, 2001 to which this agreement is attached.


2.   RESTRICTION AS TO DEPTHS:

     This agreement is not restricted as to depth, formations, or substances.


3.   PARTIES TO THIS AGREEMENT WITH ADDRESSES AND TELEPHONE NUMBERS FOR NOTICE
     PURPOSES:

     UNION:                      UNION OIL COMPANY OF CALIFORNIA

     Mailing Address:            P.O. Box 4551
                                 Houston, Texas 77210-4551

     Street Address:             14141 Southwest Freeway
                                 Sugar Land, Texas 78412

     Attention:                  Burt James
     Telephone:                  281-287-7273
     Facsimile:                  281-287-5113
     E-mail:                     burt.james@unocal.com

     IVANHOE:                    IVANHOE ENERGY (USA) INC.

     Mailing Address:            P.O. Box 9279
                                 Bakersfield, California 93389-9279

     Street Address:             1200 Discovery Drive, Suite 301
                                 Bakersfield, California 93389

     Attention:                  Roger S. Narinian
     Telephone:                  661-869-8344
     Facsimile:                  661-325-2961
     E-mail:                     marinian@ivanhoeenergy.com

4.   DECIMAL INTERESTS OF THE PARTIES TO THIS AGREEMENT:

     Union Oil Company of California               0.50000000
     Ivanhoe Energy (USA) Inc.                     0.50000000
                                                   ----------
                                         Total     1.00000000

5.   OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT:

     The oil and gas leases subject to this agreement are the same oil and gas leases described in Exhibit "A" to the Joint Venture Agreement effective October 1, 2001 to which this agreement is attached.


6.   BURDENS ON PRODUCTION:

     The oil and gas leases subject to this agreement are subject to the burdens set out in Article 3 of the Joint Venture Agreement effective October 1, 2001 to which this agreement is attached.

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies

                                  EXHIBIT "C"

Attached to and made a part of that certain Operating Agreement dated October 1, 200l by and between Union Oil Company of California, as Operator, and Ivanhoe Energy (USA) Inc., as Non-operator

                              ACCOUNTING PROCEDURE

                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   Definitions

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
     "Operator" shall mean the party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator.
     "Parties" shall mean Operator and Non-Operators.
     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.
     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.   Statement and Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B. Each Non-Operator shall pay its proportion of all bills within fifteen
        (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at J. P. Morgan Chase on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

     COPYRIGHT (C) 1985 BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES.

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies

5.   AUDITS

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   APPROVAL BY NON-OPERATORS

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   ECOLOGICAL AND ENVIRONMENTAL

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.


2.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by Operator for the Joint Operations.

3.   LABOR

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

        (2) Salaries of First level Supervisors in the field.

        (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

        (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this
        Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this
        Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this
        Section II.

4.   EMPLOYEE BENEFITS

     Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies

5.   MATERIAL

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.


6.   TRANSPORTATION

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.  LEGAL EXPENSE

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.  TAXES

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies


12.  INSURANCE

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  ABANDONMENT AND RECLAMATION

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  COMMUNICATIONS

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this
     Section II.

15.  OTHER EXPENDITURES

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                 III. OVERHEAD

I. OVERHEAD - DRILLING AND PRODUCING OPERATIONS

      i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

          (X) Fixed Rate Basis, Paragraph lA, or
          ( ) Percentage Basis, Paragraph 1B

          Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

      ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
          Property:

          ( ) shall be covered by the overhead rates, or
          (X) shall not be covered by the overhead rates.

      iii.The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (X) shall be covered by the overhead rates, or
          ( ) shall not be covered by the overhead rates.

      A.  Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

              Drilling Well Rate $7,500.00
                      (Prorated for less than a full month)

              Producing Well Rate $ 800.00

          (2) Application of Overhead - Fixed Rate Basis shall be as follows:

              (a) Drilling Well Rate

                  (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies


                       is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

                   (2) Charges for wells undergoing any type of workover or
                       recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

               (b) Producing Well Rates

                   (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                   (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                   (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                   (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                   (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

 2.  OVERHEAD - MAJOR CONSTRUCTION

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies

     Account for overhead based on the following rates for any Major Construction project in excess of $ 25.000.00:

     A.  5% of first $100,000 or total cost if less, plus

     B.  3% of costs in excess of $100,000 but less than $1,000,000, plus

     C.  2% of costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.   CATASTROPHE OVERHEAD

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     A. 5% of total costs through $100,000; plus

     B. 3% of total costs in excess of $100,000 but less than $1,000,000; plus

     C. 2% of total costs in excess of $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   AMENDMENT OF RATES

     The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

     IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   PURCHASES

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   TRANSFERS AND DISPOSITIONS

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A. New Material (Condition A)

        (1) Tubular Goods Other than Line Pipe

            (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

            (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000

                                                COPAS 1984 ONSHORE
                                                Recommended by the Council of
                                                Petroleum Accountants Societies

                  pound Oil Field Haulers Association interstate truck rate shall be used.

            (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

            (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

         (2) Line Pipe

            (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

            (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

            (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

            (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

         (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

         (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

B.   Good Used Material (Condition B)

     Material in sound and serviceable condition and suitable for reuse without reconditioning:

     (1) Material moved to the Joint Property

         At seventy-five percent (75%) of current new price, as determined by Paragraph A.

     (2) Material used on and moved from the Joint Property

         (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

         (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

     (3) Material not used on and moved from the Joint Property

         At seventy-five percent (75%) of current new price as determined by Paragraph A.

     The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.   Other Used Material

     (1) Condition C

         Material which is, not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

                   (2) Condition D

                       Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.


                       (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                       (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

                   (3) Condition E

                       Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

              D.   Obsolete Material

                   Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

              E.   Pricing Conditions

                   (1) Loading or unloading costs may be charged to the Joint
                       Account at the rate of twenty-five cents (25c) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

                   (2) Material involving erection costs shall be charged at
                       applicable percentage of the current knocked-down price of new Material.

 3.      PREMIUM PRICES

         Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property, provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

 4.      WARRANTY OF MATERIAL FURNISHED BY OPERATOR

         Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

 1.      PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

 2.      RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies


         averages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

 3.      SPECIAL INVENTORIES

         Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

 4.      EXPENSE OF CONDUCTING INVENTORIES

         A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

         B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

5.       EXCESS INVENTORY

         THE OPERATOR SHALL NOT BE REQUIRED TO MAINTAIN INVENTORY THAT IT DOES NOT DEEM PRUDENT; THEREFORE, IN THE EVENT OPERATOR DETERMINES THAT WELLHEAD AND ASSOCIATED COMPONENTS, INCLUDING, BUT NOT LIMITED TO XMAS TREE, FLOWLINE VALVES AND BLAST JOINTS (THE "EXCESS INVENTORY") HAVE NO FURTHER ON-SITE UTILIZATION, OPERATOR MAY SHIP THE EXCESS INVENTORY, OR ANY PART THEREOF, TO A THIRD PARTY RECOGNIZED IN THE INDUSTRY AS A WELLHEAD SPECIALTY COMPANY. THIS COMPANY SHALL SUGGEST A CLASSIFICATION WHICH WILL BE REVIEWED BY THE OPERATOR TO DETERMINE FUTURE UTILITY AND MARKET VALUE. ALL EXCESS INVENTORY ITEMS DETERMINED BY THE OPERATOR TO BE REUSABLE AFTER RECONDITIONING WILL BE ASSIGNED A CREDIT INDEXED TO LIST PRICE. ITEMS CLASSIFIED AS OBSOLETE, OR UNECONOMICAL TO REPAIR WILL BE SOLD AS JUNK AT CURRENT SCRAP VALUE. THE OPERATOR WILL CREDIT THE JOINT ACCOUNT PROPORTIONATELY TO EACH PARTY'S WORKING INTEREST OWNERSHIP IN ANY EXCESS INVENTORY SOLD OR JUNKED.

                                   EXHIBIT "D"


          ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED OCTOBER 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY (USA) INC., AS NON-OPERATOR.


                                    INSURANCE

1. At all times during the conduct of operations hereunder, Operator shall maintain in force the following minimum limits of insurance at the expense of, and for the benefit of the Joint Account:

         (a) Workers Compensation Insurance in accordance with the laws of the state(s) in which operations are covered under this Agreement.

         (b) Employer's Liability Insurance with a minimum limit of $l,000,000 per occurrence.

         (c) All vessels owned or bareboat chartered by Operator shall be adequately covered by Hull and Protection and Indemnity Insurance.

         (d) All aircraft owned by Operator shall be adequately covered by Aircraft Liability Insurance.

2. No other insurance shall be carried by Operator for the benefit of the Joint Account; however, the Operator and each Non-Operator shall provide and maintain in force the following minimum limits of insurance at its sole expense and for its own benefit covering operations on lands subject to this Agreement. Upon evidence of the ability to do so, each party shall have the right to self-insure any of the coverages listed below at its option.

         (a) Commercial General Liability Insurance with $1,000,000 combined single limit per occurrence and $5,000,000 in the aggregate.

         (b) Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence.

         (c) Umbrella Liability Insurance, including liability for environmental damage, with a combined single limit per occurrence of $5,000,000.

3. Any party may at its own expense acquire such other insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations of the joint property.

4. Operator shall require all contractors and subcontractors working or performing services hereunder to comply with the Worker's Compensation and Employer's Liability Laws, both State and Federal, and to carry Commercial General Liability and such other insurance as Operator deems necessary.

5. Operator may include Workers Compensation Insurance and Employer's Liability Insurance risks under its qualified self-insurance program provided Operator complies with all applicable laws, and in such event, Operator shall charge the joint account with an amount that shall not; exceed the amount of the premium that would be charged at the manual rate effective for insurance coverage as if Operator were a purchaser of such coverage from an insurance company or companies.

6. Operator shall require that owners of aircraft and boats chartered hereunder (other than bareboat charters) shall be adequately covered by Hull and Protection and Indemnity Insurance.

7. In connection with all losses, Operator shall upon request i) furnish copies of accident reports as they are received; ii) give notification of the service of all summons and legal processes; iii) provide information as to the status of any claim or suit of any payment made in connection therewith; and, iv) furnish any other available information required for the purpose of fixing or adjusting premiums or to support any claims.

8. Operator and each Non-Operator agree to mutually waive subrogation in favor of each other on all insurances carried by each party and/or obtain such waiver from the insurance carrier if so required by the insurance contract. If such waiver is not obtained, the party failing to do so shall indemnify the other party(s) for any claim by an insurance carrier arising out of subrogation.

9. All uninsured losses and all damages to the joint property shall be borne by the parties hereto in proportion to their respective interests herein.

                                   EXHIBIT "E"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT
  DATED EFFECTIVE OCTOBER 1, 2001, BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS
            OPERATOR, AND IVANHOE ENERGY (USA) INC., AS NON-OPERATOR

                             GAS BALANCING AGREEMENT
                                    ONSHORE

I.       Definitions

         A.       "Agreement" shall mean this Gas Balancing Agreement.

         B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

         C.       "Contract Area" is the area affected by the Operating
                  Agreement.

         D. "Gas" includes natural gas produced from a Well that produces Gas Well Gas, including all constituent parts of such natural gas, except liquid hydrocarbons and condensate recovered by primary separation equipment.

         E. "Gas Well Gas" is gas produced from a Well classified as a gas well by the regulatory body having jurisdiction.

         F. "Oil Well Gas" is gas produced from a Well classified as an oil well by the regulatory body having jurisdiction.

         G. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

         H. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

         I. "Well" is defined as each well subject to the Operating Agreement that produces Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the wellbore.

II.      Application of this Agreement

The parties to the Operating Agreement to which this Gas Balancing Agreement is attached own the working or operating interests in the Gas underlying the Contract Area covered by such Agreement and are entitled to share in the percentages therein as stated in the Operating Agreement.

In accordance with the terms of the Operating Agreement, each party shall take its share of Gas produced from the Contract Area and market or otherwise dispose of same. In the event a party hereto does not take in kind or market its share of gas or has contracted to sell its share of Gas produced from the Contract Area to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Gas Balancing Agreement shall automatically become effective.

The Operator has the duty to control Gas production and the responsibility of administering the provisions of this Gas Balancing Agreement. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the intent that the Gas production accounts of all parties are, to the extent practicable, to be or become Balanced.

III.     Storing and Making Up Gas Production

         A.       Right to Take and Market Gas

                  During any period or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take that party's full share of the Gas produced from a Well located on the Contract Area, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well in the Contract Area, resulting in such party becoming Underproduced (such party being herein referred to as an "Underproduced party") the other party or parties shall be entitled, but not required to produce from said Well in the Contract Area and take or deliver to their respective purchaser(s), each month, all or a part of that portion of the allowable Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced party".

                  Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced party or parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas who are also considered Overproduced.

                  All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment in accordance with their respective interests and subject to the terms of the above described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

         B.       Making Up Underproduction

                  Each party failing to market its share of the total volume of Gas produced or failing to take its full share of the total volume of Gas produced shall be considered Underproduced and shall be credited with Gas in storage equal to its percentage share of the total volume of Gas produced under this Agreement, less that portion of the Gas actually marketed or taken by such party, gas used in operations, vented, or lost. Any Underproduced party shall endeavor to bring its taking of Gas into a Balanced condition. Upon at least 30 days written notice to the Operator, any Underproduced party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented, or lost). To allow an Underproduced party to balance, upon 30 days written notice, an Underproduced party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented, or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year or years during which this agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of gas attributable to the Overproduced party or parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this agreement may be in place, an amount up to an additional twenty-five percent (25%) of the monthly quantity of Gas attributable to the Overproduced party or parties, beginning the first of the month immediately following the twenty (20) days written notice.

                  If more than one Underproduced party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

          C.      Gas Balance Reporting

                  Each party taking Gas shall furnish or cause to be furnished to the Operator a monthly written statement of Gas volumes taken and the identity of its Gas purchaser, if any, no later than thirty (30) days after the production month. Operator shall not be required to adjust its Gas accounting statements reflecting a different Gas purchaser until the first day of the month following the month in which such notice is received by the Operator. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. With respect to Gas purchased from or transported for more than one party by or through one pipeline connected to the Well, each party selling to or transporting through such one pipeline shall furnish to Operator or cause the pipeline owner to furnish to Operator monthly volume statements showing the split of ownership through such pipeline's sales or pipeline inlet meter during the preceding calendar month. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each Party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

                  To determine respective volumes of Gas taken by separate gas pipeline connected to the Wel1, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and well measurement equipment which shall be in accordance with AGA requirements.

                  Each party to this agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Gas Balancing Agreement.

          D.      Royalty and Production Tax

                  At all times while Gas is produced from the Contract Area, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on its share of Gas production as if each party were taking or delivering to a Gas purchaser its share of Gas production. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments, and similar interests payable out of production.

                  Each party producing and taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV.               Cash Settlement

         A.       Final Cash Balancing

                  Should production of gas from the Contract Area be permanently discontinued before the gas accounts are balanced, the Operator shall make a final determination of the volume of the last accrued over- and underproduction, if any, as of the date of such permanent discontinuance and the identity of the party(s) who are over- or underproduced. A cash settlement will then be made between the Underproduced and Overproduced parties. In making such settlement, the Underproduced parties shall be paid a sum of money by the Overproduced parties equal to the value, computed as hereafter set forth, of the unrecouped cumulative balance of overproduction, less applicable taxes and royalties theretofore paid.

                  In determining the value of the unrecouped cumulative balance of overproduction, beginning with the most recent month in which the Overproduced parties took a volume of gas in excess of the quantity to which such parties were entitled, hereafter called "overage," the volume of overage during such month shall be multiplied times the actual prices received for such overage during such month. The same calculation shall be made for the next preceding month in which an overage occurred and for each preceding month (progressing backward in time) in which an overage occurred until the total volume of the overages for these months equals the total volume of the unrecouped cumulative balance of overproduction for purposes of the cash settlement herein contemplated. Within ninety (90) days of permanent discontinuance, the Operator will supply to the Non-operator final volume gas balancing statements. Within one hundred eighty (180) days of permanent discontinuance, the Overproduced parties will pay or cause to be paid to the Underproduced parties their share of overage. Operator assumes no liability with respect to any such third party payments due any Underproduced party. If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.

         B.       Collection and Distribution

                  Operator shall provide within thirty (30) days of permanent termination of Gas production a final accounting of the Gas balance to all parties hereto. Overproduced parties, within thirty (30) days of receipt of the final accounting of the Gas balance, shall provide Operator with a monthly statement of volume for each month during which overproduction occurred that has not been made-up. Within thirty (30) days after the receipt of such monthly statements for Overproduced parties, Operator shall calculate and invoice each Overproduced party for its share of the cash settlement, based on said volume statements, and the Cash Out Value due each Underproduced party. Overproduced parties shall make settlement, based on the invoiced amount, to the Operator within thirty (30) days after receipt of said invoice. Such payment shall relieve an Overproduced party of liability to any other party for the sums paid. Operator shall promptly distribute the funds it receives to the Underproduced parties in that proportion that each Underproduced party's volume of gas in storage bears to the total of all Underproduced parties volumes for Gas in storage.

         C.       Responsibility and Liability for Collection

                  Operator shall not be liable to any Underproduced party for the failure of any Overproduced party to any amounts owed pursuant to the terms hereof. In the event that any party fails to pay any sum due under the terms hereof after demand therefore by the Operator, the Operator may turn responsibility for the collection of such sum to the party or parties to whom it is owed, and Operator shall have no further responsibility in the event that such sums are not paid. Any party shall have the right after expiration of thirty (30) days after the Operator shall have provided a final accounting of the Gas balance to all parties hereto to demand on thirty
                  (30) days advance written notice to both Operator and all Overproduced parties that any payments due to such party for such party's Underproduced volumes shall be paid directly to such party by the Overproduced party(s), rather than being paid through Operator. In the event that any Overproduced party pays to Operator any sums due to an Underproduced party at any time after thirty (30) days following the receipt of such written notification of a demand that such

                  Underproduced party receive such payment directly, the Overproduced party(s) shall continue to be liable to such Underproduced party for any sums so paid, until such payment is actually received by such Underproduced party. In no event shall Operator be liable or responsible for any amount of cash settlement based on a value asserted by an Underproduced party different than the value calculated based on the volume statements and Cash Out Value provided by the Overproduced party or parties.

          D.      Ownership Changes

                  In the event an Overproduced party intends to sell, assign, exchange or otherwise transfer any of its interest in a Well located on the Contract area, such Overproduced party shall notify in writing the other working interest owners who are parties hereto in such Well of such fact within forty-five
                  (45) days prior to closing the transaction. Any Underproduced party may demand of such Overproduced party in writing, within twenty (20) days after receipt of the Overproduced party's notice of intent to sell, assign, exchange or otherwise transfer its interest in a Well, a cash settlement of its underproduction attributed to such Overproduced party's Overproduction in the Well. Any Underproduced party electing to cash settle with the Overproduced party shall thereby indemnify and hold the Overproduced party harmless against any causes of action, claims, losses or other actions which may be claimed by any third party, including, but not limited to, any purchaser of the Gas of the Underproduced party, as a result of the cash settlement. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Paragraph IV.D., and the Gas balance accounts of the parties shall be adjusted accordingly. Any cash settlement pursuant to this Paragraph IV.D shall be on the same basis as otherwise set forth in Paragraphs IV.A. through IV.C. hereof.

                  The provision of this Paragraph IV.D shall not be applicable in the event an Overproduced party has mortgaged its interest, or disposed of its interests by merger, reorganization, consolidation, or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary owns a majority of the stock of such company.

V.                Miscellaneous

         A.       Term

                  This agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect, and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

         B.       Expenses

                  Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the Contract Area as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

         C.       Well Tests

                  Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

         D.       Monitoring of Takes of Production

                  Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each well on said Contract Area so that no well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to its respective Gas Purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

         E.       Method of Tax Accounting

                  In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all parties, each party agrees to compute and report income to the Internal Revenue Service based on the quantity of Gas taken for its account (the cumulative method) in accordance with such regulations.

                                   EXHIBIT "F"



            ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED EFFECTIVE OCTOBER 1, 200l BY AND BETWEEN
     UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY (USA)
                             INC., AS NON-OPERATOR.



                EQUAL OPPORTUNITY & NON-SEGREGATION OF FACILITIES
                          CERTIFICATIONS AND AGREEMENTS

 This contract shall be performed by Operator in compliance with all applicable laws, proclaimed, orders, rules and regulations, including, without limitation, the following:

 1.      EQUAL EMPLOYMENT OPPORTUNITY

         A. Equal Opportunity Clause (41 CFR 60-1.4). (Applicable to ail contracts for more than $10,000, individually; or if Operator has such contracts or subcontracts with the Government in any 12-month period which have an aggregate total value (or can reasonably be expected to have an aggregate total value) exceeding $10,000, the $10,000 or under exemption does not apply, and the contracts are subject to the order and the regulations issued pursuant thereto regardless of whether any single contract exceeds $10,000.)



The equal opportunity clause required by Executive Order 11246 of September 24, 1965, and prescribed in section 60-1.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-l.4(d) of said Regulations) as if set out in full at this point.

         B. Certification of Nonsegregated Facilities (41 CFR 60-1.8). (Applicable only to contracts which are not exempt from the provisions of the Equal Opportunity Clause set out above.) Operator certifies that it does not, and will not, maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not, permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity Clause required by Executive Order 11246 of September 24, 1965.

                  As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash room, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

                  Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that will forward that following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods);

NOTICE TO PROSPECTIVE SUBCONTRACTORS OR REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES



                  A certificate of Nonsegregated Facilities must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

         C. Affirmative Action Compliance Program (41 CFR 60-l.40). (Applicable only if Operator (a) has 50 or more employees and (b) has a contract for $50,000 or more.) If required under section 60-l.40 of Title 41 of the Code of Federal Regulations, Operator certifies that it has developed, or agrees to develop, a written affirmative action program for each of its establishments within 120 days from the effectiveness of this contract or the first of the contracts of sale. Operator shall maintain or the first of the contracts of sale. Operator shall maintain such program until such time as it is no longer required by law or regulation. Operator shall maintain a copy of separate program for each establishment, including evaluation of utilization of minority group personnel and the job classifications tables, at each local office responsible for the personnel-makers of such establishment.

         D. Employer Information Report (41 CFR 60-l.7). (Applicable only if Operator (a) has 50 or more employees, (b) is not exempt pursuant to 41 CFR 60-l.5 from the requirement for filing Employer Information Report EEO-1, and (c) has a contract or subcontract amounting to $50,000 or more.)

If required under section 60-l.7 of Title 41 of the Code of Federal Regulations to file, the Employer Information Report, Standard Form 100 (EEO-I), or such forms as may hereinafter be promulgated in its place, in accordance with the applicable instructions and will continue to file such report unless and until Operator is not required to so file by law or regulation.

2.       AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM
         ERA

         A. Affirmative Action Clause (41 CFR 60-250.4). (Applicable only to contracts for $10,000 or more.)

                  The affirmative action clause prescribed in section 60-250.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-250.22 of said Regulations) as if set out in full at this point.

         B. Affirmative Action Program (41 CFR 60-250.5). (Applicable to contracts for $10,000 or more only if Operator (a) has 50 or more employees and (b) holds a contract ( xxxxx or more.)

                  The affirmation action program prescribed in sections 60-250.22 of said Regulations) as if set out in full at this point.

 3.      AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

         A. Affirmative Action Clause (41 CFR 60-741,4). (Applicable to contracts for $2,500 or more.)

                  The affirmative action clause prescribed in section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by section 60.741.22 of said Regulations) as if set out in full at this point.

         B. Affirmative Action Program (41 CFR 60-741.5). (Applicable to contracts for $2,500 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

                  The affirmative action program prescribed in sections 60-741.5 and 60-74l.6 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-741.22 of said Regulations) as if set out in full at this point.


 4.      MINORITY BUSINESS ENTERPRISES (41 CFR 1-1.13, FEDERAL PROCUREMENT
         REGULATIONS)

         A. Utilization of Minority Business Enterprises (41 CFR 1-1.1310-2(a)). (Applicable only to contracts which may exceed $10,000 except those, and all subcontracts thereunder, to be performed entirely outside the United States, its possessions, and Puerto Rico, and those of services of a personal nature.)

                  (1) It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

                  (2) Operator agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprises" means a business, at least 50 percent of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish speaking American persons, American-Oriental, American-Indians,
                           American-Eskimos, and American-Aleut. Operator may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

         B. Minority Business Enterprises Subcontracting Program (41 CFR l-l.1310-2(b)). (Applicable to all contracts which may exceed $500,000 which contain the clause required by 41 CFR 1-l.1310-2(a) and which offer substantial subcontracting possibilities.).

                  (1) Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the above clause entitled "Utilization of Minority Business Enterprises") to be considered fairly as subcontractors and suppliers under this contract. In this connection, Operator shall:

                           (a) Designate a liaison officer who will administer Operator's minority business enterprises program.

                           (b) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

                           (c)      Assure that known minority business
                                    enterprises will have an equitable
                                    opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specification, and delivery schedules so as to facilitate the participation of minority business enterprises.

                           (d) Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and ward contracts to minority business enterprises.

                           (e) Include the Utilization of Minority Business Enterprises clause is subcontracts which offer substantial minority business enterprises subcontracting opportunities.

                           (f) Cooperate with the Contracting Officer in any studies and surveys of Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

                           (g) Submit periodic reports of subcontracting to know minority business enterprises with respect to the records referred to in subparagraph (d), above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

                  (2) Operator further agrees to inert, in any subcontract hereunder which may exceed $500,000 provisions which shall conform substantially to the language of this clause, including this paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

                                   EXHIBIT "G"


         ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT
   DATED EFFECTIVE OCTOBER 1,2001, BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS
            OPERATOR, AND IVANHOE ENERGY (USA) INC., AS NON-OPERATOR



                                 TAX PARTNERSHIP


                        (TO BE SUPPLIED AT A LATER DATE)

                                  EXHIBIT "H"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED OCTOBER 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY (USA) INC., AS NON-OPERATOR.

                       MODEL FORM RECORDING SUPPLEMENT TO
                  OPERATING AGREEMENT AND FINANCING STATEMENT

     THIS AGREEMENT, entered into by and between _________________________ hereinafter referred to as "Operator," and the signatory party or parties other than Operator, hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" (said land, Leases and Interests being hereinafter called the "Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or rights therein are reflected on Exhibit "A";

     WHEREAS, the parties hereto have executed an Operating Agreement dated _____________________________________ (herein the "Operating Agreement"), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and

     WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

     NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

     1. This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

     2. The parties do hereby agree that:

        A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

        B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

        C. All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

        D. Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas Interests identified on Exhibit "A," all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

        E. Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

        F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereinafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

        G. The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfer. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

        H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of nonparticipation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

        I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party's right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

        J. Each party's interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party's share of production and costs shall be reallocated on the basis of such relinquishment; all upon the terms and provisions provided in the Operating Agreement.

        K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.

     3. The parties hereby grant reciprocal liens and security interests as follows:

        A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

        B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and the Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

        C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest, has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party or parties stating the amount due as a result of the default, and all parties waive any from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

        D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefor by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

        E. If any party does not perform all of its obligations under this agreement or the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

        F. The lien and security interest granted in this paragraph 3 supplements identical rights granted under the Operating Agreement.

        G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

        H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

     4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

     5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

     6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

     7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein.

B. OTHER PROVISIONS




_________________________________________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 6IORS-1989 Model Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles _____________________, have been made to the form.




     IN WITNESS WHEREOF, this agreement shall be effective as of the _______ day of ___________________, year: ____________.


ATTEST OR WITNESS:                                     OPERATOR

                                         _______________________________________

                                         _______________________________________

_______________________________________  By: ___________________________________
                                                        TYPE OR PRINT NAME
                                         Title: ________________________________

_______________________________________  Date: _________________________________

                                         Address: ______________________________



ATTEST OR WITNESS:                                    NON-OPERATORS

                                         _______________________________________

                                         _______________________________________

_______________________________________  By: ___________________________________
                                                        TYPE OR PRINT NAME
                                         Title: ________________________________

_______________________________________  Date: _________________________________

                                         Address: ______________________________




ATTEST OR WITNESS:

                                         _______________________________________

                                         _______________________________________

_______________________________________  By: ___________________________________
                                                        TYPE OR PRINT NAME
                                         Title: ________________________________

_______________________________________  Date: _________________________________

                                         Address: ______________________________



ATTEST OR WITNESS:


                                         _______________________________________

                                         _______________________________________

_______________________________________  By: ___________________________________
                                                        TYPE OR PRINT NAME
                                         Title: ________________________________

_______________________________________  Date: _________________________________

                                         Address: ______________________________

                                  EXHIBIT "A"


1. Oil, Gas and Mineral Lease dated 03/06/2001, by and between Nolan A. Phillips, dealing herein in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13400, Volume 2109, Page 260, Henderson County, Texas, 10/03/2001, File # 0007665, Volume 1689, Page 102, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-001-01).

2. Oil, Gas and Mineral Lease dated 06/05/2001, by and between Susan A. Soulsby, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13410, Volume 2109, Page 288, Henderson County, Texas, 10/03/2001, File # 0007666, Volume 1689, Page 105, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-006-01).

3. Oil, Gas and Mineral Lease dated 06/05/2001, by and between David R. Soulsby, dealing herein in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13411, Volume 2109, Page 292, Henderson County, Texas, 10/03/2001, File # 0007667, Volume 1689, Page 109, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-006-02).

4. Oil, Gas and Mineral Lease dated 07/11/2001, by and between Ralph H. Meriwether, dealing herein in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13412, Volume 2109, Page 296, Henderson County, Texas, 10/03/2001, File # 0007668, Volume 1689, Page 113, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-006-03).

5.       Oil, Gas and Mineral Lease dated 05/08/2001, by and between Julius
         W. Wylie, Jr., dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006360, Volume 1682, Page 228, Anderson County, Texas, 9/27/2001,
         File # 0016160, Volume 2121, Page 754, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-01).

6. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Alma Joe Coats, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006356, Volume 1682, Page 212, Anderson County, Texas, 9/27/2001, File # 0016161, Volume 2121, Page 758, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-02).

7. Oil, Gas and Mineral Lease dated 05/17/2001, by and between Nannearle Sanders Hash, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006345, Volume 1682, Page 177, Anderson County, Texas, 9/27/2001,
         File # 0016162, Volume 2121, Page 762, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-04).

8. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Ruth Cotton Mann, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006378, Volume 1682, Page 313, Anderson County, Texas, 9/27/2001, File # 0016163, Volume 2121, Page 765, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-06).

9. Oil, Gas and Mineral Lease dated 06/04/2001, by and between Lucille Tidgren, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006277, Volume 1681, Page 753, Anderson County, Texas, 9/27/2001, File # 0016164, Volume 2121, Page 769, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-09).



                                                          Catfish Creek Prospect

10. Oil, Gas and Mineral Lease dated 06/07/2001, by and between Ethel Wood, dealing through Agent and Attorney-In-Fact, Charles Davis, Jr., and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006278, Volume 1681, Page 757, Anderson County, Texas, 9/27/2001, File # 0016165, Volume 2121, Page 773, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-10).

11. Oil, Gas and Mineral Lease dated 05/29/2001, by and between Virginia Ewald, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006279, Volume 1681, Page 761, Anderson County, Texas, 9/27/2001, File # 0016166, Volume 2121, Page 777, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-11).

12. Oil, Gas and Mineral Lease dated 06/14/2001, by and between David Paul McNair, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006355, Volume 1682, Page 208, Anderson County, Texas, 9/27/2001, File # 0016167, Volume 2121, Page 781, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-018-12).

13. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Owen Oil & Gas Properties, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13414, Volume 2109, Page 301, Henderson County, Texas, 10/03/2001, File # 0007669, Volume 1689, Page 115, Anderson
         County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-023-02).

14. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Janice Stringfield, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006288, Volume 1681, Page 791, Anderson County, Texas, 9/27/2001,
         File # 0016168, Volume 2121, Page 785, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-024-01).

15. Oil, Gas and Mineral Lease dated 03/16/2001, by and between Hardy Nance, A-I-F for Gladys P. Nance, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006306, Volume 1682, Page 9, Anderson County, Texas, 9/27/2001, File # 0016169, Volume 2121, Page 788, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-026-05).

16. Oil, Gas and Mineral Lease dated 05/23/2001, by and between Laura Taylor Kelly, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006311, Volume 1682, Page 25, Anderson County, Texas, 9/27/2001, File # 0016171, Volume 2121, Page 796, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-026-10).

17. Oil, Gas and Mineral Lease dated 05/23/2001, by and between Weldon J. Taylor, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006313, Volume 1682, Page 32, Anderson County, Texas, 9/27/2001, File # 0016170, Volume 2121, Page 792, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-026-12).

18. Oil, Gas and Mineral Lease dated 03/22/2001, by and between Leslie G. Lambright, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006314, Volume 1682, Page 36, Anderson County, Texas, 9/27/2001, File # 0016172, Volume 2121, Page 800, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-027-01).

19. Oil, Gas and Mineral Lease dated 03/26/2001, by and between Debbie K. Polley, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006315, Volume 1682, Page 39, Anderson County, Texas, 9/27/2001, File # 0016173, Volume 2121, Page 803, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-027-02).

20. Oil, Gas and Mineral Lease dated 03/22/2001, by and between Jerald Lambright and wife, Ruth Lambright, as Lessors, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006316, Volume 1682, Page 42, Anderson County, Texas, 9/27/2001, File # 0016174, Volume 2121, Page 806, Henderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-029-11).

21. Oil, Gas and Mineral Lease dated 06/08/2001, by and between Frank W. Denius, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13423, Volume 2109, Page 327, Henderson County, Texas, 10/03/2001, File # 0007670, Volume 1689, Page 117, Anderson
         County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-043-01).

22. Oil, Gas and Mineral Lease dated 06/08/2001, by and between Charmine Denius McGill, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13424, Volume 2109, Page 329, Henderson County, Texas, 10/03/2001, File # 0007671, Volume 1689, Page 119, Anderson
         County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-043-02).

23. Oil, Gas and Mineral Lease dated 05/21/2001, by and between Donald W. Abernathy by Agent and Attorney-In-Fact for Norma J. Abernathy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13426, Volume 2109, Page 335, Henderson County, Texas, 10/03/2001, File # 0007672, Volume 1689, Page 121, Anderson County,
         Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-02).

24. Oil, Gas and Mineral Lease dated 05/21/2001, by and between Donald W. Abernathy by Agent and Attorney-In-Fact for Norma J. Abernathy, Individually and as Guardian of the Estate of George R. Abernathy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13427, Volume 2109, Page 341, Henderson County, Texas, 10/03/2001, File # 0007673, Volume 1689, Page 127, Anderson County,
         Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-03).

25. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Jackie Dodson, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13428, Volume 2109, Page 347, Henderson County, Texas, 10/03/2001, File # 0007674, Volume 1689, Page 133, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-04).

26. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Dan Dodson, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13429, Volume 2109, Page 352, Henderson County, Texas, 10/03/2001, File # 0007675, Volume 1689, Page 138, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-05).

27. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Dereck Dodson, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13430, Volume 2109, Page 358, Henderson County, Texas, 10/03/2001, File # 0007676, Volume 1689, Page 144, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-06).

28. Oil, Gas and Mineral Lease dated 06/06/2001, by and between Bobby F. Abernathy, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13431, Volume 2109, Page 364, Henderson County, Texas, 10/03/2001, File # 0007677, Volume 1689, Page 150, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-07).

29. Oil, Gas and Mineral Lease dated 06/06/2001, by and between Herbert Abernathy, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13432, Volume 2109, Page 370, Henderson County, Texas, 10/03/2001, File # 0007678, Volume 1689, Page 156, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-08).

30. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Floy E. Little, dealing herein with his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13433, Volume 2109, Page 376, Henderson County, Texas, 10/03/2001, File # 0007679, Volume 1689, Page 162, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-045-09).

31. Oil, Gas and Mineral Lease dated 05/23/2001, by and between Jean Clark, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13437, Volume 2109, Page 393, Henderson County, Texas, 10/03/2001, File # 0007660, Volume 1689, Page 82, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-050-02).

32. Oil, Gas and Mineral Lease dated 05/14/2001, by and between Don Bullock and wife, Shirley Bullock, as Lessors, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13441, Volume 2109, Page 408, Henderson County, Texas, 10/03/2001, File # 0007661, Volume 1689, Page 88, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-055-01).

33. Oil, Gas and Mineral Lease dated 05/31/2001, by and between Teresa Heilig, dealing herein with her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13442, Volume 2109, Page 412, Henderson County, Texas, 10/03/2001, File # 0007662, Volume 1689, Page 92, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-055-02).

34. Oil, Gas and Mineral Lease dated 05/17/2001, by and between Damon Douglas, Trustee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13443, Volume 2109, Page 415, Henderson County, Texas, 10/03/2001, File # 0007663, Volume 1689, Page 95,
         Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-056-01).

35. Oil, Gas and Mineral Lease dated 05/31/2001, by and between Buford R. Hayes and wife and Reba Hayes, as Lessors, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13444, Volume 2109, Page 419, Henderson County, Texas, 10/03/2001, File # 0007664, Volume 1689, Page 99, Anderson County, Texas, in the Official Public Records of Anderson and Henderson Counties, Texas. (C2330-057-01).

                                   EXHIBIT "A"



1. Oil, Gas and Mineral Lease dated 03/06/2001, by and between Kathryn P. Jenkins, individually and as Trustee of the R.E. and K.P. Jenkins Living Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13401, Volume 2109, Page 263, of the Official Public Records of Henderson County, Texas (C2330-003-01).

2. Oil, Gas and Mineral Lease dated 03/06/2001, by and between Charles A. Jenkins, dealing in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13402, Volume 2109, Page 266, of the Official Public Records of Henderson County, Texas (C2330-003-02).

3. Oil, Gas and Mineral Lease dated 03/06/2001, by and between Annie E. Waller, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13403, Volume 2109, Page 269, of the Official Public Records of Henderson County, Texas (C2330-003-03).

4. Oil, Gas and Mineral Lease dated 03/06/2001, by and between James A. Hemminger, dealing herein in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File#
         13404, Volume 2109, Page 272, of the Official Public Records of Henderson County, Texas (C2330-003-04).

5. Oil, Gas and Mineral Lease dated 03/06/2001, by and between Lucille M. Latronica, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File#
         13405, Volume 2109, Page 275, of the Official Public Records of Henderson County, Texas (C2330-003-05).

6. Oil, Gas and Mineral Lease dated 03/20/2001, by and between Thomas H. Grantham, Trustee of the Children of Sarah Helen Smith Grantham Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13406, Volume 2109, Page 278, of the Official Public Records of Henderson County, Texas (C2330-004-01).

7. Oil, Gas and Mineral Lease dated 03/20/2001, by and between Edith Dane Smith, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13407, Volume 2109, Page 281, of the Official Public Records of Henderson County, Texas (C2330-004-02).

8. Memorandum of Oil, Gas and Mineral Lease dated 06/01/2001, by and between William L. Graham, Trustee for Edwin L. Cox, and Jr. Trust #12, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13408, Volume 2109, Page 284, of the Official Public Records of Henderson County, Texas (C2330-004-03).

9. Memorandum of Oil, Gas and Mineral Lease dated 06/27/2001, by and between Dane Hansford Smith, Agent and A-I-F for Heather Royall Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13409, Volume 2109, Page 286, of the Official Public Records of Henderson County, Texas (C2330-004-04).

10. Oil, Gas and Mineral Lease dated 03/19/2001, by and between Glen Carnes, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13413, Volume 2109, Page 298, of the Official Public Records of Henderson County, Texas (C2330-023-01).

11. Memorandum of Oil, Gas and Mineral Lease dated 07/25/2001, by and between Inverness Energy, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/20/2001, File# 15786, Volume 2120, Page 266, of the Official Public Records of Henderson County, Texas (C2330-023-03).

12. Oil, Gas and Mineral Lease dated 03/28/2001, by and between Roy D. Mills and wife, Kandy A. Mills, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13415, Volume 2109, Page 303, of the Official Public Records of Henderson County, Texas (C2330-037-01).




                                                          Catfish Creek Prospect

13. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Jimmie Marie Batson, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13416, Volume 2109, Page 306, of the Official Public Records of Henderson County, Texas (C2330-037-02).

14. Oil, Gas and Mineral Lease dated 03/30/2001, by and between Donna Gayle Shelby, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13417, Volume 2109, Page 309, of the Official Public Records of Henderson County, Texas (C2330-037-03).

15. Oil, Gas and Mineral Lease dated 03/30/2001, by and between Charles Adams AKA Charles Brown, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13418, Volume 2109, Page 312, of the Official Public Records of Henderson County, Texas (C2330-037-04).

16. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Brenda Cupp, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13419, Volume 2109, Page 315, of the Official Public Records of Henderson County, Texas (C2330-037-05).

17. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Alan Giles, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13420, Volume 2109, Page 318, of the Official Public Records of Henderson County, Texas (C2330-039-01).

18. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Lowell Giles, and wife Margaret L. Giles, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13421, Volume 2109, Page 321, of the Official Public Records of Henderson County, Texas (C2330-041-01).

19. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Evelyn Giles Sims, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13422, Volume 2109, Page 324, of the Official Public Records of Henderson County, Texas (C2330-042-01).

20. Oil, Gas and Mineral Lease dated 05/25/2001, by and between Easter Seals Society of Greater Dallas, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13425, Volume 2109, Page 331, of the Official Public Records of Henderson County,
         Texas (C2330-044-01).

21. Oil, Gas and Mineral Lease dated 05/15/2001, by and between Wayne Weeks, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13434, Volume 2109, Page 382, of the Official Public Records of Henderson County, Texas (C2330-047-01).

22. Memorandum of Oil, Gas and Mineral Lease dated 07/25/2001, by and between Inverness Energy, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/20/2001, File # 15787, Volume 2120, Page 267, of the Official Public Records of Henderson County, Texas (C2330-048-01).

23. Oil, Gas and Mineral Lease dated 05/21/2001, by and between Daniel G. Abernathy, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13435, Volume 2109, Page 386, of the Official Public Records of Henderson County, Texas (C2330-049-01).

24. Oil, Gas and Mineral Lease dated 05/15/2001, by and between J. Rodney Johnson, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13438, Volume 2109, Page 399, of the Official Public Records of Henderson County, Texas (C2330-051-01).

25. Oil, Gas and Mineral Lease dated 07/11/2001, by and between Marjory Maffit Jones, Individually and as Trustee of the Jones Living Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001,
         File # 13440, Volume 2109, Page 405, of the Official Public Records of Henderson County, Texas (C2330-051-03).

26. Oil, Gas and Mineral Lease dated 06/06/2001, by and between Elvert Gregory Lovelady, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13445, Volume 2109, Page 422, of the Official Public Records of Henderson County, Texas (C2330-058-01).

27. Oil, Gas and Mineral Lease dated 06/01/2004, by and between Roy E. Pulis and wife, Carolyn S. Pulis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13446, Volume 2109, Page 426, of the Official Public Records of Henderson County, Texas (C2330-059-01).

28. Oil, Gas and Mineral Lease dated 05/15/2001, by and between Ira Jean Jackson, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13447, Volume 2109, Page 429, of the Official Public Records of Henderson County, Texas (C2330-063-01).

29. Oil, Gas and Mineral Lease dated 05/07/2001, by and between Stephen Kelley Presswood, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13448, Volume 2109, Page 432, of the Official Public Records of Henderson County, Texas (C2330-064-01).

30. Oil, Gas and Mineral Lease dated 05/07/2001, by and between Pamela Sue Lott, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13449, Volume 2109, Page 435, of the Official Public Records of Henderson County, Texas (C2330-064-02).

31. Oil, Gas and Mineral Lease dated 05/29/2001, by and between Virginia Gail Willis, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13450, Volume 2109, Page 438, of the Official Public Records of Henderson County, Texas (C2330-064-03).

32. Memorandum of Oil, Gas and Mineral Lease dated 06/20/2001, by and between East Texas National Bank, Trustee of the Testementary Trust of The Last Will and Testament of Theretin Barlett Pickel, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13451, Volume 2109, Page 441, of the Official Public Records of Henderson County, Texas (C2330-078-01).

33. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Pauline Massengale, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13452, Volume 2109, Page 442, of the Official Public Records of Henderson County, Texas (C2330-081-01).

34. Memorandum of Oil, Gas and Mineral Lease dated 07/25/2001, by and between Inverness Energy, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/20/2001, File # 15789, Volume 2120, Page 271, of the Official Public Records of Henderson County, Texas (C2330-082-01).

35. Oil, Gas and Mineral Lease dated 05/09/2001, by and between Virgil R. Sparkman and wife, Georgia V. Sparkman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13453, Volume 2109, Page 445, of the Official Public Records of Henderson County, Texas (C2330-084-01).

36. Oil, Gas and Mineral Lease dated 05/05/2001, by and between Wade Wilbanks and wife, Jerry Nell Wilbanks, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13454, Volume 2109, Page 448, of the Official Public Records of Henderson County, Texas (C2330-085-01).

37. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Randy Allen Wilbanks, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13455, Volume 2109, Page 451, of the Official Public Records of Henderson County, Texas (C2330-085-02).

38. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Gary Don Wilbanks, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13456, Volume 2109, Page 454, of the Official Public Records of Henderson County, Texas (C2330-085-03).

39. Oil, Gas and Mineral Lease dated 05/18/2001, by and between Bill Isbell and Gladys Isbell, as Trustees for the Isbell Family Revocable Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13457, Volume 2109, Page 457, of the Official Public Records of Henderson County, Texas (C2330-085-04).

40. Oil, Gas and Mineral Lease dated 05/18/2001, by and between Jessie Tom Jennigan and wife, Priscilla Jennigan, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 13458, Volume 2109, Page 460, of the Official Public Records of Henderson County, Texas (C2330-087-01).


                               END OF EXHIBIT "A"

                                   EXHIBIT "A"



1. Oil, Gas and Mineral Lease dated 03/12/2001, by and between J.C. Price and wife, Evelyn S. Price, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006259, Volume 1681, Page 703, of the Official Public Records of Anderson County, Texas
         (C2330-009-01).

2. Oil, Gas and Mineral Lease dated 03/15/2001, by and between Charles Leslie Price, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006260, Volume 1681, Page 708, of the Official Public Records of Anderson County, Texas (C2330-010-01).

3. Oil, Gas and Mineral Lease dated 03/12/2001, by and between Adell Till, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006261, Volume 1681, Page 711, of the Official Public Records of Anderson County, Texas (C2330-011-01).

4. Oil, Gas and Mineral Lease dated 03/12/2001, by and between Annie Till Adair, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006262, Volume 1681, Page 714, of the Official Public Records of Anderson County, Texas (C2330-011-01-A).

5. Oil, Gas and Mineral Lease dated 03/12/2001, by and between Cynthia Abby Cowart, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006263, Volume 1681, Page 717, of the Official Public Records of Anderson County, Texas (C2330-011-A).

6. Oil, Gas and Mineral Lease dated 03/12/2001, by and between Cary S. Cowart, et ux, Trenia Cowart, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006264, Volume 1681, Page 720, of the Official Public Records of Anderson County, Texas
         (C2330-011-B).

7. Oil, Gas and Mineral Lease dated 03/20/2001, by and between Charles L. Neill, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006266, Volume 1681, Page 726, of the Official Public Records of Anderson County, Texas (C2330-017-02).

8. Oil, Gas and Mineral Lease dated 03/20/2001, by and between Walter R. Neill, Jr., dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006267, Volume 1681, Page 729, of the Official Public Records of Anderson County, Texas (C2330-017-03).

9.       Oil, Gas and Mineral Lease dated 03/20/2001, by and between Elizabeth
         W. Neill, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006268, Volume 1681, Page 732, of the Official Public Records of Anderson County, Texas (C2330-017-04).

10. Memorandum of Oil, Gas and Mineral Lease dated 05/17/2001, by and between Trinity University, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006275, Volume 1681, Page 748, of the Official Public Records of Anderson County, Texas
         (C2330-017-05).

11. Memorandum of Oil, Gas and Mineral Lease dated 06/04/2001, by and between The Cain Foundation, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006270, Volume 1681, Page 738, of the Official Public Records of Anderson County, Texas
         (C2330-017-06).

12. Memorandum of Oil, Gas and Mineral Lease dated 06/04/2001, by and between Franklin W. Denius, Independent Executor of the Effie Marie Cain Estate (deceased), as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006271, Volume 1681, Page 740, of the Official Public Records of Anderson County, Texas (C2330-017-07).

                                                          Catfish Creek Prospect

13. Memorandum of Oil, Gas and Mineral Lease dated 06/18/2001, by and between Enco Productions, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006272, Volume 1681, Page 742, of the Official Public Records of Anderson County, Texas
         (C2330-017-08).

14. Memorandum of Oil, Gas and Mineral Lease dated 06/06/2004, by and between Black Stone Minerals Company, L.P., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006273, Volume 1681, Page 744, of the Official Public Records of Anderson County, Texas (C2330-017-09).

15. Memorandum of Oil, Gas and Mineral Lease dated 05/29/2001, by and between Ralph V. St. John, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006274, Volume 1681, Page 746, of the Official Public Records of Anderson County, Texas
         (C2330-017-10).

16. Oil, Gas and Mineral Lease dated 05/03/2001, by and between Clay Cotten, Jr., dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006269, Volume 1681, Page 735, of the Official Public Records of Anderson County, Texas (C2330-018-03).

17. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Shirley Hooks, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006342, Volume 1682, Page 168, of the Official Public Records of Anderson County, Texas (C2330-018-05).

18. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Janice Stringfield, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006276, Volume 1681, Page 750, of the Official Public Records of Anderson County, Texas (C2330-018-07).

19. Oil, Gas and Mineral Lease dated 05/29/2001, by and between Virginia Cotton Whidden, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007364, Volume 1687, Page 545, of the Official Public Records of Anderson County, Texas (C2330-018-13).

20. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Margery Hombs Dial, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006353, Volume 1682, Page 202, of the Official Public Records of Anderson County, Texas (C2330-019-01).

21. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Elton P. Myers, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006352, Volume 1682, Page 199, of the Official Public Records of Anderson County, Texas (C2330-019-02).

22. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Nancy Herrin Burrows, acting by and through her Agent and Attorney-in-Fact, Michael B. Dear and dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006351, Volume 1682, Page 196, of the Official Public Records of Anderson County, Texas (C2330-019-03).

23. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Charles B. Robinson, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006280, Volume 1681, Page 765, of the Official Public Records of Anderson County, Texas (C2330-019-04).

24. Oil, Gas and Mineral Lease dated 05/10/2001, by and between The Texas Presbyterian Foundation, as Agent and Attorney-in-Fact for First Presbyterian Church, Palestine Texas, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006350, Volume 1682, Page 193, of the Official Public Records of Anderson County, Texas (C2330-019-05).

25. Oil, Gas and Mineral Lease dated 05/10/2001, by and between The Texas Presbyterian Foundation, as Agent and Attorney-in-Fact for Grace Presbytery, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006349, Volume 1682, Page 190, of the Official Public Records of Anderson County, Texas (C2330-019-06).

26. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Charles B. Campbell, Jr., dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006281, Volume 1681, Page 768, of the Official Public Records of Anderson County, Texas (C2330-019-07).

27. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Patricia Blakeley, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006282, Volume 1681, Page 771, of the Official Public Records of Anderson County, Texas (C2330-019-08).

28. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Andrew M. Grant, Trustee for Charles M. Grant Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006283, Volume 1681, Page 774, of the Official Public Records of Anderson County, Texas (C2330-019-09).

29. Oil, Gas and Mineral Lease dated 05/08/2001, by and between Jane R. Engish, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006284, Volume 1681, Page 777, of the Official Public Records of Anderson County, Texas (C2330-019-10).

30. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Elizabeth Herrin Creer, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006285, Volume 1681, Page 780, of the Official Public Records of Anderson County, Texas (C2330-019-12).

31. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Melissa G. Moon, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006286, Volume 1681, Page 783, of the Official Public Records of Anderson County, Texas (C2330-019-13).

32. Oil, Gas and Mineral Lease dated 07/26/2001, by and between Laird Memorial Hospital Foundation, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007358, Volume 1687, Page 523, of the Official Public Records of Anderson County, Texas
         (C2330-019-14).

33. Oil, Gas and Mineral Lease dated 07/26/2001, by and between East Texas Treatment Center, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007359, Volume 1687, Page 526, of the Official Public Records of Anderson County, Texas (C2330-019-15).

34. Oil, Gas and Mineral Lease dated 03/27/2001, by and between J.C. Price and wife Evelyn S. Price, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006287, Volume 1681, Page 786, of the Official Public Records of Anderson County, Texas
         (C2330-020-01).

35. Oil, Gas and Mineral Lease dated 05/16/2001, by and between Shirley Hooks, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007361, Volume 1687, Page 532, of the Official
         Public Records of Anderson County, Texas (C2330-024-03).

36. Oil, Gas and Mineral Lease dated 03/21/2001, by and between Fayrene S. Hillhouse, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006289, Volume 1681, Page 794, of the Official Public Records of Anderson County, Texas (C2330-025-01).

37. Oil, Gas and Mineral Lease dated 03/21/2001, by and between Irene S. Stafford, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006290, Volume 1681, Page 798, of the Official Public Records of Anderson County, Texas (C2330-025-02).

38. Oil, Gas and Mineral Lease dated 03/23/2001, by and between Lynn Brooks Anglin, Glenn Riley Brooks & Martha Jean Brooks, dealing herein as their sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006291, Volume 1681, Page 802, of the Official Public Records of Anderson County, Texas (C2330-025-03).

39. Oil, Gas and Mineral Lease dated 03/23/2001, by and between Dorothy S. Steele, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006292, Volume 1681, Page 806, of the Official Public Records of Anderson County, Texas (C2330-025-04).

40. Oil, Gas and Mineral Lease dated 05/11/2001, by and between Jack Rahm, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006293, Volume 1681, Page 810, of the Official Public Records of Anderson County, Texas (C2330-025-05).

41. Oil, Gas and Mineral Lease dated 06/07/2001, by and between Laurie E. Hart, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006294, Volume 1681, Page 814, of the Official Public Records of Anderson County, Texas (C2330-025-06).

42. Oil, Gas and Mineral Lease dated 06/04/2001, by and between Henry Logan Craft Jr., dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006295, Volume 1681, Page 818, of the Official Public Records of Anderson County, Texas (C2330-025-07).

43. Oil, Gas and Mineral Lease dated 06/07/2001, by and between Jeffrey W. Eaton, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006296, Volume 1681, Page 822, of the Official Public Records of Anderson County, Texas (C2330-025-08).

44. Oil, Gas and Mineral Lease dated 05/11/2001, by and between Randall Pogue, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006297, Volume 1681, Page 826, of the Official Public Records of Anderson County, Texas (C2330-025-09).

45. Oil, Gas and Mineral Lease dated 06/07/2001, by and between Richard H. Eaton, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006298, Volume 1681, Page 830, of the Official Public Records of Anderson County, Texas (C2330-025-10).

46. Oil, Gas and Mineral Lease dated 06/08/2001, by and between Windsor Interests, Ltd., by its Managing Partner, William W. Richardson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006300, Volume 1681, Page 838, of the Official Public Records of Anderson County, Texas (C2330-025-12).

47. Oil, Gas and Mineral Lease dated 06/11/2001, by and between James Richardson, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006301, Volume 1681, Page 842, of the Official Public Records of Anderson County, Texas (C2330-025-13).

48. Oil, Gas and Mineral Lease dated 07/23/2001, by and between Linda Kay Morrison, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006302, Volume 1681, Page 846, of the Official Public Records of Anderson County, Texas (C2330-025-14).

49. Oil, Gas and Mineral Lease dated 07/23/2001, by and between Dan R. Murchinson, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006303, Volume 1681, Page 850, of the Official Public Records of Anderson County, Texas (C2330-025-15).

50. Oil, Gas and Mineral Lease dated 07/23/2001, by and between James A. Murchinson, Sr., dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File
     # 0006304, Volume 1682, Page 1, of the Official Public Records of Anderson County, Texas (C2330-025-16).

51. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Otis Laymance, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006347, Volume 1682, Page 183, of the Official Public Records of Anderson County, Texas (C2330-026-01).

52. Oil, Gas and Mineral Lease dated 03/26/2001, by and between Dana Mitchell, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006346, Volume 1682, Page 180, of the Official Public Records of Anderson County, Texas (C2330-026-02).

53. Oil, Gas and Mineral Lease dated 03/26/2001, by and between Billy Wayne Webb, dealing herein as his sole and separate, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006344, Volume 1682, Page 174, of the Official Public Records of Anderson County, Texas (C2330-026-03).

54. Oil, Gas and Mineral Lease dated 03/28/2001, by and between O.B. McWhorter, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006343, Volume 1682, Page 171, of the Official Public Records of Anderson County, Texas (C2330-026-04).

55. Oil, Gas and Mineral Lease dated 03/26/2001, by and between Charles B. Lewis and wife, Mibline Lewis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006307, Volume 1682, Page 13, of the Official Public Records of Anderson County, Texas (C2330-026-06).

56. Oil, Gas and Mineral Lease dated 03/22/2001, by and between Ira Jean Jackson, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006308, Volume 1682, Page 16, of the Official Public Records of Anderson County, Texas (C2330-026-07).

57. Oil, Gas and Mineral Lease dated 03/27/2001, by and between Bobbie Webb, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006309, Volume 1682, Page 19, of the Official Public Records of Anderson County, Texas (C2330-026-08).

58. Oil, Gas and Mineral Lease dated 05/17/2001, by and between Patsy Ruth Johnson, Individually and as Independent Executrix of the Estate of Ben Lee Johnson, deceased and as Trustee of the Ben and Patsy Johnson Revocable Trust dated March 6, 1990, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006310, Volume 1682, Page 22, of the Official Public Records of Anderson County, Texas (C2330-026-09).

59. Oil, Gas and Mineral Lease dated 06/22/2001, by and between William Herman Webb, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006312, Volume 1682, Page 29, of the Official Public Records of Anderson County, Texas (C2330-026-11).

60. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Don E. Gordon and wife, Reba Gordon, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006317, Volume 1682, Page 45, of the Official Public Records of Anderson County, Texas (C2330-045-01).

61. Oil, Gas and Mineral Lease dated 07/19/2001, by and between Joseph D. Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/20/2001, File # 15788, Volume 2120, Page 268, of the Official Public Records of Anderson County, Texas (C2330-051-04).

62. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Donna Kale Ledbetter, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006318, Volume 1682, Page 48, of the Official Public Records of Anderson County, Texas (C2330-065-01).

63. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Larry Kale, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006319, Volume 1682, Page 53, of the Official Public Records of Anderson County, Texas (C2330-065-02).

64. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Florence L. Kale, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006320, Volume 1682, Page 58, of the Official Public Records of Anderson County, Texas (C2330-065-03).

65. Oil, Gas and Mineral Lease dated 05/17/2001, by and between Deany Hillhouse Melton, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006323, Volume 1682, Page 73, of the Official Public Records of Anderson County, Texas (C2330-065-06).

66. Oil, Gas and Mineral Lease dated 05/17/2001, by and between Peggy Kirkland, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006324, Volume 1682, Page 78, of the Official Public Records of Anderson County, Texas (C2330-065-07).

67. Oil, Gas and Mineral Lease dated 05/29/2001, by and between Deena Kale, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006325, Volume 1682, Page 83, of the Official Public Records of Anderson County, Texas (C2330-065-08).

68. Oil, Gas and Mineral Lease dated 05/24/2001, by and between Bruce S. Kale, III, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006326, Volume 1682, Page 88, of the Official Public Records of Anderson County, Texas (C2330-065-09).

69. Oil, Gas and Mineral Lease dated 06/27/2001, by and between Walton C. Guthrie, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 006336, Volume 1682, Page 138, of the Official Public Records of Anderson County, Texas (C2330-065-10).

70. Oil, Gas and Mineral Lease dated 06/29/2001, by and between Jolene Hutchens, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006337, Volume 1682, Page 144, of the Official Public Records of Anderson County, Texas (C2330-065-11).

71. Oil, Gas and Mineral Lease dated 06/21/2001, by and between B.G. Lewis, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006338, Volume 1682, Page 149, of the Official Public Records of Anderson County, Texas (C2330-065-12).

72. Oil, Gas and Mineral Lease dated 06/26/2001, by and between Lelia Winters, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006340, Volume 1682, Page 159, of the Official Public Records of Anderson County, Texas (C2330-065-13).

73. Oil, Gas and Mineral Lease dated 07/02/2001, by and between Elsie Kale, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006369, Volume 1682, Page 268, of the Official Public Records of Anderson County, Texas (C2330-065-14).

74. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Richard L. Lewis, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006368, Volume 1682, Page 263, of the Official Public Records of Anderson County, Texas (C2330-065-16).

75. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Audrey May Louder, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006339, Volume 1682, Page 154, of the Official Public Records of Anderson County, Texas (C2330-065-17).

76. Oil, Gas and Mineral Lease dated 06/26/2001, by and between Leone Higgins, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006328, Volume 1682, Page 98, of the Official Public Records of Anderson County, Texas (C2330-065-19).

77. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Mildred L. Adams, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006329, Volume 1682, Page 103, of the Official Public Records of Anderson County, Texas (C2330-065-20).

78. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Karen E. Clark, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006330, Volume 1682, Page 108, of the Official Public Records of Anderson County, Texas (C2330-065-21).

79. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Margie J. Griffin, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006331, Volume 1682, Page 113, of the Official Public Records of Anderson County, Texas (C2330-065-22).

80. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Helen Ruth Louder, acting by and through her Agent and Attorney-in-Fact, Albert E. Louder, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006332, Volume 1682, Page 118, of the Official Public Records of Anderson County, Texas (C2330-065-23).

81. Oil, Gas and Mineral Lease dated 07/12/2001, by and between William L. Kale, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006333, Volume 1682, Page 123, of the Official Public Records of Anderson County, Texas (C2330-065-24).

82. Oil, Gas and Mineral Lease dated 07/11/2001, by and between Arnold H. Kale, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006334, Volume 1682, Page 128, of the Official Public Records of Anderson County, Texas (C2330-065-25).

83. Oil, Gas and Mineral Lease dated 07/11/2001, by and between Hazel Kale Gray, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006335, Volume 1682, Page 133, of the Official Public Records of Anderson County, Texas (C2330-065-26).

84. Oil, Gas and Mineral Lease dated 07/19/2001, by and between Genevieve W. Deatherage, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006377, Volume 1682, Page 308, of the Official Public Records of Anderson County, Texas (C2330-065-27).

85. Oil, Gas and Mineral Lease dated 07/19/2001, by and between Clyde W. Stringer, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006376, Volume 1682, Page 303, of the Official Public Records of Anderson County, Texas (C2330-065-28).

86. Oil, Gas and Mineral Lease dated 07/19/2001, by and between Lillian W. Sheek, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006375, Volume 1682, Page 298, of the Official Public Records of Anderson County, Texas (C2330-065-29).

87. Oil, Gas and Mineral Lease dated 07/20/2001, by and between Stanley V. Prickett, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006374, Volume 1682, Page 293, of the Official Public Records of Anderson County, Texas (C2330-065-30).

88. Oil, Gas and Mineral Lease dated 07/11/2001, by and between Mamie L. Kale, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006373, Volume 1682, Page 288, of the Official Public Records of Anderson County, Texas (C2330-065-31).

89. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Elena Jo Glasscock, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006372, Volume 1682, Page 283, of the Official Public Records of Anderson County, Texas (C2330-065-32).

90. Oil, Gas and Mineral Lease dated 07/20/2001, by and between George E. Prickett, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006371, Volume 1682, Page 278, of the Official Public Records of Anderson County, Texas (C2330-065-33).

91. Oil, Gas and Mineral Lease dated 07/24/2001, by and between Marshall C. Louder, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006370, Volume 1682, Page 273, of the Official Public Records of Anderson County, Texas (C2330-065-34).

92. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Sharon K. Olson, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006358, Volume 1682, Page 219, of the Official Public Records of Anderson County, Texas (C2330-065-35).

93. Oil, Gas and Mineral Lease dated 07/09/2001, by and between James E. Morris, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006367, Volume 1682, Page 258, of the Official Public Records of Anderson County, Texas (C2330-065-36).

94. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Barbara G. Ackeret, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006366, Volume 1682, Page 253, of the Official Public Records of Anderson County, Texas (C2330-065-37).

95. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Ella Marie Albers, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006365, Volume 1682, Page 248, of the Official Public Records of Anderson County, Texas (C2330-065-38).

96. Oil, Gas and Mineral Lease dated 07/09/2001, by and between Retha J. Nelson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/17/2001, File # 0006539, Volume 1683, Page 193, of the Official Public Records of Anderson County, Texas (C2330-065-39).

97. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Dorothy Jean Terry, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007362, Volume 1687, Page 535, of the Official Public Records of Anderson County, Texas (C2330-065-40).

98. Oil, Gas and Mineral Lease dated 07/19/2001, by and between Gladys W. Marshall and dealing in her sole and separa, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 9/21/2001, File # 0007363, Volume 1687, Page 540, of the Official Public Records of Anderson County, Texas (C2330-065-41).

99. Oil, Gas and Mineral Lease dated 05/05/2001, by and between Bradley Scott Lambright and wife, Judy Lambright, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006357, Volume 1682, Page 216, of the Official Public Records of Anderson County, Texas (C2330-069-01).

100. Oil, Gas and Mineral Lease dated 05/05/2001, by and between LeNell Lambright, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006354, Volume 1682, Page 205, of the Official Public Records of Anderson County, Texas (C2330-069-02).

101. Oil, Gas and Mineral Lease dated 06/29/2001, by and between Dick Swift, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006359, Volume 1682, Page 224, of the Official Public Records of Anderson County, Texas (C2330-077-01).

102. Oil, Gas and Mineral Lease dated 06/29/2001, by and between C.E.N. Enterprises, Ltd., Sloan Shuffler and Clifton New, Partners, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006341, Volume 1682, Page 164, of the Official Public Records of Anderson County, Texas (C2330-091-01).

103. Oil, Gas and Mineral Lease dated 05/21/2001, by and between Damon Douglas, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006364, Volume 1682, Page 244, of the Official Public Records of Anderson County, Texas (C2330-093-01).

104. Oil, Gas and Mineral Lease dated 06/20/2001, by and between Doris Mallory, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006363, Volume 1682, Page 240, of the Official Public Records of Anderson County, Texas (C2330-093-02).

105. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Fred J. Herschbach, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006362, Volume 1682, Page 236, of the Official Public Records of Anderson County, Texas (C2330-095-01).

106. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Heidy Herschbach, dealing herein as her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File # 0006361, Volume 1682, Page 232, of the Official Public Records of Anderson County, Texas (C2330-095-02).

                               END OF EXHIBIT "A"

                                   EXHIBIT "A"

1. Oil Gas and Mineral Lease dated 02/12/2001, by and between Joan Penney Stephens, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006201, of the records of Henderson County, Texas, also recorded on 04/18/200l, File# 0003108, of the records of Anderson County, Texas (C2319-213-001-77)

2. Oil Gas and Mineral Lease dated 02/12/2001, by and between Larry Edward Penney, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006202 of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003109, of the records of Anderson County, Texas (C2319-213-001-78)

3. Oil Gas and Mineral Lease dated 02/12/2001, by and between Yvonne Penney Hopkins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006200, of the records of Henderson County, Texas, also recorded 04/18/2001, File# 0003107, of the records of Anderson County, Texas (C2319-213-001-79)

4. Oil Gas and Mineral Lease dated 03/13/2001, by and between LaQuinia J. Palmer, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007736, of the records of Anderson County, Texas (C2319-213-3-014-02)

5. Oil Gas and Mineral Lease dated 02/27/2001, by and between Doyle Wilson Trammell and wife, Carra Baron Tramme, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006197, of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003104, of the records of Anderson County, Texas (C2319-213-3-016-01)

6. Oil Gas and Mineral Lease dated 02/27/2001, by and between Estill Mae Phillips, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003094, of the records of Anderson County, Texas (C2319-213-3-016-02)

7. Oil Gas and Mineral Lease dated 02/27/2001, by and between Reba Barton Smith, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003093, of the records of Anderson County, Texas (C2319-213-3-016-03)

8. Oil Gas and Mineral Lease dated 03/05/2001, by and between Irene Barton, dealing in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003092, of the records of Anderson County, Texas (C2319-213-3-016-04)

9. Oil Gas and Mineral Lease dated 02/27/2001, by and between Elizabeth B. Luckelt, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003091, of the records of Anderson County, Texas (C2319-213-3-016-05)

10. Oil Gas and Mineral Lease dated 03/01/2001, by and between Fowler Day Barton, dealing herein in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003090, of the records of Anderson County, Texas (C2319-213-3-016-06)

11. Oil Gas and Mineral Lease dated 03/06/2001, by and between Martin Lawrence, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003089, of the records of Anderson County, Texas
     (C2319-213-3-016-07)

12. Oil Gas and Mineral Lease dated 03/06/2001, by and between R.W. Lawrence, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003088, of the records of Anderson County, Texas
     (C2319-213-3-016-08)

13. Oil Gas and Mineral Lease dated 03/15/2001, by and between Betty Ruth Barton Marketos, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003728, of the records of Anderson County, Texas (C2319-213-3-016-19)

14. Oil Gas and Mineral Lease dated 03/15/2001, by and between Bobby W. Barton, Sr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003727, of the records of Anderson County, Texas
     (C2319-213-3-0l6-20)

15. Oil Gas and Mineral Lease dated 03/08/2001, by and between Johnye Barton Shea, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003726, of the records of Anderson County, Texas (C2319-213-3-016-21)

16. Oil Gas and Mineral Lease dated 02/05/2001, by and between Doris C. Rogers, as Lessor and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003082, of the records of Anderson County, Texas (C2319-213-3-022-01)

                                                            Crossroads Prospect:
                                                   Henderson & Anderson Counties

17. Oil Gas and Mineral Lease dated 02/05/2001, by and between Charlie S. Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003081, of the records of Anderson County, Texas (C2319-213-3-022-02)

18. Oil Gas and Mineral Lease dated 03/07/2001, by and between Reba R. Robertson, Individually and Steve Robertson and G. Phillip Robertson, Trustees of the Henry W. Robertson Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003725, of the records of Anderson County, Texas (C2319-213-3-023-01)

19. Oil Gas and Mineral Lease dated 05/02/200l, by and between American State Bank and O.L. Nislar, III as Co-Trustees of the O.L. Nislar, Jr. Trust and American State Bank as Trustee for the James Robert Nislar Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/17/2001, File# 0006540 of the records of Anderson County, Texas (C2319-213-3-025-01)

20. Oil Gas and Mineral Lease dated 01/22/2001, by and between Alan W. Blankenship, Sole Devisee, U/W/O Mary Catherine Blankenship, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003075, of the records of Anderson County, Texas (C2319-213-3-025-02).

21. Oil Gas and Mineral Lease dated 01/22/2001, by and between Eric C. Wilmot, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003074, of the records of Anderson County, Texas
     (C2319-213-3-025-03)

22. Oil Gas and Mineral Lease dated 01/19/2001, by and between R.L. Wood and wife Gwendolyn Wood, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003080, of the records of Anderson County, Texas (C2319-213-3-025-04)

23. Oil Gas and Mineral Lease dated 02/07/2001, by and between Ruby E. Lewis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003076, of the records of Anderson County, Texas
     (C2319-213-3-025-05)

24. Oil Gas and Mineral Lease dated 02/07/2001, by and between Donna Quebedeaux, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003086, of the records of Anderson County, Texas (C2319-213-3-025-06)

25. Oil Gas and Mineral Lease dated 02/07/2001, by and between Darryl A. Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003084, of the records of Anderson County, Texas
     (C2319-213-3-025-07)

26. Oil Gas and Mineral Lease dated 02/07/200l, by and between Loyd N. Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003085, of the records of Anderson County, Texas
     (C2319-213-3-025-08)

27. Oil Gas and Mineral Lease dated 02/05/2001, by and between Mary Argos Owens, Individually and as Trustee of the Owens Living trust dated January 13, 1998, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003073, of the records of Anderson County, Texas (C2319-213-3-025-09)

28. Oil Gas and Mineral Lease dated 02/06/2001, by and between Maggie Mae Van Deman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003078, of the records of Anderson County, Texas (C2319-213-3-025-10)

29. Oil Gas and Mineral Lease dated 02/06/2001, by and between Thomas M. Van Deman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003087, of the records of Anderson County, Texas (C2319-213-3-025-11)

30. Oil Gas and Mineral Lease dated 02/06/2001, by and between Larry K. Van Deman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003077, of the records of Anderson County, Texas (C2319-213-3-025-12)

31. Oil Gas and Mineral Lease dated 02/06/2001, by and between Martha Annette Scott, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003079, of the records of Anderson County, Texas (C2319-213-3-025-13)

32. Oil Gas and Mineral Lease dated 02/26/2001, by and between Maxie Hughes Wilson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003083, of the records of Anderson County, Texas (C2319-213-3-030-01)

33. Oil Gas and Mineral Lease dated 02/21/2001, by and between Kimbell Watson, et ux, Dorothy Watson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003100, of the records of Anderson County, Texas (C2319-213-3-034-01)

34. Oil Gas and Mineral Lease dated 03/19/2001, by and between Margarett Jordan Royalties, Inc., by W.R. Hughey, III, Vice President, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003724, of the records of Anderson County, Texas (C2319-213-3-036-01)

35. Oil Gas and Mineral Lease dated 03/14/2001, by and between Howard Lee Norris, Successor Trustee of the M.A. Davey, Jr., Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0003723, of the records of Anderson County, Texas (C2319-213-3-036-02)

36. Oil Gas and Mineral Lease dated 01/18/2001, by and between Jill Kastner Mineral Agency, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0003722, of the records of Anderson County, Texas (C2319-213-3-036-03)

37. Oil Gas and Mineral Lease dated 04/18/2001, by and between Carey Kathleen Colley, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/06/2001, File# 0006047, of the records of Anderson County, Texas (C2319-213-3-036-04)

38. Oil Gas and Mineral Lease dated 02/15/2001, by and between Curtis Rhett Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003099, of the records of Anderson County, Texas (C2319-213-3-037-01)

39. Oil Gas and Mineral Lease dated 02/15/2001, by and between Kimberly A. Barton Scott, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003098, of the records of Anderson County, Texas (C2319-213-3-037-02)

40. Oil Gas and Mineral Lease dated 02/15/2001, by and between Jacquelyn Barton Coker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003097, of the records of Anderson County, Texas (C2319-213-3-037-03)

41. Oil Gas and Mineral Lease dated 02/15/2001, by and between Gary Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/18/2001, File# 0003095, of the records of Anderson County, Texas (C2319-213-3-037-04)

42. Oil Gas and Mineral Lease dated 02/15/2001, by and between Paula Steele, as Lessor, and R.A.M. ENERGY INC., as Lessee, recorded on 04/18/2001, File# 0003096, of the records of Anderson County, Texas (C2319-213-3-037-05)

43. Oil Gas and Mineral Lease dated 02/15/2001, by and between Cindy Barton Maxwell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003721, of the records of Anderson County, Texas (C2319-213-3-037-06)

44. Oil Gas and Mineral Lease dated 03/26/2001, by and between John T. Crim, III, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003720, of the records of Anderson County, Texas
     (C2319-213-3-037-07)

45. Oil Gas and Mineral Lease dated 03/26/2001, by and between W.R. Crim, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0003719, of the records of Anderson County, Texas (C2319-213-3-037-08)

46. Oil Gas and Mineral Lease dated 03/26/2001, by and between Lyness Crim Ortiz, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/06/2001, File# 0006046, of the records of Anderson County, Texas (C2319-213-3-037-09)

47. Oil Gas and Mineral Lease dated 02/12/2001, by and between Dr. George W. Brindley, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006196, of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003103, of the records of Anderson County, Texas (C2319-213-337-01)

48. Oil Gas and Mineral Lease dated 02/13/2001, by and between Dr. Glen O. Brindley, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006194 of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003102, of the records of Anderson County, Texas (C2319-213-337-02)

49. Oil Gas and Mineral Lease dated 02/13/2001, by and between Hanes H. Brindley, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006195, of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003101, of the records of Anderson County, Texas (C2319-213-337-03)

50. Oil Gas and Mineral Lease dated 02/13/2001, by and between Craig Barton Cooper, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007771 of the records of Henderson County, Texas, also recorded on 05/11/2001, File# 0003731, of the records of Anderson County, Texas (C2319-213-337-04)

51. Oil Gas and Mineral Lease dated 02/12/2001, by and between Nan B. Cuba, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007772, of the records of Henderson County, Texas, also recorded on 05/11/2001, File# 0003730, of the records of Anderson County, Texas (C2319-213-337-05)

52. Oil Gas and Mineral Lease dated 02/12/2001, by and between Charlcie Barton Henke, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004191, of the records of Henderson County, Texas, also recorded on 10/19/2001, File# 0008081, of the records of Anderson County, Texas (C2319-213-337-07)

53. Oil Gas and Mineral Lease dated 02/12/2001, by and between Fredna Barton Mahaffey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004194, of the records of Henderson County, Texas, also recorded on 10/26/01, File# 0008198, of the records of Anderson County, Texas. (C2319-213-337-08)

54. Oil Gas and Mineral Lease dated 02/12/2001, by and between Aldena Mason Roberts Moise, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006198, of the records of Henderson County, Texas, also recorded on 04/l8/2001, File# 0003105, of the records of Anderson County, Texas (C2319-213-337-09)

55. Oil Gas and Mineral Lease dated 02/12/2001, by and between Carol Lynn Cooper Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006199, of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003l06, of the records of Anderson County, Texas (C2319-213-337-10)

56. Oil Gas and Mineral Lease dated 02/12/2001, by and between Betty Barton Thomas, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006203, of the records of Henderson County, Texas, also recorded on 04/18/2001, File# 0003110, of the records of Anderson County, Texas (C23l9-213-337-11)

                                   Exhibit "A"

1. Oil Gas and Mineral Lease dated 06/14/2001, by and between Emil L. O'Rosky and individually and as Trustee of the Emil O'Rosky Living Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File# 0012799, of the records of Henderson County, Texas (C2319-213-001-100)

2. Oil Gas and Mineral Lease dated 06/14/200l, by and between Mary F. Grush, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File# 0012800, of the records of Henderson County, Texas
     (C2319-213-001-101)

3. Oil Gas and Mineral Leased dated 08/01/2001, by and between Fred Marshall Whitener, et al, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 09/20/2001, File# 15791, of the records of Henderson County, Texas (C2319-213-001-102)

4. Oil Gas and Mineral Lease dated 11/02/2000, by and between Cy Lynn Douglas, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002487, of the records of Henderson County, Texas (C2319-213-001-14)

5. Oil Gas and Mineral Lease dated 11/09/2000, by and between Charles Hury, Individually and as Independent Executor of the Estate of Doris Ferguson Hury, Deceased, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002512, of the records of Henderson County, Texas (C2319-213-001-15)

6. Oil Gas and Mineral Lease dated 11/02/2000, by and between Royce Chad Sorrell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002484, of the records of Henderson County, Texas (C2319-213-001-16)

7. Oil Gas and Mineral Lease dated 12/13/2000, by and between Andrew Balcolm, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002573, of the records of Henderson County, Texas (C2319-213-001-28)

8. Oil Gas and Mineral Lease dated 12/13/2000, by and between Margaret Rose Butler, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002571, of the records of Henderson County, Texas (C2319-213-001-29)

9. Oil Gas and Mineral Lease dated 12/12/2000, by and between Thomas Miller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002572, of the records of Henderson County, Texas (C2319-213-001-30)

10. Oil Gas and Mineral Lease dated 12/21/2000, by and between Brad Michael Moore, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded 04/17/2001, File# 0006094, of the records of Henderson County, Texas (C2319-213-001-31)

11. Oil Gas and Mineral Lease dated 11/13/2000, by and between Joel M. Haden, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002496, of the records of Henderson County, Texas (C2319-213-001-33)

12. Oil Gas and Mineral Lease dated 11/13/2000, by and between Betty Brittain Jumper, Independent Executrix of Joyce Hooser, Deceased, as Lessor, and R.A.M., ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002493, of the records of Henderson County, Texas (C2319-213-001-34)

13. Oil Gas and Mineral Lease dated 11/28/2000, by and between Lee Combs and wife, Rosemary Combs, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002513, of the records of Henderson County, Texas (C2319-213-001-39)

14. Oil Gas and Mineral Lease dated 11/30/2000, by and between Tommy Kinabrew, as Lessor, and R.A.M., ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002522, of the records of Henderson County, Texas (C2319-213-001-40)

15. Oil Gas and Mineral Lease dated 12/07/2000, by and between Faye Nell Willingham, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002570, of the records of Henderson County, Texas (C23l9-213-001-41)

16. Oil Gas and Mineral Lease dated 01/09/2001, by and between Florence Willingham, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006099, of the records of Henderson County, Texas (C2319-213-001-42)

17. Oil Gas and Mineral Lease dated 11/19/2000, by and between Bert A. Carriere and wife, Diana Carriere, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002504, of the records of Henderson County, Texas (C2319-213-001-43)


                                                             Crossroads Prospect
                                                             Henderson County

18. Oil Gas and Mineral Lease dated 11/20/2000, by and between Gary Trammell and wife, Cindy R. Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002521, of the records of Henderson County, Texas (C2319-213-001-44)

19. Oil Gas and Mineral Lease dated 11/01/2000, by and between Donald Piper, et ux, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002495, of the records of Henderson County, Texas (C2319-213-001-45)

20. Oil Gas and Mineral Lease dated 11/10/2000, by and between Nedra Moore Hooser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002519, of the records of Henderson County, Texas (C2319-213-001-46)

21. Oil Gas and Mineral Lease dated 11/10/2000, by and between Joel Haden Vandiver, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002520, of the records of Henderson County, Texas (C2319-213-001-47)

22. Oil Gas and Mineral Lease dated 12/17/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002564, of the records of Henderson County, Texas (C2319-213-001-51)

23. Oil Gas and Mineral Lease dated 11/17/2000, by and between Reba J. Halton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002565, of the records of Henderson County, Texas (C2319-213-001-52)

24. Oil Gas and Mineral Lease dated 12/17/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002566, of the records of Henderson County, Texas (C2319-213-001-53)

25. Oil Gas and Mineral Lease dated 11/03/2000, by and between R.E. Dwelie, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002511, of the records of Henderson County, Texas (C2319-213-001-54)

26. Oil Gas and Mineral Lease dated 11/27/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002524, of the records of Henderson County, Texas (C2319-213-001-55)

27. Oil Gas and Mineral Lease dated 11/27/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002525, of the records of Henderson County Texas (C2319-213-001-56)

28. Oil Gas and Mineral Lease dated 11/27/2000, by and between Reba J. Halton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002533, of the records of Henderson County, Texas (C2319-213-001-57)

29. Oil Gas and Mineral Lease dated 12/26/2000, by and between Lucius H. Featherston, III, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004157, of the records of Henderson County, Texas (C2319-213-001-59)

30. Oil Gas and Mineral Lease dated 12/13/2000, by and between Mary Lancaster, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004149, of the records of Henderson County, Texas (C2319-213-001-60)

31. Oil Gas and Mineral Lease dated 12/07/2000, by and between Zilla Jackson Cook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004147, of the records of Henderson County, Texas (C2319-213-001-61)

32. Oil Gas and Mineral Lease dated 11/16/2000, by and between Clinton W. Harton, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006193, of the records of Henderson County, Texas (C2319-213-001-62)

33. Oil Gas and Mineral Lease dated 11/16/2000, by and between Naomi Harton Cogdell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006065, of the records of Henderson County, Texas (C2319-213-001-63)

34. Oil Gas and Mineral Lease dated 11/16/2000, by and between Jerome Clinton Turlington, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002543, of the records of Henderson County, Texas (C2319-213-001-64)

35. Oil Gas and Mineral Lease dated 12/13/2000, by and between Becky Balcolm, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007720, of the records of Henderson County, Texas (C2319-213-001-66)

36. Oil Gas and Mineral Lease dated 01/24/2001, by and between Dillie Schrander Albert, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006133, of the records of Henderson County, Texas (C23l9-213-001-67)

37. Oil Gas and Mineral Lease dated 01/22/2001, by and between Pearl Virginia Musick, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006137, of the records of Henderson County, Texas (C2319-213-001-68)

38. Oil Gas and Mineral Lease dated 01/25/2001, by and between Wanda Schrader Reiley, Dillie Schrader Albert, and Mary F. Schrader, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded 04/17/2001, File# 0006123, of the records of Henderson County, Texas (C2319-213-001-69)

39. Oil Gas and Mineral Lease dated 12/28/2000, by and between Mark C. Roberts, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006075, of the records of Henderson County, Texas (C2319-213-001-70)

40. Oil Gas and Mineral Lease dated 11/08/2000, by and between Ronald E. Tappan and wife Lauren Tappan, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002494, of the records of Henderson County, Texas (C2319-213-001-71)

41. Oil Gas and Mineral Lease dated 02/20/2001, by and between Jerry C. Weaks and wife Joyce J. Weaks, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004189, of the records of Henderson County, Texas (C2319-213-001-72)

42. Oil Gas and Mineral Lease dated 01/24/2001, by and between Ethan Schrader, Sr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007721, of the records of Henderson County, Texas (C2319-213-001-73)

43. Oil Gas and Mineral Lease dated 01/15/2001, by and between Michale Wayne Holman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006098, of the records of Henderson County, Texas (C2319-213-001-74)

44. Oil Gas and Mineral Lease dated 12/12/2000, by and between Jack H. Thompson Royalty Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006112, of the records of Henderson County, Texas (C2319-213-001-75)

45. Oil Gas and Mineral Lease dated 02/23/2001, by and between Ethan Schrader, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/14/2001, File# 0007813, of the records of Henderson County, Texas (C2319-213-001-76)

46. Oil Gas and Mineral Lease dated 01/22/2001, by and between L. Frank Pierce, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006113, of the records of Henderson County, Texas (C2319-213-001-81)

47. Oil Gas and Mineral Lease dated 03/05/2001, by and between R.J. Horn Properties, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007722, of the records of Henderson County, Texas (C2319-213-001-82)

48. Oil Gas and Mineral Lease dated 02/21/2001, by and between John Michael Grissom, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007723, of the records of Henderson County, Texas (C2319-213-001-83)

49. Oil Gas and Mineral Lease dated 12/19/2000, by and between Zilla Jackson Cook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006067, of the records of Henderson County, Texas (C2319-213-001-85)

50. Oil Gas and Mineral Lease dated 02/22/2001, by and between Melissa Grisson Garvey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006165, of the records of Henderson County, Texas (C2319-213-001-86)

51. Oil Gas and Mineral Lease dated 02/22/2001, by and between David H. Wright, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006190, of the records of Henderson County, Texas (C2319-213-001-87)

52. Oil Gas and Mineral Lease dated 02/22/2001, by and between James B. Wright, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006169, of the records of Henderson County, Texas (C2319-213-001-88)

53. Oil Gas and Mineral Lease dated 02/22/2001, by and between Richard E. Wright, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006186, of the records of Henderson County, Texas (C2319-213-001-89)

54. Oil Gas and Mineral Lease dated 02/22/2001, by and between Thomas G. Wright, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006171, of the records of Henderson County, Texas (C2319-213-001-90)

55. Oil Gas and Mineral Lease dated 02/13/2001, by and between Marion F. Fooshee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006163, of the records Of Henderson County, Texas (C2319-213-001-96)

56. Oil Gas and Mineral Lease dated 02/13/2001, by and between, Maxine Monk, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006142, of the records of Henderson County, Texas (C2319-213-001-97)

57. Oil Gas and Mineral Lease dated 06/14/2001, by and between John H. Zoller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File# 0012797, of the records of Henderson County, Texas (C2319-213-001-98)

58. Oil Gas and Mineral lease dated 06/14/2001, by and between Jeanne Z. Nicholson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File# 0012798, of the records of Henderson County, Texas (C2319-213-001-099)

59. Oil Gas and Mineral Lease dated 11/27/2000, by and between Peggy Prewitt McCullough, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002578, of the records of Henderson County, Texas (C2319-213-033-00)

60. Oil Gas and Mineral Lease dated 12/07/2000, by and between Gayla Sims Watkins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002534, of the records of Henderson County, Texas (C2319-213-044-00)

61. Oil Gas and Mineral Lease dated 11/16/2000, by and between Willie J. Williams and wife Annoace Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002508, of the records of Henderson County, Texas (C2319-213-047-05)

62. Oil Gas and Mineral Lease dated 12/06/2000, by and between Perry Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002577, of the records of Henderson County, Texas (C2319-213-051-01)

63. Oil Gas and Mineral Lease dated 12/04/2000, by and between Mary Frances Turlington, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002516, of the records of Henderson County, Texas (C2319-213-051-02)

64. Oil Gas and Mineral Lease dated 12/06/2000, by and between Joan Stinson and Husband, Truman C. Stinson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002576, of the records of Henderson County, Texas (C2319-213-051-03)

65. Oil Gas and Mineral Lease dated 12/05/2000, by and between Harold Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002547, of the records of Henderson County, Texas (C2319-2l3-051-04)

66. Oil Gas and Mineral Lease dated 11/09/2000, by and between Emerson L. Bell, Trustee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002536, of the records of Henderson County, Texas (C2319-213-052-01)

67. Oil Gas and Mineral Lease dated 11/06/2000, by and between James T. Turlington, Individually and as Trustee of the W.T., and Mary Louise Turlington Marital Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002492, of the records of Henderson County, Texas (C2319-213-053-01)

68. Oil Gas and Mineral Lease Dated 12/11/2000, by and between Elizabeth M. Boehme and Margaret M. Bolton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002582, of the records of Henderson County, Texas (C2319-213-071-01)

69. Oil Gas and Mineral Lease dated 12/11/2000, by and between Dr. Mason L. Matthews, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002583, of the records of Henderson County, Texas (C2319-213-071-02)

70. Oil Gas and Mineral Lease dated 12/13/2000, by and between Catherine Matthews Johnson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006074, of the records of Henderson County, Texas (C2319-213-071-03)

71. Oil Gas and Mineral Lease dated 11/19/2000, by and between Alice Nash, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002598, of the records of Henderson County, Texas (C2319-213-072-01)

72. Oil Gas and Mineral Lease dated 12/19/2000, by and between Amie E. Selecman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006088 of the records of Henderson County, Texas (C2319-213-072-02)

73. Oil Gas and Mineral Lease dated 12/19/2000, by and between Nan Elizabeth Schaefer, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006089, of the records of Henderson County, Texas (C2319-213-072-03)

74. Oil Gas and Mineral Lease dated 12/19/2000, by and between Jane Sewell Kalpakis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006090, of the records of Henderson County, Texas (C2319-213-072-04)

75. Oil Gas and Mineral Lease dated 12/19/2000, by and between Mary Lucinda Morgan, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 006091, of the records of Henderson County, Texas (C2319-213-072-05)

76. Oil Gas and Mineral Lease dated 1l/19/2000, by and between Frankie Nash Byars, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006126, of the records of Henderson County, Texas (C2319-213-072-06)

77. Oil Gas and Mineral Lease dated 12/19/2000, by and between Bradford Sewell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/l1/2001, File# 0007724, of the records of Henderson County, Texas (C2319-213-072-07)

78. Oil Gas and Mineral Lease dated 12/19/2000, by and between John Michael Sewell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007725, of the records of Henderson County, Texas (C2319-213-072-08)

79. Oil Gas and Mineral Lease dated 12/19/2001, by and between William F. Sewell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007726, of the records of Henderson County, Texas (C2319-213-072-09)

80. Oil Gas and Mineral Lease dated 11/17/2000, by and between Jerry E. Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002499, of the records of Henderson County, Texas (C23199-213-078-01)

81. Oil Gas and Mineral Lease dated ll/l7/2000, by and between Mary Ruth Pence, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002500, of the records of Henderson County, Texas (C2319-213-078-02)

82. Oil Gas and Mineral Lease dated 11/17/2000, by and between Jack H. Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002501; of the records of Henderson County, Texas (C2319-213-078-03)

83. Oil Gas and Mineral Lease dated 11/21/2000, by and between Emma Jo Crout, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/l4/2001, File# 0002510, of the records of Henderson County, Texas (C2319-213-078-04)

84. Oil Gas and Mineral Lease dated ll/21/2000, by and between Bobbie Jo Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002517, of the records of Henderson County, Texas (C2319-213-078-05)

85. Oil Gas and Mineral Lease dated 11/21/2000, by and between Ben Ray Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002518, of the records of Henderson County, Texas (C2319-213-078-06)

86. Oil Gas and Mineral Lease dated 12/05/2000, by and between Jean Moore, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002531, of the records of Henderson County, Texas (C2319-213-078-07)

87. Oil Gas and Mineral Lease dated l2/05/2000, by and between Jacquelynn Fisher, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200l, File# 0002532, of the records of Henderson County, Texas (C2319-213-078-08)

88. Oil Gas and Mineral Lease dated 11/2l/2000, by and between Don Taylor, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200l, File# 0002535, of the records of Henderson County, Texas (C2319-213-078-09)

89. Oil Gas and Mineral Lease dated 12/05/2000, by and between Deborah Buster, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200l, File# 0002546, of the records of Henderson County, Texas (C2319-213-078-10)

90. Oil Gas and Mineral Lease dated 12/05/2000, by and between Viriginia Gerheart, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006080, of the records of Henderson County, Texas (C2319-213-078-11)

91. Oil Gas and Mineral Lease dated 12/05/2000, by and between Janet Hardin, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006092, of the records of Henderson County, Texas (C2319-213-078-12)

92. Oil Gas and Mineral Lease dated 11/09/2000, by and between Kieth F. Wilkinson and wife, Linda J. Wilkinson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002497, of the records of Henderson County, Texas (C2319-213-083-00)

93. Oil Gas and Mineral Lease dated 11/20/2000, by and between Steve K. Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002509, of the records of Henderson County, Texas (C2319-213-004-00)

94. Oil Gas and Mineral Lease dated 11/16/2000, by and between Lester Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002498, of the records of Henderson County, Texas (C2319-213-085-00)

95. Oil Gas and Mineral Lease dated 1l/21/2000, by and between Tee Jay Ward, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 0l/02/2001, File# 0000023, of the records of Henderson County, Texas (C2319-213-088-01)

96. Oil Gas and Mineral Lease dated 04/11/2001, by and between Bobby Ray Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007727, of the records of Henderson County, Texas
     (C2319-213-1-071-01)

97. Oil Gas and Mineral Lease dated 04/l1/2001, by and between Royce Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/200l, File# 0007728, of the records of Henderson County, Texas (C2319-213-1-074-01)

98. Oil Gas and Mineral Lease dated 04/11/2001, by and between Royce Jones and Bobby Jones Co-Trustee for the Keith A. Jones Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007729, of the records of Henderson County, Texas (C2319-2l3-1-076-01)

99. Oil Gas and Mineral Lease dated 11/14/2000, by and between Carol H. Maddox, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002537, of the records of Henderson County, Texas (C2319-213-100-03)

100. Oil Gas and Mineral Lease dated 1l/30/2000, by and between Claudia S.S. Powell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002548, of the records of Henderson County, Texas (C2319-213-119-00)

101. Oil Gas and Mineral Lease dated 12/19/2000, by and between G. Wayne Dennis, Trustee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000017, of the records of Henderson County, Texas (C2319-213-158-01)

102. Oil Gas and Mineral Lease dated 12/11/2000, by and between Billy Goebel Byars Trust, Emily Elizabeth Byars Trust, Billy Byars Trust & Emily Byers Summers Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/l4/2001, File# 0002586, of the records of Henderson County, Texas (C2319-213-167-00)

103. Oil Gas and Mineral Lease dated 1l/20/2000, by and between Jack Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002502, of the records of Henderson County, Texas (C2319-213-169-01)

104. Oil Gas and Mineral Lease dated 11/20/2000, by and between Neil Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002545, of the records of Henderson County, Texas (C2319-213-169-02)

105. Oil Gas and Mineral Lease dated 1l/20/2000, by and between Gail Tucker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002584, of the records of Henderson County, Texas (C2319-213-169-03)

106. Oil Gas and Mineral Lease dated 1l/30/2000, by and between Jack D. Donley, as Lessor, and RAM. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002538, of the records of Henderson County, Texas (C2319-213-170-01)

107. Oil Gas and Mineral Lease dated 1l/26/2000, by and between Guy J. Landis and Odessa I. Landis Living Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006192, of the records of Henderson County, Texas (C2319-213-1130-01)

108. Oil Gas and Mineral Lease dated 12/05/2000, by and between Spindle Top Exploration Company, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006088, of the records of Henderson County, Texas (C2319-213-180-02)

109. Oil Gas and Mineral Lease dated 12/17/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002560, of the records of Henderson County, Texas (C2319-213-182-01)

110. Oil Gas and Mineral Lease dated 12/17/2000, by and between Reba J. Halton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002559, of the records of Henderson County, Texas (C2319-213-182-02)

111. Oil Gas and Mineral Lease dated 12/17/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002558 of the records of Henderson County, Texas (C2319-213-182-03).

112. Oil Gas and Mineral Lease dated 11/29/2000, by and between Billy Don Stewart and wife, Judy Stewart, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200l, File# 0002549, of the records of Henderson County, Texas (C2319-213-199-00)

113. Oil Gas and Mineral Lease dated 03/21/2001, by and between Steven G. Shaddock, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0007730, of the records of Henderson County, Texas (C2319-213-2-064-01)

114. Oil Gas and Mineral Lease dated 04/20/2001, by and between John K. Simmons, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007731, of the records of Henderson County, Texas
     (C2319-213-2-231-00)

115. Oil Gas and Mineral Lease dated 04/20/2001, by and between Percy L. Simmons, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007732, of the records of Henderson County, Texas (C2319-213-2-232-00)

116. Oil Gas and Mineral Lease dated 04/20/2001, by and between Charlie Thomas Simmons and wife and Marcelle Simmons, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007733, of the records of Henderson County, Texas (C2319-213-2-233-01)

117. Oil Gas and Mineral Lease dated 12/14/2000, by and between Avena Cook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002541, of the records of Henderson County, Texas (C2319-213-204-01)

118. Oil Gas and Mineral Lease dated 12/14/2000, by and between Martha Crook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002585, of the records of Henderson County, Texas (C2319-213-204-02)

119. Oil Gas and Mineral Lease dated 12/14/2000, by and between Carolyn Dean, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002574, of the records of Henderson County, Texas (C2319-213-204-03)

120. Oil Gas and Mineral Lease dated 12/14/2000, by and between Debara Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002540, of the records of Henderson County, Texas (C2319-213-204-04)

121. Oil Gas and Mineral Lease dated 12/14/2000, by and between Adena Tice, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002542, of the records of Henderson County, Texas (C2319-213-201-05)

122. Oil Gas and Mineral Lease dated 12/06/2000, by and between Leland Dale Dosser, Guardian for Juanita Riddlesperger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004146, of the records of Henderson County, Texas (C2319-213-208-00)

123. Oil Gas and Mineral Lease dated 11/30/2000, by and between Nava Jo Douglas and husband, Darrell Douglas, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002523, of the records of Henderson County, Texas (C2319-213-209-01)

124. Oil Gas and Mineral Lease dated 11/30/2000, by and between B & H Royalty, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002515, of the records of Henderson County, Texas (C2319-213-213-01)

125. Oil Gas and Mineral Lease dated 12/06/2000, by and between Michael D. Gollob, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006081, of the records of Henderson County, Texas (C2319-213-213-02)

126. Oil Gas and Mineral Lease dated 12/06/2000, by and between Donald W. Hawkins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002575, of the records of Henderson County, Texas (C2319-213-213-03)

127. Oil Gas and Mineral Lease dated 11/30/2000, by and between Trant L. Kidd, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002514, of the records of Henderson County, Texas (C2319-213-213-04)

128. Oil Gas and Mineral Lease dated 12/06/2000, by and between Steven E. Callhoun, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/200l, File# 0006104, of the records of Henderson County, Texas (C2319-213-213-05)

129. Oil Gas and Mineral Lease dated 12/18/2000, by and between Karen Gallin, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000018, of the records of Henderson County, Texas (C2319-213-215-01)

130. Oil Gas and Mineral Lease dated 12/06/2000, by and between Faye Nell Willingham, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002569, of the records of Henderson County, Texas (C2319-213-215-02)

131. Oil Gas and Mineral Lease dated 12/18/2000, by and between Debra Allen Alford, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File# 0004170, of the records of Henderson County, Texas (C2319-213-217-01)

132. Oil Gas and Mineral Lease dated 12/18/2000, by and between Charles Thomas Allen, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004150, of the records of Henderson County, Texas (C2319-213-217-02)

133. Oil Gas and Mineral Lease dated 12/l8/2000, by and between Royal Alton Allen, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004151, of the records of Henderson County, Texas (C2319-213-217-03)

134. Oil Gas and Mineral Lease dated 12/06/2000, by and between Walter L. Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 00041418, of the records of Henderson County, Texas (C2319-213-217-04)

135. Oil Gas and Mineral Lease dated 12/l3/2000, by and between Jennie R. McGire, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004156, of the records of Henderson County, Texas (C2319-213-217-05)

136. Oil Gas and Mineral Lease dated 12/13/2000, by and between Sam Rosenbloom, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004154, of the records of Henderson County, Texas (C2319-213-217-06)

137. Oil Gas and Mineral Lease dated 12/12/2000, by and between Ruby Delores McLain Holt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004153, of the records of Henderson County, Texas (C2319-213-221-01)

138. Oil Gas and Mineral Lease dated 12/12/2000, by and between Donald Wayne McLain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004152, of the records of Henderson County, Texas (C2319-213-221-02)

139. Oil Gas and Mineral Lease dated 12/12/2000, by and between Henry Clay Conditt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002550, of the records of Henderson County, Texas (C23l9-213-222-00)

140. Oil Gas and Mineral Lease dated 12/20/2000, by and between JoRene Carroll, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000015, of the records of Henderson County, Texas (C2319-213-224-01)

141. Oil Gas and Mineral Lease dated 12/l9/2000, by and between Michael L. Leiser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002587, of the records of Henderson County, Texas (C2319-213-229-01)

142. Oil Gas and Mineral Lease dated 12/19/2000, by and between Terri L. Leiser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002568, of the records of Henderson County, Texas (C2319-213-229-02)

143. Oil Gas and Mineral Lease dated 12/19/2000, by and between Lawrence S. Leiser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006127, of the records of Henderson County, Texas (C2319-213-229-03)

144. Oil Gas and Mineral Lease dated 12/19/2000, by and between Barbara Nichols, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002590, of the records of Henderson County, Texas (C2319-213-229-04)

145. Oil Gas and Mineral Lease dated 12/19/2000, by and between Pat Taylor, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002580, of the records of Henderson County, Texas (C2319-213-229-05)

146. Oil Gas and Mineral Lease dated 12/19/2000, by and between Tobin Watson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/l4/2001, File
     # 0002591, of the records of Henderson County, Texas (C2319-213-229-06)

147. Oil Gas and Mineral Lease dated 12/19/2000, by and between Katrina Wynne, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002589, of the records of Henderson County, Texas (C2319-213-229-07)

148. Oil Gas and Mineral Lease dated 12/12/2000, by and between Albert J. Dosser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002557, of the records of Henderson County, Texas (C2319-213-233-00)

149. Oil Gas and Mineral Lease dated 12/20/2000, by and between Charles E. Cain and wife Margaret A. Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000011, of the records of Henderson County, Texas (C2319-213-235-01)

150. Oil Gas and Mineral Lease dated 12/20/2000, by and between Leslie Bill Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000013, of the records of Henderson County, Texas (C2319-213-235-02)

151. Oil Gas and Mineral Lease dated 12/21/2000, by and between Mickey Joe Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000012, of the records of Henderson County, Texas (C2319-213-235-03)

152. Oil Gas and Mineral Lease dated 12/20/2000, by and between Tommy Lee Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000014, of the records of Henderson County, Texas (C2319-213-235-04)

153. Oil Gas and Mineral Lease dated 12/21/2000, by and between Bonnie Ruth Melton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006077, of the records of Henderson County, Texas (C2319-213-235-05)

154. Oil Gas and Mineral Lease dated 12/20/2000, by and between Carl Davey Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 000009, of the records of Henderson County, Texas (C2319-213-235-06)

155. Oil Gas and Mineral Lease dated 12/20/2000, by and between Charles Dewaine Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on Ol/02/2001, File # 0000010, of the records of Henderson County, Texas (C2319-213-237-00)

156. Oil Gas and Mineral Lease dated 12/12/2000, by and between Albert J. Dosser, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200l, File # 0002556, of the records of Henderson County, Texas (C2319-213-240-00)

157. Oil Gas and Mineral Lease dated 12/07/2000, by and between Tennie Mae Ballow, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002599, of the records of Henderson County, Texas (C2319-213-254-01)

158. Oil Gas and Mineral Lease dated l2/13/2000, by and between Glenn W. Cannon, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006076, of the records of Henderson County, Texas (C2319-213-254-02)

159. Oil Gas and Mineral Lease dated 12/13/2000, by and between Judy Lynn St. Clair, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006095, of the records of Henderson County, Texas (C2319-213-254-03)

160. Oil Gas and Mineral Lease dated 12/13/2000, by and between O.D. Miller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File
     # 0002600, of the records of Henderson County, Texas (C2319-213-263-01)

161. Oil Gas and Mineral Lease dated 12/18/2000, by and between Richard E. Ralley, Sr. and Paula Sue Swope, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002567, of the records of Henderson County, Texas (C2319-213-267-00)

162. Oil Gas and Mineral Lease dated 12/11/2000, by and between Beatrice Thomas, Billy Thomas, Frances Ford and Barabara West, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 0l/02/200l, File # 0000022, of the records of Henderson County, Texas (C2319-213-270-01)

163. Oil Gas and Mineral Lease dated 12/ll/2000, by and between Mabel T. Wells, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002592, of the records of Henderson County, Texas (C2319-213-270-02)

164. Oil Gas and Mineral Lease dated 12/11/2000, by and between Mabel T. Wells, Trustee of the Mabel T. Wells Living Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002579, of the records of Henderson County, Texas (C2319-213-270-03)

165. Oil Gas and Mineral Lease dated l2/19/2000, by and between Patsy Ruth Boyd, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002555, of the records of Henderson County, Texas (C2319-213-273-01)

166. Oil Gas and Mineral Lease dated 12/19/2000, by and between Hollis Bristow, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002554, of the records of Henderson County, Texas (C2319-213-273-02)

167. Oil Gas and Mineral Lease dated 12/19/2000, by and between Dalton R. Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/l4/2001, File # 0002553, of the records of Henderson County, Texas (C2319-213-273-03)

168. Oil Gas and Mineral Lease dated 12/19/2000, by and between David L. Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002552, of the records of Henderson County, Texas (C2319-213-273-04)

169. Oil Gas and Mineral Lease dated 12/15/2000, by and between W.W. Trammell and wife Thelma Trammell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002551, of the records of Henderson County, Texas (C2319-213-273-05)

170. Oil Gas and Mineral Lease dated 01/05/2001, by and between Robert H. Owens, Caroline C. Crain, Margaret C. Dunham, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006082, of the records of Henderson County, Texas (C2319-213-276-00)

171. Oil Gas and Mineral Lease dated 12/27/2000, by and between Jean Murrey, Winston Murrey, Frances A. Murrey, Hazel Imogene Murrey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #0004158, of the records of Henderson County, Texas (C2319-213-277-01)

172. Oil Gas and Mineral Lease dated 01/03/2001, by and between Cindy Stokes Beaty, et vir Mark A. Beaty, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006079, of the records of Henderson County, Texas (C2319-213-283-01)

173. Oil Gas and Mineral Lease dated 01/03/2001, by and between Susan Stokes Lee, el vir Norman H. Lee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006078, of the records of Henderson County, Texas (C2319-213-283-03)

174. Oil Gas and Mineral Lease dated 01/02/2001, by and between Bill Yelvington, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File #0007734, of the records of Henderson County, Texas (C2319-213-283-06)

175. Oil Gas and Mineral Lease dated 01/05/2001, by and between William E. Jackson, et ux Beverly Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006073, of the records of Henderson County, Texas (C2319-213-283-08)

176. Oil Gas and Mineral Lease dated 02/23/2001, by and between Denise J. Munoz, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File #0007735, of the records of Henderson County, Texas (C2319-213-283-09)

177. Oil Gas and Mineral Lease dated 01/08/2002, by and between Teresa Upshaw, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006110, of the records of Henderson County, Texas (C2319-213-283-10)

178. Oil Gas and Mineral Lease dated 01/04/200l, by and between Harlon J. Adair and wife Janet D. Adair, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006072, of the records of Henderson County, Texas (C2319-213-283-11)

179. Oil Gas and Mineral Lease dated 01/08/2001, by and between Mary M. Hampton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006181, of the records of Henderson County, Texas (C2319-213-2133-12)

180. Oil Gas and Mineral Lease dated 01/11/2001, by and between Deborah Buster, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006124, of the records of Henderson County, Texas (C2319-213-284-01)

181. Oil Gas and Mineral Lease dated 01/ll/2001, by and between Emma Jo Crout, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006107, of the records of Henderson County, Texas (C2319-213-284-02)

182. Oil Gas and Mineral Lease dated 01/11/2001, by and between Jacquelynn Fisher, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006100, of the records of Henderson County, Texas (C2319-213-284-03)

183. Oil Gas and Mineral Lease dated 02/07/2001, by and between Janet Hardin, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006170, of the records of Henderson County, Texas (C2319-213-234-04)

184. Oil Gas and Mineral Lease dated 01/10/2001, by and between Ben Ray Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006120, of the records of Henderson County, Texas (C2319-213-284-05)

185. Oil Gas and Mineral Lease dated 01/10/2001, by and between Bobbie Jo Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006097, of the records of Henderson County, Texas (C2319-213-284-06)

186. Oil Gas and Mineral Lease dated 01/10/2001, by and between Jack H. Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006085, of the records of Henderson County, Texas (C2319-213-284-07)

187. Oil Gas and Mineral Lease dated 01/10/2001, by and between Jerry E. Holland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006070, of the records of Henderson County, Texas (C2319-213-284-08)

188. Oil Gas and Mineral Lease dated 01/ll/2001, by and between Jean Moore, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006096, of the records of Henderson County, Texas
     (C2319-213-284-09),

189. Oil Gas and Mineral Lease dated 01/ll/2001, by and between Mary Ruth Pence, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006086, of the records of Henderson County, Texas (C2319-213-284-10)

190. Oil Gas and Mineral Lease dated 01/ll/2001, by and between Don Taylor and wife Shelba M. Taylor, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006152, of the records of Henderson County, Texas (C2319-213-284-11)

191. Oil Gas and Mineral Lease dated 01/ll/2001, by and between Virginia Gerheart, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006125, of the records of Henderson County, Texas (C2319-213-284-12)

192. Oil Gas and Mineral Lease dated 01/19/2001, by and between Wanda Jean Atherton Harrup, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006154, of the records of Henderson County, Texas (C2319-213-235-00)

193. Oil Gas and Mineral Lease dated 01/02/2001, by and between Danny A. Malone, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006069, of the records of Henderson County, Texas (C2319-213-280-01)

194. Oil Gas and Mineral Lease dated 01/02/2001, by and between Jeanne Malone Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006156, of the records of Henderson County, Texas (C2319-213-286-02)

195. Oil Gas and Mineral Lease dated 01/04/2001, by and between David L. Loden and wife Rebecca, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006071, of the records of Henderson County, Texas (C2319-213-280-01)

196. Oil Gas and Mineral Lease dated 12/21/2000, by and between Alfred Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006066, of the records of Henderson County, Texas (C2319-213-294-01)

197. Oil Gas and Mineral Lease dated 12/21/2000, by and between Alfred Williams, T.C. Williams, Lavern Rodgers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File # 0000024, of the records of Henderson County, Texas (C2319-213-297-00)

198. Oil Gas and Mineral Lease dated 01/22/2001, by and between Zelda Bruns, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File
     # 0006116, of the records of Henderson County, Texas (C2319-213-298-01)

199. Oil Gas and Mineral Lease dated 12/29/2000, by and between Billy Jack Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002595, of the records of Henderson County, Texas (C2319-213-298-02)

200. Oil Gas and Mineral Lease dated 12/29/2000, by and between Elton Maynard Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006093, of the records of Henderson County, Texas (C2319-213-298-03)

201. Oil Gas and Mineral Lease dated 12/29/2000, by and between J.C. Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File
     # 0002596 of the records of Henderson County, Texas (C2319-213-298-04)

202. Oil Gas and Mineral Lease dated 12/29/2000, by and between Royall J. Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002594, of the records of Henderson County, Texas (C2319-213-298-05)

203. Oil Gas and Mineral Lease dated 12/29/2000, by and between Verna Jo Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002593, of the records of Henderson County, Texas
     (C2319-213-298-06)

204. Oil Gas and Mineral Lease dated 02/06/2001, by and between Thomas J. Barnett and wife Dorothy M. Barnett, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006135, of the records of Henderson County, Texas (C2319-213-3-013-01)

205. Oil Gas and Mineral Lease dated 03/13/2001, by and between Sylvia Loy Holden, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006191, of the records of Henderson County, Texas (C2319-213-3-014-01)

206. Oil Gas and Mineral Lease dated 03/13/2001, by and between Pamela Carolyn Wyatt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File # 0007737, of the records of Henderson County, Texas (C2319-213-3-014-03)

207. Oil Gas and Mineral Lease dated 03/06/2001, by and between Samuel E. Hopkins, Jr. and wife Yvonne Hopkins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006174, of the records of Henderson County, Texas (C2319-213-3-019-01)

208. Oil Gas and Mineral Lease dated 03/12/2001, by and between Allie Lee Palmer Johnson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006179, of the records of Henderson County, Texas (C2319-213-3-019-02)

209. Oil Gas and Mineral Lease dated 02/23/2001, by and between William D. Elliot, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/200l, File # 0006147, of the records of Henderson County, Texas (C2319-213-3-020-01)

210. Oil Gas and Mineral Lease dated 02/05/2001, by and between Ottis Raymond Rogers, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006122, of the records of Henderson County, Texas (C2319-213-3-022-03)

211. Oil Gas and Mineral Lease dated 01/22/2001, by and between Rose Mary Jarvis Alderman, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004172, of the records of Henderson County, Texas (C2319-213-301-01)

212. Oil Gas and Mineral Lease dated 01/20/2001, by and between William T. Jarvis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004164, of the records of Henderson County, Texas (C2319-213-301-02)

213. Oil Gas and Mineral Lease dated 01/20/2001, by and between Jacquelyn Jarvis Kligo, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004163, of the records of Henderson County, Texas (C2319-213-301-03)

214. Oil Gas and Mineral Lease dated 01/22/2001, by and between Ruth Jarvis Murphy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004155, of the records of Henderson County, Texas (C2319-213-301-04)

215. Oil Gas and Mineral Lease dated 01/03/2001, by and between Jean Murrey, Winston Murrey, Frances A. Murrey, Hazel Imogene Murrey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004159, of the records of Henderson County, Texas (C2319-213-301-05)

216. Oil Gas and Mineral Lease dated 01/17/2001, by and between Rosemary J. Wilkes, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004180, of the records of Henderson County, Texas (C2319-213-301-06)

217. Oil Gas and Mineral Lease dated 01/24/200l, by and between Betty Smith Bowen, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004188, of the records of Henderson County, Texas (C2319-213-301-07)

218. Oil Gas and Mineral Lease dated 01/24/2001, by and between Samuel F. Bowen and Elizabeth B. Phillips, as Co-Executors of the Estate of Emma Owen Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004184, of the records of Henderson County, Texas (C2319-213-301-08)

219. Oil Gas and Mineral Lease dated 01/22/2001, by and between Rosemary J. Wilkes, dealing herein with her sole and separat, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File # 0012803, of the records of Henderson County, Texas (C2319-213-301-09)

220. Oil Gas and Mineral Lease dated 12/14/2000, by and between Lioel G. Amaya and Jesus V. Amaya, Sr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002580, of the records of Henderson County, Texas (C2319-213-309-00)

221. Oil Gas and Mineral Lease dated 01/08/2001, by and between John D. Burnett, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006084, of the records of Henderson County, Texas (C2319-213-310-00)

222. Oil Gas and Mineral Lease dated 01/08/2001, by and between Norman E. Black, Sr. and wife Doris Black, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002597, of the records of Henderson County, Texas (C2319-213-311-01)

223. Oil Gas and Mineral Lease dated 01/08/200l, by and between Chad Lawyer and wife, Leah Lawyer, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006153, of the records of Henderson County, Texas (C2319-213-312-01)

224. Oil Gas and Mineral Lease dated 01/08/2001, by and between Jerry W. Seat, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006083, of the records of Henderson County, Texas (C2319-213-314-01)

225. Oil Gas and Mineral Lease dated 01/18/2001, by and between Osie Ola Gage, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006109, of the records of Henderson County, Texas (C2319-213-321-00)

226. Oil Gas and Mineral Lease dated 02/16/2001, by and between Sandra Glass, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File
     # 0006145, of the records of Henderson County, Texas (C2319-213-322-01)

227. Oil Gas and Mineral Lease dated 02/16/200l, by and between Shirley Knowland, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006146, of the records of Henderson County, Texas (C2319-2l3-322-02)

228. Oil Gas and Mineral Lease dated 02/22/2001, by and between Dr. Harry Roy II, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006189, of the records of Henderson County, Texas
     (C2319-2l3-322-03)

229. Oil Gas and Mineral Lease dated 02/24/2001, by and between Roscoe Roy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007738, of the records of Henderson County, Texas (C2319-213-322-04)

230. Oil Gas and Mineral Lease dated 01/18/2001, by and between Dwight Harold Carson and wife, Doris Edwin Carson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/l4/2001, File # 0004166, of the records of Henderson County, Texas (C2319-213-325-01)

231. Oil Gas and Mineral Lease dated 01/23/2001, by and between Martha Carson Hardi, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004168, of the records of Henderson County, Texas (C2319-213-325-02)

232. Oil Gas and Mineral Lease dated 01/23/2001, by and between Emma V. Carson Taylor, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004183, of the records of Henderson County, Texas (C2319-213-325-03)

233. Oil Gas and Mineral Lease dated 01/23/2001, by and between Sara Carson Cope, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006111, of the records of Henderson County, Texas (C2319-213-325-04)

234. Oil Gas and Mineral Lease dated 01/08/200l, by and between C.T. Venture, a joint venture composed of W.R. Coffey and Gayle E. Tittle, as Lessor, and R.A.M. ENERGY, INC, as Lessee, recorded on 04/l7/2001, File # 0006l03, of the records of Henderson County, Texas (C2319-213-326-01)

235. Oil Gas and Mineral Lease dated 12/12/2000, by and between R.E. McCrary and wife J.E. McCrary, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006l39, of the records of Henderson County, Texas (C2319-213-326-02)

236. Oil Gas and Mineral Lease dated 01/09/2001, by and between Bazel E. Crowe and wife Charlotte E. Crowe, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006102, of the records of Henderson County, Texas (C2319-213-326-03)

237. Oil Gas and Mineral Lease dated 01/09/2001, by and between W.R. Coffey; Trustee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006087, of the records of Henderson County, Texas (C2319-213-326-04)

238. Oil Gas and Mineral Lease dated 01/l5/2001, by and between Isabelle B. Stockton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006105, of the records of Henderson County, Texas (C2319-213-327-00)

239. Oil Gas and Mineral Lease dated 0l/25/2001, by and between Stephen D. Yarbrough, dealing in his sole and sepa, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006115, of the records of Henderson County, Texas (C2319-213-329-00)

240. Oil Gas and Mineral Lease dated 02/l9/2001, by and between Robert E. Latham, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/l4/2001, File # 0004190, of the records of Henderson County, Texas (C2319-213-330-01)

241. Oil Gas and Mineral Lease dated 01/25/2001, by and between Larry D. Stockton, dealing in his sole and separat, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006117, of the records of Henderson County, Texas (C2319-213-332-00)

242. Oil Gas and Mineral Lease dated 0l/25/2OOl, by and between Wallace L. Stockton, III, dealing in his sole and, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006118, of the records of Henderson County, Texas (C2319-213-333-00)

243. Oil Gas and Mineral Lease dated 01/15/2001, by and between Jerry A. Garrison and wife, Barbara Garrison, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004160, of the records of Henderson County, Texas (C2319-213-337-06)

244. Oil Gas and Mineral Lease dated 01/l6/2001, by and between Carl L. Tanner and wife, Wanda J. Tanner, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004161, of the records of Henderson County, Texas (C2319-213-337-12)

245. Oil Gas and Mineral Lease dated 01/17/2001, by and between Mary Louise Robertson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004173, of the records of Henderson County, Texas (C2319-213-339-01)

246. Oil Gas and Mineral Lease dated 01/17/2001, by and between Alva Marie Sadler, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004182, of the records of Henderson County, Texas (C2319-213-339-02)

247. Oil Gas and Mineral Lease dated 01/17/2001, by and between Martha Dee Thompson, widow of Richard F. Thompson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004169, of the records of Henderson County, Texas (C2319-213-339-03)

248. Oil Gas and Mineral Lease dated 01/18/2001, by and between George Walson Tidmore, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004171, of the records of Henderson County, Texas (C2319-213-339-04)

249. Oil Gas and Mineral Lease dated 01/19/2001, by and between David D. Dodd, dealing herein as his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File # 0007739, of the records of Henderson County, Texas (C2319-213-342-01-A)

250. Oil Gas and Mineral Lease dated 01/19/2001, by and between Vicki Dodd Allen, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007740, of the records of Henderson County, Texas (C2319-213-342-01-B)

251. Oil Gas and Mineral Lease dated 01/19/2001, by and between Steven Dodd, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File
     # 0007741, of the records of Henderson County, Texas (C2319-213-342-01-C)

252. Oil Gas and Mineral Lease dated 01/19/2001, by and between Paula Dodd Fondiller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File # 0007742, of the records of Henderson County, Texas (C2319-213-342-01-D)

253. Oil Gas and Mineral Lease dated 01/17/2001, by and between Dolores McLain Holt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004162, of the records of Henderson County, Texas (C2319-213-345-01)

254. Oil Gas and Mineral Lease dated 01/18/2001, by and between Donald W. McLain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/11/200l, File # 0004167, of the records of Henderson County, Texas (C2319-213-345-02)

255. Oil Gas and Mineral Lease dated 01/25/2001, by and between Kenneth Gregg Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004176, of the records of Henderson County, Texas (C2319-213-346-01)

256. Oil Gas and Mineral Lease dated 01/22/2001, by and between Gretchen Truitt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004177, of the records of Henderson County, Texas (C2319-213-346-02)

257. Oil Gas and Mineral Lease dated 02/06/200l, by and between Jim Tom Meredith and wife Jeanne Meredith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 00077413, of the records of Henderson County, Texas (C2319-213-348-01)

258. Oil Gas and Mineral Lease dated 02/07/2001, by and between A.J. Meredith, A/K/A Jack Meredith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007745, of the records of Henderson County, Texas (C2319-213-348-02)

259. Oil Gas and Mineral Lease dated 02/06/2001, by and between Eula Wilbur Pullen, dealing in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007717, of the records of Henderson County, Texas (C2319-213-348-03)

260. Oil Gas and Mineral Lease dated 02/01/2001, by and between Joanne Fears, dealing in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007740, of the records of Henderson County, Texas (C2319-213-340-04)

261. Oil Gas and Mineral Lease dated 02/06/2001, by and between Owen McDonnell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006151, of the records of Henderson County, Texas (C2319-213-348-05)

262. Oil Gas and Mineral Lease dated 02/06/2001, by and between Hattle Wilbur, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006150, of the records of Henderson County, Texas (C2319-213-340-06)

263. Oil Gas and Mineral Lease dated 02/06/2001, by and between Janice Wilbur Sweatt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/200l, File # 0006149, of the records of Henderson County, Texas (C2319-213-348-07)

264. Oil Gas and Mineral Lease dated 02/06/2001, by and between Nelda Wright, dealing in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/200l, File # 0007749, of the records of Henderson County, Texas (C2319-213-348-08)

265. Oil Gas and Mineral Lease dated 02/06/2001, by and between Mary Monroe, dealing in her sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/21/2001, File # 0008360, of the records of Henderson County, Texas (C2319-213-348-09)

266. Oil Gas and Mineral Lease dated 02/07/2001, by and between Shirley M. Calhoun, Individually and as Attorney-in-Fact for Ernajon M. Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007750, of the records of Henderson County, Texas (C2319-213-343-10)

267. Oil Gas and Mineral Lease dated 02/20/2001, by and between Belly Lain Benton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/11/2001, File # 0004192, of the records of Henderson County, Texas (C2319-213-340-11)

268. Oil Gas and Mineral Lease dated 02/20/2001, by and between Barbara Lynn Neff, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004193, of the records of Henderson County, Texas (C2319-213-348-12)

269. Oil Gas and Mineral Lease dated 02/21/2001, by and between Beverly Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007751, of the records of Henderson County, Texas (C2319-213-348-13)

270. Oil Gas and Mineral Lease dated 02/07/2001, by and between Lucille Yonack, Carol Yonack, Attorney-In-Fact, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File # 0007752, of the records of Henderson County, Texas (C2319-213-348-14)

271. Oil Gas and Mineral Lease dated 02/22/2001, by and between A.J. Meredith, A/K/A Jack Meredith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 000774G, of the records of Henderson County, Texas (C2319-213-348-15)

272. Oil Gas and Mineral Lease dated 02/22/2001, by and between Jim Tom Meredith and wife Jeanne Meredith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File # 0007744, of the records of Henderson County, Texas (C2319-213-340-16)

273. Oil Gas and Mineral Lease dated 02/01/2001, by and between Joanne Hundall Batson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007763, of the records of Henderson County, Texas (C2319-213-345-17)

274. Oil Gas and Mineral Lease dated 01/25/2001, by and between Mildred Boone, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006119, of the records of Henderson County, Texas (C2319-213-348-18)

275. Oil Gas and Mineral Lease dated 02/01/2001, by and between Margaret Boone Ellis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006120, of the records of Henderson County, Texas (C2319-213-348-19)

276. Oil Gas and Mineral Lease dated 02/01/2001, by and between Stevie Hudnall, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006136, of the records of Henderson County, Texas (C2319-213-343-20)

277. Oil Gas and Mineral Lease dated 01/24/2001, by and between Keetah Life, Trustee of the Life Family Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 00077760, of the records of Henderson County, Texas (C2319-213-348-21)

278. Oil Gas and Mineral Lease dated O1/19/2001, by and between Louise Spencer Pope, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006134, of the records of Henderson County, Texas (C2319-213-348-22)

279. Oil Gas and Mineral Lease dated 01/25/2001, by and between Mark C. Roberts, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004175, of the records of Henderson County, Texas (C2319-213-348-23)

280. Oil Gas and Mineral Lease dated 01/18/2004, by and between Dwight Harold Carson and wife, Doris Edwin Carson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004165, of the records of Henderson County, Texas (C2319-213-349-00)

281. Oil Gas and Mineral Lease dated 01/23/2001, by and between L.W. Ledwell, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004179, of the records of Henderson County, Texas
     (C2319-213-350-01)

282. Oil Gas and Mineral Lease dated 02/23/2001, by and between Maxine Monk, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File
     # 0006162, of the records of Henderson County, Texas (C2319-213-350-02)

283. Oil Gas and Mineral Lease dated 01/25/200l, by and between Suzanne Barber Owens, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006160, of the records of Henderson County, Texas (C2319-213-350-03)

284. Oil Gas and Mineral Lease dated 03/02/2001, by and between Larry Joe Surls and wife, Mickey Ferguson Surls, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006166, of the records of Henderson County, Texas (C2319-213-350-04)

285. Oil Gas and Mineral Lease dated 01/19/2001, by and between Reba R. Robertson, Individually and Steve Robertson, and G. Phillip Robertson, Trustees of the Henry W. Robertson Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006108, of the records of Henderson County, Texas (C2319-213-351-00)

286. Oil Gas and Mineral Lease dated 02/07/2001, by and between Rosalyn Lane, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006164, of the records of Henderson County, Texas (C2319-213-358-01)

287. Oil Gas and Mineral Lease dated 02/07/2001, by and between Claton H. Riddlesperger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006140, of the records of Henderson County, Texas (C2319-213-358-02)

288. Oil Gas and Mineral Lease dated 02/07/2001, by and between Paris Gibbs, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #0004186, of the records of Henderson County, Texas (C2319-213-358-03)

289. Oil Gas and Mineral Lease dated 02/07/2001, by and between J.W. Riddlesperger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File #0007753, of the records of Henderson County, Texas (C2319-213-358-04)

290. Oil Gas and Mineral Lease dated O1/23/2001, by and between Bishop, Harris & Royall Investments, a joint venture, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #0004171, of the records of Henderson County, Texas (C2319-213-365-00)

291. Oil Gas and Mineral Lease dated 01/18/2001, by and between Jean Murrey, Winston Murrey, Frances A. Murrey, Hazel Imogene Murrey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006101, of the records of Henderson County, Texas (C2319-213-366-01)

292. Oil Gas and Mineral Lease dated 01/23/2001, by and between Norman Slaton and wife, Diane Slaton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #0004178, of the records of Henderson County, Texas (C2319-213-368-00)

293. Oil Gas and Mineral Lease dated 02/13/2001, by and between Michael Laney, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File #0007754, of the records of Henderson County, Texas (C2319-213-372-01)

294. Oil Gas and Mineral Lease dated 01/30/2001, by and between Patricia Robbins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File #0007755, of the records of Henderson County, Texas (C2319-213-372-02)

295. Oil Gas and Mineral Lease dated 01/25/2001, by and between Lynn Laney Shaver, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006114, of the records of Henderson County, Texas (C2319-213-372-03)

296. Oil Gas and Mineral Lease dated 01/31/2001, by and between Graddie L. Withrow, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #00041185, of the records of Henderson County, Texas (C2319-213-377-01)

297. Oil Gas and Mineral Lease dated 01/31/2001, by and between Lester L. Hoskins, and wife Joyce Hoskins, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File #0004181, of the records of Henderson County, Texas (C2319-213-377-02)

298. Oil Gas and Mineral Lease dated 12/07/2001, by and between John Kennedy, II, Trustee of the John Kennedy II, Family Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File #0007756, of the records of Henderson County, Texas (C2319-213-302-00)

299. Oil Gas and Mineral Lease dated 02/02/2001, by and between Jackie Glynn Wallace, and wife Linda Jean Wallace, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006121, of the records of Henderson County, Texas (C2319-213-394-01)

300. Oil Gas and Mineral Lease dated 02/05/2001, by and between Robert Harvey Lyliston, and wife June Marie Lyliston, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006130, of the records of Henderson County, Texas (C2319-213-394-02)

301. Oil Gas and Mineral Lease dated 02/15/2001, by and between Annette Marie Waller King, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File #0007757, of the records of Henderson County, Texas (C2319-213-399-01)

302. Oil Gas and Mineral Lease dated 02/14/2001, by and between Jerry Cullen Waller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File #0006148, of the records of Henderson County, Texas (C2319-213-399-02)

303. Oil Gas and Mineral Lease dated 03/01/2001, by and between William A. Abney, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006182, of the records of Henderson County, Texas (C2319-213-413-01)

304. Oil Gas and Mineral Lease dated 03/01/2001, by and between Cary M. Abney, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006183, of the records of Henderson County, Texas (C2319-213-413-02)

305. Oil Gas and Mineral Lease dated 03/01/2001, by and between Ruben K. Abney, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006184, of the records of Henderson County, Texas (C2319-213-413-03)

306. Oil Gas and Mineral Lease dated 03/01/2001, by and between Grace Keese Abney,as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006185, of the records of Henderson County, Texas (C2319-213-413-04)

307. Oil Gas and Mineral Lease dated 02/22/2001, by and between Phillip A. Dunn, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 09/20/2001, File # 15798, of the records of Henderson County, Texas (C2319-213-413-05)

308. Oil Gas and Mineral Lease dated 02/07/2001, by and between Josie Evans Penny, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/17/2001, File # 0006155, of the records of Henderson County, Texas (C2319-213-421-00)

309. Oil Gas and Mineral Lease dated 02/19/2001, by and between Claude E. Smith, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004187, of the records of Henderson County, Texas
     (C2319-213-435-01)

310. Oil Gas and Mineral Lease dated 02/19/2OOl, by and between Jack Williams Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 03/14/2001, File # 0004195, of the records of Henderson County, Texas (C2319-213-435-02)

311. Oil Gas and Mineral Lease dated 03/21/2001, by and between Samuel Charles Smith and wife Mary Lancaster Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007758, of the records of Henderson County, Texas (C2319-213-435-03)

312. Oil Gas and Mineral Lease dated 03/01/2001, by and between TXU Electric Company by W. Kyle Ray Attorney-in-Fact, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006144, of the records of Henderson County, Texas (C2319-213-438-01)

313. Oil Gas and Mineral Lease dated 03/08/2001, by and between Lorene W. Guidry, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007759, of the records of Henderson County, Texas (C2319-213-440-01)

314. Oil Gas and Mineral Lease dated 02/28/2001, by and between Benton R. Alridge, and wife Charlene, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006168, of the records of Henderson County, Texas (C2319-213-441-00)

315. Oil Gas and Mineral Lease dated 02/28/2001, by and between David L. Utley, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006167, of the records of Henderson County, Texas (C2319-213-442-00)

3l6. Oil Gas and Mineral Lease dated 02/28/2OOl, by and between Joe Glenn Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006172, of the records of Henderson County, Texas (C2319-213-445-01)

317. Oil Gas and Mineral Lease dated 02/28/2001, by and between Thomas Boothe and wife Ann Boothe, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006188, of the records of Henderson County, Texas (C2319-213-446-01)

318. Oil Gas and Mineral Lease dated 03/02/2001, by and between Ronald Speed and wife Virginia Speed, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006187, of the records of Henderson County, Texas (C2319-213-448-00)

319. Oil Gas and Mineral Lease dated 02/19/2001, by and between Michael Marlan Cade, Trustee for the Michael Marlan Cade Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006176, of the records of Henderson County, Texas (C2319-213-460-01)

320. Oil Gas and Mineral Lease dated 03/07/2001, by and between Scott L. Babler, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/l1/200l, File # 0007762, of the records of Henderson County, Texas (C2319-213-460-02)

321. Oil Gas and Mineral Lease dated 03/07/2001, by and between Carol Crabtree, as Lessor, and R.A.M. ENERGY INC., as Lessee, recorded on 05/11/2001, File # 0007765, of the records of Henderson County, Texas (C2319-213-460-03)

322. Oil Gas and Mineral Lease dated 02/15/2001, by and between David Martin Henderson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006131, of the records of Henderson County, Texas (C2319-213-460-04)

323. Oil Gas and Mineral Lease dated 02/15/2001, by and between Knox Holmes Henderson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006132, of the records of Henderson County, Texas (C2319-213-460-05)

324. Oil Gas and Mineral Lease dated 03/07/2001, by and between Laurie J. Laeha, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007766, of the records of Henderson County, Texas (C2319-213-460-06)

325. Oil Gas and Mineral Lease dated 03/07/2001, by and between Charles R. Simpson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006173, of the records of Henderson County, Texas (C2319-213-460-07)

326. Oil Gas and Mineral Lease dated 03/08/2001, by and between Jack Lee Adkins and Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File # 0012801, of the records of Henderson County, Texas (C2319-213-460-08)

327. Oil Gas and Mineral Lease dated 02/14/2001, by and between Karen Coker Cain, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006143, of the records of Henderson County, Texas (C2319-213-460-09)

328. Oil Gas and Mineral Lease dated 02/14/2001, by and between Cary Ray Coker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006138, of the records of Henderson County, Texas (C2319-213-460-10)

329. Oil Gas and Mineral Lease dated 03/08/2001, by and between Joy Allison Walker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/l1/2001, File # 0007767, of the records of Henderson County, Texas (C23l9-213-460-11)

330. Oil Gas and Mineral Lease dated 03/20/2001, by and between Lonnie D. Rhodes, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on O5/ll/2001, File # 0007760, of the records of Henderson County, Texas (C2319-213-472-01)

331. Oil Gas and Mineral Lease dated 03/27/2001, by and between Wilma Choate, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001,
     File # 0007761, of the records of Henderson County, Texas
     (C2319-213-5-063-01)

332. Oil Gas and Mineral Lease dated 04/10/2001, by and between Wanda Hardey, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/21/2001,
     File # 0008359, of the records of Henderson County, Texas
     (C2319-213-5-063-02)

333. Oil Gas and Mineral Lease dated 03/26/2001, by and between Gary W. Morris and wife Linda Jones, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 08/02/2001, File # 0012802, of the records of Henderson County, Texas (C2319-213-5-073-001)

334. Oil Gas and Mineral Lease dated 11/15/2000, by and between Gerald R. Bee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on O2/14/2001, File # 0002526, of the records of Henderson County, Texas
     (C2319-213-6-063-02)

335. Oil Gas and Mineral Lease dated 11/07/2000, by and between David Dodd, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001,
     File # 0002530, of the records of Henderson County, Texas
     (C2319-213-6-063-03)

336. Oil Gas and Mineral Lease dated 1l/16/2000, by and between Edith M. Dodd, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File # 0002503, of the records of Henderson County, Texas
     (C2319-213-6-063-04)

337. Oil Gas and Mineral Lease dated 03/06/2001, by and between Frank Baker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001,
     File # 0006175, of the records of Henderson County, Texas (CR 382-SWA)

338. Oil Gas and Mineral Lease dated 03/06/2001, by and between Luzelle Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File # 0006180, of the records of Henderson County, Texas (CR 387-SWA)

339. Oil Gas and Mineral Lease dated 03/22/2001, by and between June Belle Criswell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File # 0007764, of the records of Henderson County, Texas (CR 415-SWA)


                               END OF EXHIBIT "A"

                                  EXHIBIT "A"

1. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Carro Daviss Kelton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 477, of the Official Public Records of Freestone County, Texas (L2332-005-01).

2. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Hugh D. King, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 479, of the Official Public Records of Freestone County, Texas (L2332-005-02).

3. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between John E. King, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 481, of the Official Public Records of Freestone County, Texas (L2332-005-04).

4. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Sara Daviss Atkinson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 483, of the Official Public Records of Freestone County, Texas (L2332-005-05).

5. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Amie Taylor Edling, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 485, of the Official Public Records of Freestone County, Texas (L2332-005-06).

6. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Helene V. Daviss, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 487, of the Official Public Records of Freestone County, Texas (L2332-005-07).

7. Memorandum of Oil, Gas and Mineral Lease dated 07/02/2001, by and between Connie W. Daviss, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 489, of the Official Public Records of Freestone County, Texas (L2332-005-08).

8. Oil, Gas and Mineral Lease dated 05/22/2001, by and between Hazel Jean Dunnagan Haynes, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 13, 2001 in Volume 1167, Page 699, of the Official Public Records of Freestone County, Texas (L2332-008-01).

9. Oil, Gas and Mineral Lease dated 05/28/2001, by and between Evan D. Porter, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 622, of the Official Public Records of Freestone County, Texas (L2332-008-02).

10. Oil, Gas and Mineral Lease dated 05/28/2001, by and between Fennie Mae Washington, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 624, of the Official Public Records of Freestone County, Texas (L2332-008-03).

11. Oil, Gas and Mineral Lease dated 05/28/2001, by and between Edna Dunnagan Dixon, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 626, of the Official Public Records of Freestone County, Texas (L2332-008-04).

12. Oil, Gas and Mineral Lease dated 07/13/2001, by and between Bennie Mae Mitchell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 491, of the Official Public Records of Freestone County, Texas (L2332-008-05).

13. Oil, Gas and Mineral Lease dated 05/31/2001, by and between Walter Porter, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 628, of the Official Public Records of Freestone County, Texas (L2332-008-08).

14. Oil, Gas and Mineral Lease dated 06/01/2001, by and between Gary Glenn Phillips, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 632, of the Official Public Records of Freestone County, Texas (L2332-008-14).

15. Oil, Gas and Mineral Lease dated 06/01/2001, by and between Ida Parish, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 634, of the Official Public Records of Freestone County, Texas (L2332-008-15).

16. Oil, Gas and Mineral Lease dated 06/01/2001, by and between Curtie Mae Rabon, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 636, of the Official Public Records of Freestone County, Texas (L2332-008-16).

17. Oil, Gas and Mineral Lease dated 06/01/2001, by and between Felicia Rabon Lee, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 638, of the Official Public Records of Freestone County, Texas (L2332-008-18).

18. Oil, Gas and Mineral Lease dated 06/11/2001, by and between Donald Porter, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 640, of the Official Public Records of Freestone County, Texas (L2332-008-22).

19. Oil, Gas and Mineral Lease dated 06/04/2001, by and between Jane Porter Scott, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 642, of the Official Public Records of Freestone County, Texas (L2332-008-24).

20. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Leland H. Miller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 644, of the Official Public Records of Freestone County, Texas (L2332-008-25).

21. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Margie K. Woods, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 646, of the Official Public Records of Freestone County, Texas (L2332-008-26).

22. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Wallace L. Honeycutt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 648, of the Official Public Records of Freestone County, Texas (L2332-008-27).

23. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Cynthia W. Mueller, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 650, of the Official Public Records of Freestone County, Texas (L2332-008-28).

24. Oil, Gas and Mineral Lease dated 07/20/2001, by and between J.W. Mitchell, Jr., et ux, L. Rae Mitchell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 654, of the Official Public Records of Freestone County, Texas (L2332-010-01).

25. Oil, Gas and Mineral Lease dated 07/12/2001, by and between Albin J. Kaptchinskie, et ux, Malvina J. Kaptchinskie, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 493, of the Official Public Records of Freestone County, Texas (L2332-011-01).

26. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Margaret Rose Tomme, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on September 21, 2001 in Volume 1171, Page 495, of the Official Public Records of Freestone County, Texas (L2332-013-03).

27. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Virgina Marzie Estes, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 656, of the Official Public Records of Freestone County, Texas (L2332-013-06).

28. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Charles W. Free, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 658, of the Official Public Records of Freestone County, Texas (L2332-013-07).

29. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Ozias Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 660, of the Official Public Records of Freestone County, Texas (L2332-014-07).

30. Oil, Gas and Mineral Lease dated 06/14/2001, by and between Woodrow Jackson, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 662, of the Official Public Records of Freestone County, Texas (L2332-014-09).

31. Oil, Gas and Mineral Lease dated 06/20/2001, by and between Jack Mauldin, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 664, of the Official Public Records of Freestone County, Texas (L2332-017-02).

32. Oil, Gas and Mineral Lease dated 06/20/2001, by and between Charles W. Welch, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 666, of the Official Public Records of Freestone County, Texas (L2332-017-03).

33. Oil, Gas and Mineral Lease dated 06/21/2001, by and between Jon B. Holloway, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 668, of the Official Public Records of Freestone County, Texas (L2332-017-04).

34. Oil, Gas and Mineral Lease dated 05/10/2001, by and between Ann Pinchak, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on August 10, 2001 in Volume 1167, Page 670, of the Official Public Records of Freestone County, Texas (L2332-018-01).

                               END OF EXHIBIT "A"

                                  EXHIBIT "A"

1. Oil, Gas and Mineral Lease dated 03/08/2001, by and between Henry L. Fullerton, dealing herein with his sole and separat, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 7/9/2001, File# 0011235, Volume 2099, Page 006, of the Official Public Records of Henderson County, Texas (P2329-001-01).

2. Oil, Gas and Mineral Lease dated 03/08/2001, by and between O.M. Fullerton, dealing in his sole and separate property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 7/9/2001, File# 0011234, Volume 2099, Page 002, of the Official Public Records of Henderson County, Texas (P2329-001-02).

3. Oil, Gas and Mineral Lease dated 03/15/2001, by and between Nancy C. Bullock, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13388, Volume 2109, Page 223 of the Official Public Records of Henderson County, Texas (P2329-002-00).

4. Oil, Gas and Mineral Lease dated 03/19/2001, by and between Joseph D. Allison and wife, Barbara E. Allison, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13389, Volume 2109, Page 226, of the Official Public Records of Henderson County, Texas (P2329-004-01).

5. Oil, Gas and Mineral Lease dated 03/15/2001, by and between Georgia Durham, a widow, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13390, Volume 2109, Page 229, of the Official Public Records of Henderson County, Texas (P2329-004-02).

6. Oil, Gas and Mineral Lease dated 03/16/2001, by and between Jessie Nell Dixon, daughter of Emma B. Ramsey, deceased, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13391, Volume 2109, Page 232, of the Official Public Records of Henderson County, Texas (P2329-005-01).

7. Oil, Gas and Mineral Lease dated 03/16/2001, by and between Nelda Jean Loper, as Lessor and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13392, Volume 2109, Page 235, of the Official Public Records of Henderson County, Texas (P2329-005-02).

8. Oil, Gas and Mineral Lease dated 03/15/2001, by and between Leon Durhan, Jr., dealing herein in his sole and separate pr, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13393, Volume 2109, Page 238, of the Official Public Records of Henderson County, Texas (P2329-005-03).

9. Oil, Gas and Mineral Lease dated 03/27/2001, bay and between Junaita Stillwell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13394, Volume 2109, Page 241, of the Official Public Records of Henderson County, Texas (P2329-010-01).

10. Oil, Gas and Mineral Lease dated 03/19/2001, by and between Michnel M. Cade and wife, Billie Cade, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13395, Volume 2109, Page 244, of the Official Public Records of Henderson County, Texas (P2329-017-01).

11. Oil, Gas and Mineral Lease dated 05/04/2001, by and between Paul Adron Neill and wife Dianna Neill, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13396, Volume 2109, Page 247, of the Official Public Records of Henderson County, Texas (P2329-017-02).

12. Oil, Gas and Mineral Lease dated 03/22/2001, by and between Edward E. Evans and wife Patricia Evans, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13397, Volume 2109, Page 251, of the Official Public Records of Henderson County, Texas (P2329-018-01).

13. Oil, Gas and Mineral Lease dated 03/28/2001, by and between E.W. Carnes and wife, Betty L. Carnes, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13398, Volume 2109, Page 254, of the Official Public Records of Henderson County, Texas (P2329-019-01).

14. Oil, Gas and Mineral Lease dated 04/02/2001, by and between Donn Watt, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 8/13/2001, File# 13399, Volume 2109, Page 257, of the Official Public Records of Henderson County, Texas (P2329-024-01).

                                  EXHIBIT "A"

Attached to and made a part of certain Joint Venture Agreement dated October 1, 2001 by and between Union Oil Company of California and Ivanhoe Energy (USA) Inc.

                            LEASE BURDENS ON LEASES
                            DESCRIBED ON EXHIBIT "A"

SOUTHWEST ATHENS PROSPECT
LOUDY PROSPECT
NE CAVUGA PROSPECT
MALAKOFF PROSPECT

An Overriding Royalty to R.A.M. Energy, Inc. equal to the difference between existing burdens and twenty two percent of eight-eights (22% of 8/8's).

An undivided 9.375% net profits interest to Geneve Energy Partners, LLC.

The overriding royalty and the net profits interest described above does not apply to any leases acquired in the Malakoff Prospects and the NE Cayuga Prospect situated outside of that certain 78,445 acre AMI attached hereto as Exhibit "A-1".

LONE STAR PROSPECT

An overriding royalty to R.A.M. Energy, Inc. of an undivided three percent of eight-eights (3% of 8/8's).

CATFISH CREEK PROSPECT
PHOENIX PROSPECT

An overriding royalty to R.A.M. Energy, Inc. of an undivided two percent of eight-eights (2% of 8/8's).